Exhibit 10.31
             	AMENDED AND RESTATED CREDIT AGREEMENT


                           	Among

                 	McMoRan OIL & GAS LLC,
                       	as Borrower,


          	CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                        	as Agent,

                           	and

                	THE LENDERS SIGNATORY HERETO

                 	Dated as of June 15, 2000





             	$75,000,000 Revolving Credit Facility



                    	TABLE OF CONTENTS
                                                        	Page

ARTICLE I
Definitions and Accounting Matters	-1-
Section 1.01  Terms Defined Above	-1-
Section 1.02  Certain Defined Terms	-1-
Section 1.03  Accounting Terms and Determinations	-16-

ARTICLE II
Commitments	-17-
Section 2.01  Tranche A Loans and Tranche A Letters of Credit	-17-
Section 2.02  Borrowings, Continuations and Conversions, Tranche A
Letters of Credit	-18-
Section 2.03  Changes of Commitments	-20-
Section 2.04  Fees	-20-
Section 2.05  Several Obligations	-21-
Section 2.06  Tranche A Notes	-21-
Section 2.07  Prepayments and Releases	-22-
Section 2.08  Borrowing Base	-23-
Section 2.09  Assumption of Risks	-25-
Section 2.10  Obligation to Reimburse and to Prepay	-26-
Section 2.11  Lending Offices	-28-

ARTICLE III
Payments of Principal and Interest	-28-
Section 3.01  Repayment of Tranche A Loans	-28-
Section 3.02  Interest	-28-
Section 3.03  Subordination of the Tranche B Indebtedness and
Offer of Assignment	-29-

ARTICLE IV
Payments; Pro Rata Treatment; Computations; Etc.	-29-
Section 4.01  Payments	-29-
Section 4.02  Pro Rata Treatment	-30-
Section 4.03  Computations	-30-
Section 4.04  Non-receipt of Funds by the Agent	-31-
Section 4.05  Set-off, Sharing of Payments, Etc	-31-
Section 4.06  Taxes	-32-
Section 4.07  Disposition of Proceeds	-35-

ARTICLE V
Capital Adequacy	-35-
Section 5.01  Additional Costs	-35-
Section 5.02  Limitation on Tranche A Eurodollar Loans	-37-
Section 5.03  Illegality	-38-
Section 5.04  Tranche A Base Rate Loans Pursuant to Sections 5.01, 5.02 and
5.03	-38-
Section 5.05  Compensation	-38-
Section 5.06  Replacement Lenders	-39-

ARTICLE VI
Conditions Precedent	-40-
Section 6.01  Initial Funding	-40-
Section 6.02  Initial and Subsequent Tranche A Loans and Tranche A
Letters of Credit	-42-
Section 6.03  Conditions Relating to Tranche A Letters of Credit	-42-

ARTICLE VII
Representations and Warranties	-43-
Section 7.01  Existence	-43-
Section 7.02  Financial Condition	-43-
Section 7.03  Litigation	-44-
Section 7.04  No Breach	-44-
Section 7.05  Authority	-44-
Section 7.06  Approvals	-45-
Section 7.07  Use of Tranche A Loans	-45-
Section 7.08  ERISA	-45-
Section 7.09  Taxes	-46-
Section 7.10  Titles, etc	-46-
Section 7.11  No Material Misstatements	-47-
Section 7.12  Investment Company Act	-47-
Section 7.13  Public Utility Holding Company Act	-47-
Section 7.14  Subsidiaries	-48-
Section 7.15  Location of Business and Offices	-48-
Section 7.16  Defaults	-48-
Section 7.17  Environmental Matters	-48-
Section 7.18  Compliance with the Law	-49-
Section 7.19  Insurance	-50-
Section 7.20  Hedging Agreements	-50-
Section 7.21  Restriction on Liens	-50-
Section 7.22  Material Agreements	-50-
Section 7.23  Gas Imbalances	-51-

ARTICLE VIII
Affirmative Covenants	-51-
Section 8.01  Financial Statements	-51-
Section 8.02  Litigation	-53-
Section 8.03  Maintenance, Etc.	-53-
Section 8.04  Environmental Matters	-55-
Section 8.05  Further Assurances	-56-
Section 8.06  Performance of Obligations	-56-
Section 8.07  Engineering Reports	-56-
Section 8.08  Title Information	-57-
Section 8.09  Collateral	-58-
Section 8.10  ERISA Information and Compliance	-59-
Section 8.11  Applicability of Affirmative Covenants	-59-

ARTICLE IX
Negative Covenants	-59-
Section 9.01  Debt	-60-
Section 9.02  Liens	-61-
Section 9.03  Investments, Loans and Advances	-62-
Section 9.04  Dividends, Distributions and Redemptions	-63-
Section 9.05  Sales and Leasebacks	-63-
Section 9.06  Nature of Business	-63-
Section 9.07  Mergers, Etc.	-64-
Section 9.08  Proceeds of Tranche A Notes	-64-
Section 9.09  ERISA Compliance	-64-
Section 9.10  Sale or Discount of Receivables	-66-
Section 9.11  Ratio of Debt to EBITDAX	-66-
Section 9.12  Interest Coverage Ratio	-66-
Section 9.13	Sale of Oil and Gas Properties	-66-
Section 9.14 	Environmental Matters	-66-
Section 9.15  Transactions with Affiliates	-66-
Section 9.16  Subsidiaries	-67-
Section 9.17  	Negative Pledge Agreements	-67-
Section 9.18  Gas Imbalances, Take-or-Pay or Other Prepayments	-68-
Section 9.19  Applicability of Negative Covenants	-68-
Section 9.20  "Margin Calls" on Hedging Agreements	-68-

ARTICLE X
Events of Default; Remedies	-68-
Section 10.01  Events of Default	-68-
Section 10.02  Remedies	-70-

ARTICLE XI
The Agent	-71-
Section 11.01  Appointment, Powers and Immunities	-71-
Section 11.02  Reliance by Agent	-72-
Section 11.03  Defaults	-72-
Section 11.04  Rights as a Lender	-72-
Section 11.05  INDEMNIFICATION	-73-
Section 11.06  Non-Reliance on Agent and other Lenders	-73-
Section 11.07  Action by Agent	-74-
Section 11.08  Resignation or Removal of Agent	-74-

ARTICLE XII
Miscellaneous	-75-
Section 12.01  Waiver	-75-
Section 12.02  Notices	-75-
Section 12.03  Payment of Expenses, Indemnities, etc	-75-
Section 12.04  Amendments, Etc	-78-
Section 12.05  Successors and Assigns	-78-
Section 12.06  Assignments and Participations	-78-
Section 12.07  Invalidity	-80-
Section 12.08  Counterparts	-80-
Section 12.09  References	-80-
Section 12.10  Survival	-80-
Section 12.11  Captions	-81-
Section 12.12  NO ORAL AGREEMENTS	-81-
Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION	-81-
Section 12.14  Interest	-82-
Section 12.15  Confidentiality	-83-
Section 12.16  Effectiveness	-84-
Section 12.17	Assignment of Tranche B Loans	-84-
Section 12.18	Tranche A Security Instruments	-85-
Section 12.19  EXCULPATION PROVISIONS	-85-
Section 12.20  Coordinating Provision	-85-


THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 2000 is among:
McMoRan OIL & GAS LLC (successor by merger with McMoRan Oil & Gas Co.), a limited liability company formed under the laws of the State of Delaware (together with its successors and assigns, the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in
Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

	R E C I T A L S

A.	Pursuant to that certain Amended and Restated Credit Agreement dated as of January 14, 2000, by and among the Borrower, the Agent and the lenders party thereto (such Amended and Restated Credit Agreement, as heretofore amended and supplemented, the "Existing Credit Agreement"), the Borrower received certain loans and extensions of credit under a revolving credit facility made available to the Borrower under the Existing Credit Agreement, evidenced by those certain promissory notes in the aggregate principal amount of $35,000,000, issued by the Borrower under and pursuant to the Existing Credit Agreement (the "Prior Notes").

B.	The Borrower, the Agent and the Lenders mutually desire to amend and restate in its entirety the Existing Credit Agreement to, among other things, provide for an increase in the revolving credit facility available thereunder. All collateral given as security for the Existing Credit Agreement, other than Brazos A-19 shall continue to secure this Agreement as set forth herein.

C.	In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

	ARTICLE I

	Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Amended and Restated Credit Agreement, the terms "Agent," "Borrower," "Chase," "Existing Credit Agreement," "Lender," "Lenders" and "Prior Notes" shall have the meanings indicated above.

Section 1.02 Certain Defined Terms. As used in this Amended and Restated Credit Agreement, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

"Additional Costs" shall have the meaning assigned such term in Section
5.01(a).


"Affected Tranche A Loans" shall have the meaning assigned such term in
Section 5.04.

"Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person,
(ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 35% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 35% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

"Agreement" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented which shall include, inter alia, Annex I hereto.

"Aggregate Maximum Tranche A Credit Amount" at any time shall equal the sum of the Maximum Tranche A Credit Amounts of the Lenders ($75,000,000), as the same may be reduced pursuant to Section 2.03(b), less the Aggregate Tranche B Commitments.

"Aggregate Maximum Tranche B Credit Amount" shall have the meaning assigned such term in Annex I.

"Aggregate Tranche A Commitments" at any time shall equal the amount calculated in accordance with Section 2.03(a) hereof.

"Aggregate Tranche B Commitments" shall have the meaning assigned such term in Annex I.

"Annex I" shall mean the Terms, Conditions and Provisions Relating to the Tranche B Credit Facility attached hereto and made a part hereof for all purposes.

"Applicable Lending Office" shall mean, for each Lender and for each Type of Tranche A Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Tranche A Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Tranche A Loans of such Type are to be made and maintained.

"Applicable Margin" shall mean two percent (2%) per annum with respect to Tranche A Eurodollar Loans; and one-fourth of one percent (1/4 of 1%) per annum with respect to Tranche A Base Rate Loans.

"Assignment" shall have the meaning assigned such term in Section 12.06(b).

"Base Rate" shall mean, with respect to any Tranche A Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

"Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08(f).

"Borrowing Base Deficiency" shall have the meaning assigned such term in
Section 2.07(c).

"Brazos A-19" shall mean the Hydrocarbon Interests described under the heading "Brazos A-19" in Subpart A of Schedule 7.22 and all Hydrocarbons and Oil and Gas Properties relating thereto.

"Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Tranche A Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

"Closing Date" shall mean June 15, 2000.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

"Consolidated Subsidiaries" shall mean with regard to any entity each Subsidiary of such entity (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such entity in accordance with GAAP.


"Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including principal, interest, fees and charges), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including principal, interest, fees and charges), (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person, contingent or otherwise, guaranteeing or having the economic effect of guaranteeing Debt of others, (h) all obligations of such Person to pay rent or other amounts under a capital lease, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit guaranteeing Debt, (k) all noncontingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above, (l) all obligations under leases which require such Person to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest, (m) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, (n) obligations outstanding for 180 days or more to deliver goods or services including Hydrocarbons in consideration of advance payments,
(o) obligations to pay for goods or services in the event that such goods or services are not actually received or utilized by such Person, (p) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock within two (2) years after the Termination Date (plus any extension of such date), (q) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement, (r) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly received payment; and (s) all obligations of such Person under Hedging Agreements. The Debt of any person shall exclude obligations under leases which are characterized as operating leases.

"Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

"Dollars" and "$" shall mean lawful money of the United States of America.

"EBITDAX" shall mean, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest paid or accrued on the Tranche A Loans to the Borrower and on other Debt of the Borrower during such period, taxes, depreciation, depletion, amortization and exploration expenses. As used herein, "consolidated net income" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income or loss" (or any like caption) on a consolidated income statement of the Borrower and its Consolidated Subsidiaries (before deducting minority interests in net income of Consolidated Subsidiaries, but disregarding all extraordinary or unusual noncash items in calculating such consolidated net income). The calculation of each of the items specified above will exclude items relating to Unrestricted Subsidiaries.

"Effective Date" shall have the meaning assigned such term in Section 12.16.

"Engineering Reports" shall have the meaning assigned such term in Section
2.08.

"Environmental Laws" shall mean any and all applicable Governmental Requirements pertaining to health or the environment in effect in jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

"ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.


"ERISA Event" shall mean (i) with respect to any plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or
(v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

"Eurodollar Rate" shall mean, with respect to any Tranche A Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Tranche A Loan for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Tranche A Eurodollar Loan to be made by the Lenders for such Interest Period.

"Event of Default" shall have the meaning assigned such term in Section 10.01.


"Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law or lien in favor of operators or co-interest owners under contract in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the Tranche A Security Instruments ; (viii) required margin deposits on permitted Hedging Agreements arising in the ordinary course of business; (ix) Liens on assets or Properties not owned as of the Closing Date by the Borrower or any Restricted Subsidiary securing only purchase money Debt of the Borrower or such Restricted Subsidiary permitted by
Section 9.01(f), which Liens are limited to the specific Property the purchase of which is financed by such Debt; (x) Liens existing at the time of acquisition by the Borrower or any Restricted Subsidiary of the majority of the capital stock or other ownership interests or substantially all of the assets of any other Person or existing at the time of the merger of any such other Person into the Borrower or any Restricted Subsidiary, on such capital stock or other ownership interests or assets so acquired or on the assets of the Person so merged into the Borrower or such Restricted Subsidiary; provided, however, that such acquisition or merger (and the discharge of such Liens referred to in the immediately succeeding proviso) shall not otherwise result in an Event of Default or Default; and provided further that all such Liens shall be discharged within 180 days after the date of the respective acquisition or merger; (xi) Liens of lessors of Property (in such capacity) leased by the Borrower or any Restricted Subsidiary pursuant to an operating lease or permitted capital lease, which Lien in any such case is limited to the Property leased thereunder; and
(xii) Liens on equity or debt investments in Third Parties owned by the Borrower or a Restricted Subsidiary (which Lien in any case is limited to such pledged equity or debt investment) which secure Debt of Third Parties or other Third Party obligations (or guaranties thereof); provided that such pledged investments were initially acquired in accordance with Section 9.03.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by Chase.

"Fee Letter" shall mean that certain letter agreement dated June 15, 2000 from Chase to the Borrower, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended, supplemented or replaced from time to time.

"Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

"Form 1001 Certification" shall have the meaning assigned such in Section
4.06(d).

"Form 4224 Certification" shall have the meaning assigned such term in Section 4.06(d).

"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

"Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

"Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

"Halliburton" shall mean Halliburton Company, a Delaware corporation.

"Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

"Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Tranche A Notes or on other Tranche A Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

"Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

"Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

"Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).


"Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

"Initial Funding" shall mean the funding of the initial Tranche A Loans or issuance of the initial Tranche A Letters of Credit, whichever occurs first, pursuant to Section 6.01 hereof.

"Interest Coverage Ratio" shall have the meaning assigned such term in Section 9.12.

"Interest Period" shall mean, with respect to any Tranche A Eurodollar Loan, the period commencing on the date such Tranche A Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section
2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Tranche A Eurodollar Loans would otherwise be for a shorter period, such Tranche A Loans shall not be available hereunder.

"Lender Termination Date" shall have the meaning assigned such term in Section 5.06(c).

"Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.


"Majority Lenders" shall mean, at any time while no Tranche A Loans are outstanding, Lenders having at least seventy-five percent (75%) of the Aggregate Tranche A Commitments and, at any time while Tranche A Loans are outstanding, Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Tranche A Loans (without regard to any sale by a Lender of a participation in any Tranche A Loan under Section 12.06(c)).

"Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and the Restricted Subsidiaries taken as a whole or from the facts represented or warranted in any Tranche A Loan Document, or (ii) the ability of the Borrower and the Restricted Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Tranche A Loan Documents on a timely basis.

"Maximum Tranche A Credit Amount" shall mean, as to each Lender and subject to the limitation set forth in Section 2.03 hereof, the amount set forth opposite such Lender's name on Schedule I under the caption "Maximum Tranche A Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) hereof pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

"MMR" shall mean McMoRan Exploration Co., a Delaware corporation and the sole member of the Borrower.

"Mortgaged Property" shall mean the Property owned by the Borrower or a Restricted Subsidiary and which is subject to the Liens existing and to exist under the terms of the Tranche A Security Instruments.

"Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

"net dividends, distributions and redemptions" (as used in Section 9.04 hereof) shall mean the gross amount of all dividends, distributions and redemptions under Section 9.04 of the Existing Credit Agreement after March 24, 2000, less the amount of cash contributed to the capital of the Borrower after March 24, 2000.

"Notice of Termination" shall have the meaning assigned such term in Section 5.06(a).


"Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

"Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

"Participation Agreement" shall mean the Participation Agreement among the Borrower, Halliburton Energy Services, Inc. and Haliburton dated June 15, 2000.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

"Percentage Share" shall mean the percentage of the Aggregate Tranche A Commitments to be provided by a Lender under this Agreement as indicated on
Schedule I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

"Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.


"Post-Default Rate" shall mean, in respect of any principal of any Tranche A Loan or any other amount payable by the Borrower under this Agreement or any Tranche A Note, a rate per annum during the period commencing on the date of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, for a Tranche A Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of the Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Tranche A Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

"Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

"Principal Office" shall mean the principal office of the Agent, presently located at 600 Travis, Houston, Texas 77002 or such other location as designated by the Agent from time to time.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be June 30, 2000; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

"Redetermination Date" shall have the meaning assigned such term in Section 2.08(a).

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

"Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

"Replacement Lenders" shall have the meaning assigned such term in Section 5.06(b).

"Required Payment" shall have the meaning assigned such term in Section 4.04.


"Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, to be delivered prior to March 1 of each year, setting forth as of prior year-end: (i) the oil and gas reserves attributable to certain of the Borrower's and/or any Restricted Subsidiary's Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower pursuant to Section 8.07(a) prior to September 1 of each year, setting forth, as of July 1 of such year, the information required in clauses (i) and
(ii) of the preceding sentence.

"Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or the Treasurer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

"Restricted Subsidiary" means any direct or indirect Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

"rolling four quarter basis" shall have the meaning assigned such term in
Section 9.11.

"Scheduled Redetermination Date" shall have the meaning assigned such term in
Section 2.08(d).

"SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

"Senior Creditors" shall have the meaning assigned such term in Annex I.

"Senior Obligations" shall have the meaning assigned such term in Annex I.

"Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

"Subordinated Indebtedness" shall have the meaning assigned such term in Annex
I.


"Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

"Taxes" shall have the meaning assigned such term in Section 4.06(a).

"Terminated Lender" shall have the meaning assigned such term in Section
5.06(a).

"Termination Date" shall mean, unless the Tranche A Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, December 31, 2003.

"Third Party" shall have the meaning assigned such term in Section 9.03.

"Tranche A Base Rate Loans" shall mean Tranche A Loans that bear interest at rates based upon the Base Rate.

"Tranche A Commitment" shall mean, for any Lender, its obligation to (i) make Tranche A Loans up to the lesser of such Lender's Maximum Tranche A Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and
(ii) participate in the issuance of Tranche A Letters of Credit as provided in
Section 2.01(b).

"Tranche A Credit Facility" shall mean the revolving credit facility provided for in this Amended and Restated Credit Agreement.

"Tranche A Eurodollar Loans" shall mean Tranche A Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

"Tranche A Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Restricted Subsidiary to the Agent and/or Lenders in connection with the Tranche A Loan Documents and the Tranche A Letters of Credit, and any Hedging Agreements now or hereafter arising between the Borrower or any Restricted Subsidiary and any Lender or any Affiliate of such Lender pertaining to the Tranche A Credit Facility and otherwise permitted by the terms of this Agreement and all renewals, refinancings, extensions and/or rearrangements of any of the above.

"Tranche A LC Commitment" at any time shall mean $7,000,000.00, minus the Tranche B LC Exposure.

"Tranche A LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Tranche A Letters of Credit and the aggregate of all amounts drawn under all Tranche A Letters of Credit and not yet reimbursed.


"Tranche A Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Tranche A Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Tranche A Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

"Tranche A Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Tranche A Letter of Credit" shall mean any one of the Tranche A Letters of Credit and the reimbursement obligations pertaining thereto.

"Tranche A Loan Documents" shall mean this Agreement, the Tranche A Notes and the Tranche A Security Instruments.

"Tranche A Loans" shall mean the loans as provided for by Section 2.01(a).

"Tranche A Notes" shall mean the promissory note or notes (whether one or more) of the Borrower provided for by Section 2.06 and in the form of Exhibit A hereto, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

"Tranche A Security Instruments" shall mean the Tranche A Letters of Credit, the Tranche A Letter of Credit Agreements, the Fee Letter, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Restricted Subsidiary or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Tranche A Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Tranche A Notes or this Agreement, or reimbursement obligations under the Tranche A Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

"Tranche B Agent" shall have the meaning assigned such term in Section 3.03.

"Tranche B Commitment" shall have the meaning assigned such term in Annex I.

"Tranche B Credit Facility" shall mean the $50,000,000 revolving credit facility provided for in Annex I.

"Tranche B Indebtedness" shall have the meaning assigned such term in Annex I.

"Tranche B LC Exposure" shall have the meaning assigned such term in Annex I.

"Tranche B Letters of Credit" shall have the meaning assigned such term in Annex I.

"Tranche B Lenders" shall have the meaning assigned such term in Section 3.03.

"Tranche B Loan Documents" shall have the meaning assigned such term in Annex I.

"Tranche B Loans" shall have the meaning assigned such term in Annex I.

"Tranche B Notes" shall have the meaning assigned such term in Annex I.

"Type" shall mean, with respect to any Tranche A Loan, a Tranche A Base Rate Loan or a Tranche A Eurodollar Loan.

"Unrestricted Subsidiary" shall mean (i) any of the Subsidiaries listed on
Schedule 7.14 hereto as an Unrestricted Subsidiary, (ii) any Subsidiary of any Unrestricted Subsidiary, (iii) any surviving Person (other than the Borrower or a Restricted Subsidiary) into which any of such Persons referred to in clause
(i) or (ii) is merged or consolidated and (iv) any Subsidiary organized after the date of this Agreement and designated as an Unrestricted Subsidiary by the Borrower (pursuant to Section 9.16(b) hereof). By written notice to the Agent, the Borrower may (x) declare any Unrestricted Subsidiary to be a Restricted Subsidiary and such former Unrestricted Subsidiary shall thereafter be deemed to be a Restricted Subsidiary for all purposes of this Agreement (subject to the limitations of this Agreement and pursuant to Section 9.16 hereof) or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Subsidiaries, to be an Unrestricted Subsidiary, subject to the limitations contained in Section 9.03 hereof, and any such former Restricted Subsidiary shall thereafter be deemed to be an Unrestricted Subsidiary for all purposes of this Agreement.

"Wholly-Owned Subsidiary" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of MMR referred to in Section 7.02 (except for changes concurred with by MMR's independent public accountants).




	ARTICLE II

	Commitments

Section 2.01  Tranche A Loans and Tranche A Letters of Credit.

(a)	Tranche A Loans.  Each Lender severally agrees, on the terms of this
Agreement, to make Tranche A Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Tranche A Commitment as then in effect; provided, however, that the aggregate principal amount of all Tranche A Loans by all Lenders hereunder at any one time outstanding together with the Tranche A LC Exposure shall not exceed the Aggregate Tranche A Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow the amount determined pursuant to this Section 2.01(a).

(b)	Tranche A Letters of Credit.  During the period from and including the
Closing Date to but excluding the Termination Date, the Agent, as issuing bank for the Lenders, agrees, on the terms of this Agreement, to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Tranche A Letters of Credit; provided however, the Tranche A LC Exposure at any one time outstanding shall not exceed the lesser of (i) the Tranche A LC Commitment or (ii) the Aggregate Tranche A Commitments, as then in effect, minus the aggregate principal amount of all Tranche A Loans then outstanding. The Lenders shall participate in such Tranche A Letters of Credit according to their respective Percentage Shares.

(c)	Limitation on Types of Tranche A Loans.  Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Tranche A Loans may be Tranche A Base Rate Loans or Tranche A Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than six (6) Tranche A Eurodollar Loans may be outstanding at any time to any Lender.

(d)	Tranche B Loans.  Each Lender severally agrees, upon and subject to the terms and conditions contained in Annex I and prior to any assignment described in Section 12.17 hereof, to make Tranche B Loans to the Borrower and to participate in the issuance of Tranche B Letters of Credit.


Section 2.02 Borrowings, Continuations and Conversions, Tranche A Letters of Credit.

(a)	Borrowings.  The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Tranche A Loans to be borrowed and (in the case of Tranche A Eurodollar Loans) the duration of the Interest Period therefor.

(b)	Minimum Amounts.  All Tranche A Base Rate Loan borrowings shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Tranche A Commitments, if less, or any whole multiple of $1,000,000 in excess thereof, and all Tranche A Eurodollar Loans shall be in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

(c)	Notices.  The initial borrowing and all subsequent borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case may be revocable or irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston, Texas time on the date of each Tranche A Base Rate Loan borrowing and three Business Days prior to the date of each Tranche A Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

(d)	Continuation Options.  Subject to the provisions made in this Section
2.02(d), the Borrower may elect to continue all or any part of any Tranche A Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Tranche A Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Tranche A Eurodollar Loan to a Tranche A Base Rate Loan pursuant to Section 2.02(e). All or any part of any Tranche A Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Tranche A Loan shall be (as to each Tranche A Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Tranche A Eurodollar Loan shall be converted to a Tranche A Base Rate Loan on the last day of the Interest Period applicable thereto.


(e)	Conversion Options.  The Borrower may elect to convert all or any part of any Tranche A Eurodollar Loan on the last day of the then current Interest
Period relating thereto to a Tranche A Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election.
Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Tranche A Base Rate Loan at any time and from time to time to a Tranche A Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Tranche A Loan may be converted as provided herein, provided that (i) any conversion of any Tranche A Base Rate Loan into a Tranche A Eurodollar Loan shall be (as to each such
Tranche A Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Tranche A Base Rate Loan may be converted into a Tranche A Eurodollar Loan.

(f)	Advances.  Not later than 1:00 p.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Tranche A Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

(g)	Tranche A Letters of Credit.  The Borrower shall give the Agent (which shall promptly notify the Lenders of such request) advance revocable or irrevocable notice to be received by the Agent not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Tranche A Letter of Credit hereunder which request shall specify the amount of such Tranche A Letter of Credit, the date (which shall be a Business Day) such Tranche A Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Tranche A Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Tranche A Letter of Credit, the Agent shall issue such Tranche A Letter of Credit to the beneficiary thereof. No Tranche A Letter of Credit shall be issued, renewed, or extended with an expiration date after December 31, 2003.

In conjunction with the issuance of each Tranche A Letter of Credit, the Borrower shall execute a Tranche A Letter of Credit Agreement. In the event of any conflict between any provision of a Tranche A Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.


The Agent will send to the Borrower and each Lender, upon issuance of any Tranche A Letter of Credit, or an amendment thereto, a true and complete copy of such Tranche A Letter of Credit, or such amendment thereto.

Section 2.03  Changes of Commitments.

(a)	The Aggregate Tranche A Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Tranche A Credit Amount after adjustments resulting from reductions pursuant to Section 2.03(b) hereof, or (ii) the Borrowing Base as determined from time to time pursuant to Section 2.08(f) hereof.

(b)	The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Tranche A Credit Amounts at any time or from time to time upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and may be revocable or irrevocable and effective only upon receipt by the Agent. The Aggregate Maximum Tranche A Credit Amounts once terminated or reduced pursuant to this Section 2.03(b) may not be reinstated.

Section 2.04  Fees.

(a)	The Borrower agrees to pay to the Agent, for the account of each Lender, a commitment fee on the daily average of the amount by which the Aggregate Tranche
A Commitments exceed the sum of (A) the Tranche A LC Exposure, plus (B) the aggregate principal amount of all outstanding Tranche A Loans for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Tranche A Commitments are terminated or the Termination Date at a rate per annum equal to one half of one percent (1/2 of 1%).

All such commitment fees shall be calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed. The accrued commitment fees shall be due and payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Tranche A Commitments are terminated or the Termination Date.


(b)	The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Tranche A Letters of Credit on the daily average outstanding of the maximum liability of the Agent existing from time to time under such Tranche A Letter of Credit (calculated separately for each Tranche A Letter of Credit) at the rate of 2% per annum of the daily average outstanding of the maximum liability of the Agent existing from time to time under each Tranche A Letter of Credit, provided that each Tranche A Letter of Credit shall bear a minimum commission of $300.00. Each Tranche A Letter of Credit shall be deemed to be outstanding up to the full face amount of the Tranche A Letter of Credit until the Agent has received the canceled Tranche A Letter of Credit or a written cancellation of the Tranche A Letter of Credit from the beneficiary of such Tranche A Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Tranche A Letter of Credit (other than from a drawing), written notification from the beneficiary of such Tranche A Letter of Credit. Such commissions are payable quarterly in arrears.

(c)	The Agent, for its own account, shall retain 0.125% of the Tranche A
Letter of Credit fee (as described in subsection (b) above) as an issuing fee and shall pay the balance of such Tranche A Letter of Credit fee to the Lenders pro rata.

(d)	The Borrower shall pay to the Agent for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

(e)	If the Borrower exercises its option to cause the Lenders to redetermine the Borrowing Base pursuant to Section 2.08(d), then for each exercise of such option, the Borrower shall pay a fee to the Agent in the amount of $2,000 to be shared by the Lenders pro rata in proportion to their Percentage Share. Such fee shall be due and payable at the time the Borrower gives notice of its election to exercise such option.

Section 2.05 Several Obligations. The failure of any Lender to make any Tranche A Loan to be made by it or to provide funds for disbursements or reimbursements under Tranche A Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Tranche A Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Tranche A Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

Section 2.06 Tranche A Notes. The Tranche A Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Tranche A Credit Amount as in effect and otherwise duly completed and such substitute Tranche A Notes as required by
Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Tranche A Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Tranche A Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Tranche A Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Tranche A Loans or affect the validity of such transfer by any Lender of its Tranche A Notes.


Section 2.07  Prepayments and Releases.

(a)	The Borrower may prepay the Tranche A Base Rate Loans upon one (1)
Business Day's prior notice to the Agent (which shall promptly notify the
Lenders), which notice shall specify the prepayment date (which shall be a
Business Day) and the amount of the prepayment (which shall be at least
$1,000,000 or the remaining aggregate principal balance outstanding on the
Tranche A Notes) and may be revocable or irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.  The Borrower may prepay all or any portion of Tranche A Eurodollar Loans upon not less than three
(3) Business Day's prior notice to the Agent (which shall promptly notify the
Lenders), which notice shall specify the prepayment date (which shall be a
Business Day) and the amount of the prepayment (which shall be at least
$1,000,000 or the remaining aggregate principal balance outstanding on the
Tranche A Notes) and may be revocable or irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. In addition, prepayments of Tranche A Eurodollar Loans shall be subject to the terms of
Section 5.05.(b)	If, after giving effect to any termination or reduction of the
Aggregate Maximum Tranche A Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Tranche A Loans plus the Tranche A
LC Exposure exceeds the Aggregate Maximum Tranche A Credit Amounts, the Borrower
shall (i) prepay the Tranche A Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and
(ii) if any excess remains after prepaying all of the Tranche A Loans, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

(c)	Upon any adjustment or redetermination of the amount of the Borrowing Base in accordance with Sections 2.07(e), 2.08, 8.08(c), 9.03(i) or 9.13 or otherwise, if the adjusted or redetermined Borrowing Base is less than the sum of the aggregate outstanding principal amount of the Tranche A Loans and the Tranche A LC Exposure (a "Borrowing Base Deficiency"), then, subject to the release approval requirements in Section 2.07(e), the Borrower shall cure such Borrowing Base Deficiency by prepaying the Tranche A Loans or reducing the Tranche A LC Exposure in an aggregate principal amount equal to such excess, together with interest on the principal amount paid which has accrued to the date of such prepayment, within 45 days of receipt of written notice thereof.
If such Borrowing Base Deficiency is not cured by the 45th day after the Borrower's receipt of notice of such Borrowing Base Deficiency, then such Borrowing Base Deficiency shall constitute an Event of Default hereunder.


(d)	Following a casualty loss to all or any part of the Oil and Gas Properties constituting the Borrowing Base, all insurance proceeds payable to the Borrower or a Restricted Subsidiary, as applicable, and not used by the Borrower or such Restricted Subsidiary to repair or replace such Properties shall be used by the Borrower or such Restricted Subsidiary to prepay the Tranche A Loans. The Borrowing Base shall be reduced by an amount reasonably determined at the time by the Agent to reflect the contribution to the Borrowing Base of such Oil and Gas Properties not repaired or replaced and such Oil and Gas Properties shall no longer be included in the Borrowing Base.

(e)	Upon the request of the Borrower, the Agent shall release any Oil and Gas
Properties from the Lien of the Security Documents; provided that (i) at the time of such request, no Event of Default shall have occurred and be continuing or be occasioned by such action and (ii) with respect to Oil and Gas Properties included in the Borrowing Base, the Borrowing Base shall be reduced by an amount reasonably determined at the time by the Agent to reflect the contribution to the Borrowing Base of such Oil and Gas Properties so released and any such Oil and Gas Properties so released shall no longer be included in the Borrowing Base and no Borrowing Base Deficiency shall exist before or be occasioned by the requested release (unless such Borrowing Base Deficiency is cured contemporaneously with any such requested release). With respect to any releases (i) of non-borrowing base Properties, only the Agent's consent shall be required and same shall not be withheld so long as the other requirements of
Section 2.07(e) are satisfied, (ii) of 10% or less of the Borrowing Base Properties (based on the present value of the assets to be released as shown on the most recent Engineering Reports), only the Agent's consent shall be required, and (iii) of more than 10% of the Borrowing Base Properties (based on the present value of the assets to be released as shown on the most recent Engineering Report), the prior written consent of all of the Lenders is required.

(f)	Prepayments permitted or required under this Section 2.07 shall be without notice, premium or penalty, except as required under Section 5.05 for prepayment of Tranche A Eurodollar Loans. Any prepayments on the Tranche A Loans may be reborrowed subject to the then effective Aggregate Tranche A Commitments.

Section 2.08  Borrowing Base.

(a)	During the period from and after the Closing Date until the first scheduled redetermination of the Borrowing Base (scheduled to be October 15, 2000) in accordance with this Section 2.08, the amount of the Borrowing Base shall be $10,000,000. The Borrowing Base shall be redetermined in accordance with Sections 2.08(b), 2.08(c) and 2.08(d) by the Agent with the concurrence of the Majority Lenders. Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in
Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations.


(b)	Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), the Agent will redetermine the Borrowing Base. Such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Borrowing Base within 30 days following receipt by the Agent and the Lenders of the applicable Engineering Reports in a timely and complete manner, with respect to each scheduled redetermination of the Borrowing Base. After having received notice of such proposal by the Agent, each Lender shall have 14 days to agree or disagree with such proposal. If at the end of the 14 days, any Lender shall have not communicated its approval or disapproval, such silence shall be deemed to be an approval. If within such 14 day period the Majority Lenders have approved or been deemed to approve the Agent's proposal, then the Agent's proposal shall be the new Borrowing Base; provided, however, an increase in the Borrowing Base shall require the approval of 100% of the Lenders before such increase shall become effective. If however, the Majority Lenders have not approved or been deemed to approve the Agent's proposal within 14 days, the Majority Lenders shall, within a reasonable period of time, agree on a new Borrowing Base. The first scheduled redetermination of the Borrowing Base is to occur on October 15, 2000.

(c)	The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.


(d)	(i) So long as any of the Tranche A Commitments are in effect and until payment in full of all Tranche A Loans hereunder, on or around the fifteenth
(15th) day of each October and April, commencing October 15, 2000 (each being a "Scheduled Redetermination Date"), the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). (ii) In addition to the scheduled redeterminations pursuant to clause (i) of this Section 2.08(d), the Majority Lenders or the Borrower may each initiate a redetermination of the Borrowing Base as they so elect; provided, however, only one such unscheduled redetermination may be elected between each Scheduled Redetermination Date. If such redetermination is initiated by the Majority Lenders, the Agent shall specify in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur. Each such redetermination shall be made in accordance with Sections 2.08(b) and (c); provided, however, the Agent shall propose to the Lenders the redetermined Borrowing Base within 14 days following receipt by the Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the Majority Lenders shall have 14 days to agree or disagree with such proposal. If at the end of the 14 days, the Majority Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Agent's proposal shall be the new Borrowing Base; provided, however, an increase in the Borrowing Base shall require the approval of 100% of the Lenders before such increase shall become effective. If however, the Majority Lenders notify Agent within 14 days of their disapproval, the Majority Lenders shall, within a reasonable period of time, agree on a new Borrowing Base.

(e)	The Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

(f)	Upon the Borrower's receipt of written notice from the Agent of the amount of the Borrowing Base then in effect, the Agent and the Borrower shall mutually agree on the portion of such Borrowing Base to be accepted by the Borrower as the Borrowing Base. During the period from and after the Closing Date to and including the effective date of the next designation of the Borrowing Base in accordance with this Section 2.08(f), the amount of the Borrowing Base shall be $10,000,000.

(g)	In addition to the scheduled and unscheduled redeterminations of the
Borrowing Base pursuant to this Section 2.08, the Borrowing Base in effect from time to time is subject to reductions and adjustments made in accordance with Sections 2.07(e), 2.07(f), 8.08(c), 9.03(i) or 9.13.

(h)	So long as any of the Tranche A Commitments are in effect or any Tranche A
LC Exposure or Tranche A Loans are outstanding hereunder, the Tranche A Loans and Tranche A Letters of Credit shall be governed by the then effective
Borrowing Base.


Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Tranche A Letter of Credit or any transferee thereof with respect to its use of such Tranche A Letter of Credit. Neither the Agent (except in the case of willful misconduct or bad faith on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Tranche A Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Tranche A Letter of Credit to comply fully with conditions required in order to draw upon any Tranche A Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the Tranche A Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Tranche A Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

Section 2.10  Obligation to Reimburse and to Prepay.


(a)	If a disbursement by the Agent is made under any Tranche A Letter of
Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Agent under the Tranche A Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Tranche A Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Tranche A Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Tranche A Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of notice of such disbursement to and including the date of repayment in full of such disbursed amount; provided that the Borrower may repay any such disbursement with a Tranche A Loan if all of the conditions for the making of such a loan are met under this Agreement. The obligations of the Borrower under this Agreement with respect to each Tranche A Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Tranche A Letter of Credit or any of the Tranche A Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Tranche A Letter of Credit or any of the Tranche A Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Tranche A Letter of Credit or any transferee of any Tranche A Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Tranche A Letter of Credit, the Tranche A Security Instruments, the transactions contemplated hereby or any unrelated transaction;
(iv) any statement, certificate, draft, notice or any other document presented under any Tranche A Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Tranche A Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Tranche A Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Tranche A Letter of Credit.

(b)	In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b), (c) and (d) hereof or the maturity of the Tranche A Notes, whether by acceleration or otherwise, an amount equal to the Tranche A LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Tranche A Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Tranche A Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the Tranche A LC Exposure in an interest bearing account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Tranche A Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Tranche A Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Tranche A Notes or the Tranche A Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Tranche A Letters of Credit have ceased.


(c)	Each Lender severally and unconditionally agrees that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Tranche A Letter of Credit that is not reimbursed according to this Section 2.10.

Section 2.11 Lending Offices. The Tranche A Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Tranche A Loans of such Type.


	ARTICLE III

	Payments of Principal and Interest

Section 3.01 Repayment of Tranche A Loans. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section
3.01. On the Termination Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Tranche A Notes.

Section 3.02 Interest. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Tranche A Loan made by such Lender for the period commencing on the date such Tranche A Loan is made to but excluding the date such Tranche A Loan shall be paid in full, at the following rates per annum:

(i)	if such a Tranche A Loan is a Tranche A Base Rate Loan, the Base Rate (as
in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

(ii)	if such a Tranche A Loan is a Tranche A Eurodollar Loan, for each Interest
Period relating thereto, the Eurodollar Rate for such Tranche A Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Tranche A Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Tranche A Loan Document or under any Tranche A Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.


Accrued interest on Tranche A Base Rate Loans shall be payable on each Quarterly Date commencing on June 30, 2000, and accrued interest on each Tranche A Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Tranche A Eurodollar Loan that is converted into a Tranche A Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

Section 3.03	Subordination of the Tranche B Indebtedness and Offer of
Assignment. Reference is hereby made to Sections 3.15 and 3.16 of Annex I with respect to the subordination provisions of Sections 3.03 through 3.18 of Annex
I. Each of the Lenders hereby agrees for the benefit of the holders of the Tranche B Indebtedness ("Tranche B Lenders") and Chase, in its capacity as administrative agent for such holders (in such capacity, together with its successors in such capacity, "Tranche B Agent"), that in consideration for the subordination provisions contained in Sections 3.03 through 3.18 of Annex I, (a) the maturity of the Tranche A Credit Facility shall not be extended past December 31, 2003 without the prior written consent of the Tranche B Lenders and Halliburton and (b) if Halliburton is called upon to perform under the Halliburton Guaranty (as defined in Annex I) and Halliburton performs under the Halliburton Guaranty and pays in full all amounts owing under and in connection with the Tranche B Credit Facility and if an Event of Default is declared by the Lenders hereunder, then the Lenders (or an agent operating on their behalf) will
(i) use reasonable efforts to give notice to Halliburton and the Tranche B Agent of the Event of Default, (ii) offer within ten (10) Business Days to sell the Tranche A Indebtedness to the Tranche B Lenders at par including all amounts owing in connection with the Tranche A Loan Documents, and (iii) upon acceptance by the Tranche B Lenders of the offer described in clause (ii) within said ten
(10) Business Days of such offer, assign to the Tranche B Lenders (utilizing the Form of Assignment attached as Exhibit I of Annex I) all the Lenders' rights under the Tranche A Loan Documents and any Liens securing those rights upon payment in full within said ten-day period of all amounts owing in connection with the Tranche A Loan Documents. In addition, the Lenders will use reasonable efforts to give the Tranche B Agent written notice of any foreclosure actions initiated by the Lenders on any Property upon which the Agent has a Lien either
(x) at the time notice is given to the Borrower, or (y) at the time any otherwise required statutory notices would be given. Nothing contained in this
Section 3.03 shall in any way prejudice the Lenders' and the Agent's rights to, or prevent the Lenders or the Agent from, foreclosing on any collateral covered by the Security Instruments or prejudice any rights of the Tranche B Agent or the Tranche B Lenders to enforce the Halliburton Guaranty or in any way affect or impair Halliburton's obligations under the Halliburton Guaranty or prohibit or restrict the Senior Creditors' rights to sell and assign the Senior Obligations to others after the ten-day period referenced in this Section 3.03.



	ARTICLE IV

	Payments; Pro Rata Treatment; Computations; Etc.

Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Tranche A Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Tranche A Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (iii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Tranche A Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Tranche A Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Tranche A Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Tranche A Loans comprised of Tranche A Base Rate Loans.

Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under
Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Sections 2.04(a), (b) and (c) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Tranche A Credit Amounts or the Aggregate Tranche A Commitments under Section 2.03(b) shall be applied to the Maximum Tranche A Credit Amount or the Tranche A Commitment of each Lender, as the case may be, pro rata according to the amounts of its respective Tranche A Commitment; (ii) each payment of principal of Tranche A Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Tranche A Loans held by the Lenders; and (iii) each payment of interest on Tranche A Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Tranche A Letters of Credit shall be made for account of the Agent or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.


Section 4.03 Computations. Interest on Tranche A Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Tranche A Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Tranche A Loan or a payment under a Tranche A Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

Section 4.05  Set-off, Sharing of Payments, Etc.

(a)	The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Restricted Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Tranche A Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.


(b)	If any Lender shall obtain payment of any principal of or interest on any
Tranche A Loan made by it to the Borrower under this Agreement (or reimbursement as to any Tranche A Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Tranche A Loans (or participations in Tranche A Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Tranche A Loans held by each of the Lenders (or reimbursements of Tranche A Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Tranche A Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Tranche A Loans (or Tranche A Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

Section 4.06  Taxes.


(a)	Payments Free and Clear.  Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office,
(ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b)	Other Taxes.  In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Tranche A Security Instrument (hereinafter referred to as "Other Taxes").

(c)	INDEMNIFICATION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW, BUT SUBJECT TO SECTION 4.06(d)(ii), THE BORROWER WILL INDEMNIFY EACH
LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES
(INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY
SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR.

IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE
AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND
OR CREDIT.

(d)	Lender Representations.


(i)	Each Lender represents that it is either (1) a corporation or banking association organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subse-quent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or
(ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

(ii)	For any period with respect to which a Lender has failed to provide the
Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

(iii)	Any Lender claiming any additional amounts payable pursuant to this
Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

Section 4.07 Disposition of Proceeds. The Tranche A Security Instruments contain an assignment by the Borrower or a Restricted Subsidiary, as the case may be, unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Tranche A Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Tranche A Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Tranche A Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or such Restricted Subsidiary.

	ARTICLE V

	Capital Adequacy

Section 5.01  Additional Costs.


(a)	Eurodollar Regulations, etc.  The Borrower shall pay directly to each
Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Tranche A Eurodollar Loans or issuing or participating in Tranche A Letters of Credit hereunder or its obligation to make any Tranche A Eurodollar Loans or issue or participate in any Tranche A Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Tranche A Eurodollar Loans, Tranche A Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Tranche A Note in respect of any of such Tranche A Eurodollar Loans or Tranche A Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Tranche A Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Tranche A Commitment or Tranche A Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Tranche A Note (or any of such extensions of credit or liabilities) or such Lender's Tranche A Commitment or Tranche A Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this
Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Tranche A Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this
Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Tranche A Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(b)	Regulatory Change.  Without limiting the effect of the provisions of
Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Tranche A Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Tranche A Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Tranche A Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(c)	Capital Adequacy.  Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Tranche A Commitment, its Tranche A Notes, its Tranche A Loans or any interest held by it in any Tranche A Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

(d)	Compensation Procedure.  Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall deliver such notice to the Borrower as soon as practicable and in any event within ninety (90) days after the change or other event giving rise to the incurrence of such additional costs and shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Tranche A Loans or its obligation to make Tranche A Loans or issue Tranche A Letters of Credit, or on amounts receivable by it in respect of Tranche A Loans or Tranche A Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

Section 5.02 Limitation on Tranche A Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

(i)	the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Tranche A Eurodollar Loans as provided herein; or


(ii)	the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Tranche A Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Tranche A Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Tranche A Eurodollar Loans.

Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Tranche A Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Tranche A Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Tranche A Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

Section 5.04  Tranche A Base Rate Loans Pursuant to Sections 5.01, 5.02 and
5.03. If the obligation of any Lender to make Tranche A Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Tranche A Loans"), all Affected Tranche A Loans which would otherwise be made by such Lender shall be made instead as Tranche A Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Tranche A Loans of such Lender then outstanding shall be automatically converted into Tranche A Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Tranche A Loans are so made as (or converted into) Tranche A Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Tranche A Loans shall be applied instead to its Tranche A Base Rate Loans.

Section 5.05  Compensation.  The Borrower shall pay to each Lender within thirty
(30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

(i)	any payment, prepayment or conversion of a Tranche A Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Tranche A Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Tranche A Loan;


(ii)	any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Tranche A Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c); or

(iii)	the revocation by the Borrower of (a) a revocable notice of borrowing delivered pursuant to Section 2.02(c) or (b) a revocable request for the issuance of a Tranche A Letter of Credit delivered pursuant to Section 2.02(g) or (c) a revocable notice of reduction or termination delivered pursuant to
Section 2.03(b) or (d) a revocable notice of prepayment delivered pursuant to
Section 2.07(a).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Tranche A Loan (or, in the case of a failure to borrow, the Interest Period for such Tranche A Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Tranche A Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

Section 5.06  Replacement Lenders.

(a)	If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 hereof or has required the Borrower to make payments for Taxes under Section 4.06 hereof, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Tranche A Commitment of any Lender (other than the Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").


(b)	In order to effect the termination of the Tranche A Commitment of the
Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Tranche A Commitment or Tranche A Commitments and/or
(ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Tranche A Commitment or Tranche A Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Tranche A Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Tranche A Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Tranche A Commitment of the Terminated Lender.

(c)	The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Tranche A Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Tranche A Commitment to be assigned to each Replacement Lender.


(d)	On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Tranche A Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Tranche A Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Tranche A Loans (if any) then outstanding and participation interests in Tranche A Letters of Credit (if any) then outstanding (pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Tranche A Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Tranche A Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 5.05.

(e)	If any Lender is replaced pursuant to this Section 5.06 with respect to such Lender's Tranche A Commitment, such Lender shall also be terminated and replaced with regard to its Tranche B Commitment and any Replacement Lenders shall be joined pro rata in the Tranche A Commitment and the Tranche B Commitment.



	ARTICLE VI

	Conditions Precedent

Section 6.01  Initial Funding.

The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section
2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

(a)	A certificate of the Secretary of MMR  setting forth (i) resolutions of the board of directors of MMR, as the sole member of the Borrower, with respect to the authorization of the Borrower to execute and deliver the Tranche A Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of MMR and the Borrower (y) who are authorized to sign the Tranche A Loan Documents to which Borrower is a party and
(z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, (iv) the limited liability company agreement of the Borrower, and (v) the certificate of formation filed with the Delaware Secretary of State, as amended, all certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from MMR or the Borrower to the contrary.

(b)	Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower.

(c)	A compliance certificate which shall be substantially in the form of
Exhibit C, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

(d)	The Tranche A Notes, duly completed and executed.

(e)	An opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
L.L.P.  counsel to the Borrower, substantially in the form of Exhibit D hereto.

(f)	A certificate of insurance coverage of the Borrower evidencing that the
Borrower is carrying insurance in accordance with Section 7.19 hereof.

(g)	Receipt by the Agent of the fees due and payable after the Closing Date as provided for in the Fee Letter.

(h)	Receipt by the Agent of each of the Tranche A Security Instruments, including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary, and otherwise in recordable form and substance satisfactory to the Agent.

(i)	Receipt by the Agent of such title information as the Agent may require from attorneys satisfactory to the Agent setting forth the status of title to 100% of the value of the Hydrocarbon Interests included in the Borrowing Base.

(j)	The Agent shall have been furnished with appropriate UCC search certificates reflecting no prior Liens.

(k)	Receipt by the Agent of such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

(l)	The Borrower shall be in compliance with all covenants and agreements contained in Article VIII and Article IX (after giving effect to the requested Tranche A Loan).

(m)	The Tranche B Loans shall be fully advanced and there shall be no availability for Tranche B Loans under the Aggregate Maximum Tranche B Credit Amounts (as defined in Annex I).

(n)	No Default shall have occurred and be continuing under Annex I.


Section 6.02 Initial and Subsequent Tranche A Loans and Tranche A Letters of Credit. The obligation of the Lenders to make Tranche A Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Tranche A Letters of Credit for the account of the Borrower (including the Initial Funding) and to increase the Borrowing Base in accordance with
Section 6.02 is subject to the further conditions precedent that, as of the date of such Tranche A Loans or Tranche A Letters of Credit or increase, as the case may be, and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; (iii) the representations and warranties made by the Borrower in Article VII and by the Borrower or any Restricted Subsidiary in the Tranche A Security Instruments shall be true on and as of the date of the making of such Tranche A Loans or issuance, renewal, extension or reissuance of a Tranche A Letter of Credit or increase of the Borrowing Base, as the case may be, with the same force and effect as if made on and as of such date and following such new borrowing, issuance or increase, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary; and (iv) the aggregate outstanding amount of investments, loans and advances permitted by Section 9.03(i) and net dividends, distributions and redemptions permitted by Section 9.04, shall not exceed $7,000,000. Each request for a borrowing or issuance, renewal, extension or reissuance of a Tranche A Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Tranche A Letter of Credit, as of the date thereof).

Section 6.03 Conditions Relating to Tranche A Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Tranche A Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

(a)	At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Tranche A Letter of Credit, the Agent shall have received a written request for a Tranche A Letter of Credit, in accordance with Section 2.02(g) hereof.

(b)	Each of the Tranche A Letters of Credit shall (i) be issued by the Agent,
(ii) contain such terms and provisions as are reasonably required by the Agent,
(iii) be for the account of the Borrower and (iv) expire not later than the earlier of one (1) year from the date of issuance, renewal, extension or reissuance or two (2) days before the Termination Date.

(c)	The Borrower shall have duly and validly executed and delivered to the
Agent a Tranche A Letter of Credit Agreement pertaining to the Tranche A Letter of Credit.


	ARTICLE VII

	Representations and Warranties

The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Tranche A Letter of Credit as provided in
Section 6.03):

Section 7.01  Existence.  Each of the Borrower and each Restricted Subsidiary:
(i) is a corporation or limited liability company duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.


Section 7.02 Financial Condition. The audited consolidated financial statements of MMR and its Consolidated Subsidiaries as at December 31, 1999, and the balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1999 and the related statement of income, member's capital and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, in each case as included in the consolidating statements of MMR and its Consolidated Subsidiaries as of said date with the opinion thereon of Arthur Andersen LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2000 and the related consolidated statements of income, members capital and cash flow of the Borrower and its Consolidated Subsidiaries for the three-month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date and the results of its operations for the fiscal year and the three-month period ended on said date, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case, that would be required to be reserved for in the Financial Statements in accordance with GAAP, except as referred to or reflected or provided for in the Financial Statements or in
Schedule 7.02. Except as set forth on Schedule 7.10, since March 31, 2000, there has been no change or event having a Material Adverse Effect. Except as set forth on Schedule 7.10, since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Borrower to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of the Borrower, or impair the validity or enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement or any of the other Tranche A Loan Documents to which it is a party, in each case, taking into account any applicable insurance.


Section 7.04 No Breach. Neither the execution and delivery of the Tranche A Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Restricted Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Restricted Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Tranche A Loan Documents and those permitted under Section 9.02.

Section 7.05 Authority. The Borrower and each Restricted Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Tranche A Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Restricted Subsidiary of the Tranche A Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Tranche A Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Restricted Subsidiary, enforceable in accordance with their terms.

Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Restricted Subsidiary of the Tranche A Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Tranche A Security Instruments as required by this Agreement.

Section 7.07 Use of Tranche A Loans. The proceeds of the Tranche A Loans shall be used to (a) renew, extend, modify and rearrange the outstanding principal balance of the Prior Notes, (b) develop the Borrower's reserves from its Oil and Gas Properties, (c) provide funding for acquisitions of Oil and Gas Properties and (d) for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Tranche A Loan hereunder will be used to buy or carry any margin stock.

Section 7.08  ERISA.

(a)	The Borrower and each Restricted Subsidiary have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)	Each Plan of the Borrower and of each Restricted Subsidiary is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)	To the knowledge of the Borrower, no act, omission or transaction has occurred which could result in imposition on the Borrower or on any Restricted Subsidiary (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.


(d)	No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e)	Full payment when due has been made of all amounts which the Borrower, any
Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)	The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

(g)	Neither the Borrower nor any Restricted Subsidiary sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, includ-ing, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or a Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)	None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

(i)	None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and the Restricted Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Restricted Subsidiary, other than any taxes the validity of which the Borrower or the relevant Restricted Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such Restricted Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

Section 7.10  Titles, etc.

(a)	Except as set out in the title reports delivered to the Agent prior to the
Closing Date, each of the Borrower and the Restricted Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in Schedules 7.10 and 7.22, after giving full effect to the Excepted Liens, the Borrower or each Restricted Subsidiary, as applicable, owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower or any Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered
Reserve Report. All factual information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

(b)	All leases and agreements necessary for the conduct of the business of the
Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and the Restricted Subsidiaries.

(c)	The rights, Properties and other assets presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

(d)	Except as set forth on Schedule 7.10, all of the assets and Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.


Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 which indicates all Restricted Subsidiaries and all Unrestricted Subsidiaries, the Borrower has no Subsidiaries other than those formed pursuant to Section 9.16 prior to the quarterly report required by Section 8.01(i).

Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

Section 7.17  Environmental Matters.  Except (i) as provided in Schedule 7.17 or
(ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

(a)	Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)	Without limitation of clause (a) above, no Property of the Borrower or any
Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;


(c)	All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)	All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)	The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f)	To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)	Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.


Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the producing intervals are wholly within the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance maintained by or on behalf of the Borrower and each Restricted Subsidiary. All such policies are in full force and effect, all premium payments with respect thereto covering all periods up to and including the date of the closing are current, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Restricted Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Restricted Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums (except for adjustments); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and the Restricted Subsidiaries and their respective board of directors or officers have designated as being self-insured. Neither the Borrower nor any Restricted Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.


Section 7.21 Restriction on Liens. Except as set forth on Schedule 7.21, neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or arrangement (other than this Agreement, the Tranche A Security Instruments and the Tranche B Security Instruments (as defined in Annex I)) or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

Section 7.22 Material Agreements. Set forth on Schedule 7.22 hereto (as same may be amended quarterly and delivered together with the reports required in Sections 8.01(a) and 8.01(b) hereof for leases, agreements, and other documents, entered into after the Closing Date) is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Restricted Subsidiaries, and all obligations of the Borrower or any of the Restricted Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Restricted Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 7.22 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and the Restricted Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 20% of the sales of the Borrower and the Restricted Subsidiaries during the Borrower's current fiscal year.

Section 7.23  Gas Imbalances.  As of the Closing Date, except as set forth on
Schedule 7.23 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's or any Restricted Subsidiary's Oil and Gas Properties which would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one billion cubic feet of gas in the aggregate.


	ARTICLE VIII

	Affirmative Covenants

The Borrower covenants and agrees that, so long as any of the Tranche A Commitments are in effect and until payment in full of all Tranche A Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority
Lenders:


Section 8.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies for each for the Lenders:

(a)	As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the statements of income, member's capital, and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, as contained in the audited consolidated financial statements of MMR and the related consolidating financial statements of its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

(b)	As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, member's capital, and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(c)	Promptly after the Borrower knows that any Default or any Material Adverse
Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

(d)	Promptly upon receipt thereof, a copy of each other report or letter submitted to MMR, the Borrower or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of MMR, the Borrower and the Restricted Subsidiaries, and a copy of any response by MMR, the Borrower or any Restricted Subsidiary, or the board of directors of MMR, the Borrower or any Restricted Subsidiary, to such letter or report.

(e)	Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by MMR to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by MMR with or received by MMR in connection therewith from any securities exchange or the SEC or any successor agency.

(f)	Promptly after the furnishing thereof, copies of any material statement, report or notice furnished by the Borrower to any Person pursuant to the terms of any material (i.e., over $1,500,000, if permitted) indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(g)	From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

(h)	Simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(i)	Simultaneously with the delivery of the financial statements referred to in clause (b) above, an update to Schedule 7.14 setting forth all Subsidiaries of the Borrower as of the last Business Day of such calendar quarter.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.11 and 9.12 as of the end of the respective fiscal quarter or fiscal year.


Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Restricted Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Borrower will, and will cause each of the Restricted Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Restricted Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000.

Section 8.03  Maintenance, Etc.

(a)	The Borrower shall and shall cause each Restricted Subsidiary to: preserve and maintain its existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, pollution insurance to the extent reasonably available.

(b)	Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

(c)	The Borrower will and will cause each Restricted Subsidiary to operate its
Properties or cause such Properties to be operated in a good and workmanlike manner in accordance with the standard practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.


(d)	The Borrower will and will cause each Restricted Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness and other material Properties includ-ing, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness and other material Properties will be fully preserved and maintained, except (1) for ordinary wear and tear, (2) for equipment, machinery and facilities no longer used or useful in the Borrower's or such Restricted Subsidiary's business, (3) for casualty losses being handled in accordance with Section 2.07(e) and (4) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Restricted Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness, to the extent that any failure to so pay or discharge would have a Material Adverse Effect,
(ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the material obligations required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness and other material Properties,
(iii) do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Restricted Subsidiary to operate its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a good and workmanlike manner in accordance with the standard practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

Section 8.04  Environmental Matters.


(a)	The Borrower will and will cause each Subsidiary, to the extent not already in place, to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws,
(iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

(b)	The Borrower will promptly notify the Agent and the Lenders in writing of any material threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

(c)	The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent and the Lenders (or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

Section 8.05 Further Assurances. The Borrower will and will cause each Restricted Subsidiary to cure promptly any defects in the creation and issuance of the Tranche A Notes and the execution and delivery of the Tranche A Security Instruments and this Agreement. The Borrower at its expense will and will cause each Restricted Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Tranche A Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Tranche A Notes, or to correct any omissions in the Tranche A Security Instruments, or to state more fully the security obligations set out herein or in any of the Tranche A Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Tranche A Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

Section 8.06 Performance of Obligations. The Borrower will pay the Tranche A Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Restricted Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Tranche A Security Instruments and this Agreement, at the time or times and in the manner specified.

Section 8.07  Engineering Reports.

(a)	Not less than 45 days prior to each Scheduled Redetermination Date, the
Borrower shall furnish to the Agent and the Lenders a Reserve Report. The Reserve Report to be delivered by March 1 of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent and the Reserve Report to be delivered by September 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding March 1 Reserve Report.

(b)	In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Majority Lenders or the Borrower pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an "as of" date as required by the Majority Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Agent on behalf of the Majority Lenders.

(c)	With the delivery of each Reserve Report, the Borrower shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or each Restricted Subsidiary, as applicable, owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's or any Restricted Subsidiary's Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Borrower's or any Restricted Subsidiary's Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties sold and in such detail as reasonably required by the Agent, (v) attached to the certificate is a list of the Borrower's or any Restricted Subsidiary's Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in the Borrower's or any Restricted Subsidiary's Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower or a Restricted Subsidiary from its Oil and Gas Properties and (vii) Schedule B attached to such Reserve Report is a listing of the Oil and Gas Properties to be considered in the determination of the Borrowing Base.

(d)	As soon as available and in any event within 60 days after the end of each calendar quarter, the Borrower shall provide production reports and lease operating summaries by lease for the Borrower's and each Restricted Subsidiary's Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche A Indebtedness, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's or such Restricted Subsidiary's accounts in such period, and such other information with respect thereto as the Agent may reasonably require.


Section 8.08  Title Information.

(a)	On or before the delivery to the Agent and the Lenders of each Reserve
Report required by Section 8.07(a), the Borrower will deliver, or cause to be delivered, title information in form and substance acceptable to the Agent covering enough of the Hydrocarbon Interests included in the Borrowing Base that were not included in the immediately preceding Reserve Report, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on 100% of the value of the Hydrocarbon Interests included in the Borrowing Base.

(b)	The Borrower shall cure, or cause to be cured, any title defects or exceptions which are not Excepted Liens raised by such information, or substitute, or cause to be substituted, acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens or Liens permitted by
Section 9.02 covering Mortgaged Properties of an equivalent value, within 30 days after a request by the Agent or the Lenders to cure such defects or exceptions.

(c)	If the Borrower is unable to cure, or cause to be cured, any title defect requested by the Agent or the Lenders to be cured within the 30-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 100% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Mortgaged Property after the time period in Section 8.08(b) has elapsed, such unacceptable
Mortgaged Property shall not count towards the 100% requirement, and the Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide, or cause to be provided, acceptable title information on 100% of the value of the Hydrocarbon Interests included in the Borrowing Base. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.09  Collateral.


(a)	Acquisitions.  Should the Borrower or any Restricted Subsidiary acquire any additional Oil and Gas Properties which will be part of the Oil and Gas Properties included in the Borrowing Base, the Borrower or such Restricted Subsidiary will grant to the Agent as security for the Tranche A Indebtedness a first-priority Lien (subject only to Liens permitted under Section 9.02) on the Borrower's or such Restricted Subsidiary's interest in any such Oil and Gas Properties included in the Borrowing Base not already subject to a Lien of the Tranche A Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Tranche A Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b)	Concurrently with the granting of the Lien or other action referred to in
Section 8.09(a) above, the Borrower will provide, or cause to be provided, to the Agent title information in form and substance satisfactory to the Agent in its reasonable discretion with respect to the Borrower's or such Restricted Subsidiary's interests in such Oil and Gas Properties.

(c)	Also, promptly after the filing in any state of each new Security
Instrument delivered pursuant to Section 8.09(a), upon the reasonable request of the Agent, the Borrower will provide, or cause to be provided, to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to the Agent, stating that such Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for recordation in such jurisdiction.

Section 8.10 ERISA Information and Compliance. When requested by the Agent, the Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders copies of each annual and other report with respect to each Plan or any trust created thereunder filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC. The Borrower will promptly notify the Agent immediately upon becoming aware of the occurrence of any ERISA Event or, with respect to any Restricted Subsidiary or Plan thereof, of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, to the extent that such ERISA Event or "prohibited transaction" results in a Material Adverse Effect, in a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto. Immediately upon receipt thereof, the Borrower will promptly send to the Agent, with sufficient copies to the Lenders, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full, without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and
(ii) pay, or cause to be paid, to the PBGC all premiums required pursuant to sections 4006 and 4007 of ERISA.


Section 8.11 Applicability of Affirmative Covenants. Notwithstanding anything to the contrary contained herein, the covenants contained in this Article VIII shall apply only after the Initial Funding hereunder and at all times thereafter; provided, however, Borrower shall comply with Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.07, 8.08, and 8.09 starting at the date of this Agreement.

	ARTICLE IX

	Negative Covenants

The Borrower covenants and agrees that, so long as any of the Tranche A Commitments are in effect and until payment in full of Tranche A Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

Section 9.01 Debt. Neither the Borrower nor any Restricted Subsidiary will incur, create, assume or suffer to exist any Debt, except:

(a)	the Tranche A Notes or other Tranche A Indebtedness arising under the
Tranche A Loan Documents or any guaranty of or suretyship arrangement for the Tranche A Notes or other Tranche A Indebtedness arising under the Tranche A Loan Documents;

(b)	the Tranche B Notes or other Tranche B Indebtedness arising under the
Tranche B Loan Documents or any guaranty of or suretyship arrangement for the Tranche B Notes or other Tranche B Indebtedness arising under the Tranche B Loan Documents;

(c)	Debt existing on the Closing Date which is reflected in the Financial
Statements or is disclosed in Schedule 9.01, and any renewals, extensions or refinancings (but not increases) thereof;

(d)	Debt (unrelated to Unrestricted Subsidiaries and other than for borrowed money) incurred in the ordinary course of business in connection with Hydrocarbon transportation, Hydrocarbon purchasing or other similar arrangements, provided that such arrangements are disclosed to the Agent and the costs of the financing related to such arrangements are incorporated into the Engineering Reports provided to the Agent;

(e)	Debt under Hedging Agreements with a Lender or another counterparty rated
BBB+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or better (or the equivalent rating by another nationally recognized rating service), the notional amounts of which, with respect to commodity Hedging Agreements, do not exceed 80% of Borrower's anticipated oil and/or gas production from producing wells to be produced during the term of such Hedging Agreements, entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's and its Subsidiaries' operations;


(f)	additional Debt (including, without limitation, guarantees of Debt of
Unrestricted Subsidiaries) with an outstanding aggregate principal amount not at any time in excess of $5,000,000; provided, however, that the Borrowing Base shall be reduced by the amount of all such Debt outstanding at any time which is in excess of $1,500,000;

(g)	Debt secured by the Liens permitted by clause (x) of the definition of
"Excepted Liens"; provided that such Debt is discharged within 180 days of the relevant acquisition or merger;

(h)	Debt secured by a pledge of investments in Unrestricted Subsidiaries permitted by clause (xii) of the definition of "Excepted Liens"; provided that such Debt is recourse solely to the investment so pledged;

(i)	loans and advances between the Restricted Subsidiaries, to any Restricted
Subsidiary from the Borrower and to the Borrower from any Restricted Subsidiary;

(j)	Debt approved by the Majority Lenders which is subordinated on terms satisfactory to the Majority Lenders to the payment of the Tranche A Indebtedness (with the Borrowing Base in effect from time to time being reduced by an amount equal to any effect upon the Borrowing Base occasioned by such subordinated Debt in the judgment of the Majority Lenders);

(k)	Debt of the Borrower pursuant to Section 3.03(f) of Annex I which is subordinated to the Senior Obligations in accordance with the terms set forth on Exhibit J to Annex I or such other terms as are satisfactory to the Agent and the Lenders for the Senior Obligations; and

(l)	Debt consisting of the Borrower's obligation to make payments to
Halliburton pursuant to Section 5.9 of the Participation Agreement in the event that the Borrower does not convey a working interest to Halliburton or its designee in the properties contemplated in such Section.

Section 9.02 Liens. Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties included in the Borrowing Base (now owned or hereafter acquired), except:

(a)	Liens securing the payment of any Tranche A Indebtedness;

(b)	Liens securing the payment of any Tranche B Indebtedness which are junior to Liens in Section 9.02(a), except as to Brazos A-19 which Liens on Brazos A-19 may be senior to Liens under Section 9.02(a);

(c)	Excepted Liens;

(d)	Liens in favor of Halliburton contemplated by the proviso in Section
12.19(d)(i) of Annex I;

(e)	Liens disclosed on Schedule 7.22;

(f)	Liens on cash or securities of the Borrower securing the Debt described in
Sections 9.01(d) and (e);

(g)	encumbrances in favor of Halliburton created by the Participation
Agreement (as such agreement exists on the date hereof); and

(h)	Liens permitted under Section 9.20. provided, however, the exceptions permitted under this Section 9.02 shall not permit any contractual Liens upon the Oil and Gas Properties which are included in the Borrowing Base superior to any Liens in favor of the Agent as security for the Tranche A Indebtedness.

Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Restricted Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person which is not the Borrower or a Restricted Subsidiary, but which does include Unrestricted Subsidiaries (each such Person being a "Third Party") (which shall include any payments on behalf of any Unrestricted Subsidiary and shall include the Borrower's investments in and any loans and advances to any Restricted Subsidiaries that become Unrestricted Subsidiaries in accordance with Section 9.16 and the definition of "Unrestricted Subsidiary"), except that the foregoing restriction shall not apply to:

(a)	investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

(b)	investments, loans or advances up to the aggregate amount of $5,000,000 at any one time outstanding;

(c)	accounts receivable arising in the ordinary course of business;

(d)	direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(e)	commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc.;


(f)	deposits maturing within one year from the date of creation thereof with, in-cluding certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc., respectively;

(g)	deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

(h)	investments in direct ownership interests in additional Oil and Gas
Properties and gas gathering systems related thereto;

(i)	investments in Unrestricted Subsidiaries in the form of Oil and Gas
Properties which are included in the Borrowing Base with adjustments to be made to the Borrowing Base with respect to the elimination of such properties from the Borrowing Base; provided, however, the approval of the Majority Lenders shall be required for such removal of a property from the Borrowing Base; and

(j)	investments, loans and advances of cash and any other Property not included in the Borrowing Base in an aggregate outstanding amount not at any time in excess of (when aggregated with net dividends, distributions and redemptions permitted under Section 9.04) $7,000,000; provided, however, that with respect to investments of Property, only the amount of the excess (if any) of the book value of such Property over the consideration received by the transferor in connection with the investment of such Property shall count against such $7,000,000 limit; and provided further, however, that if the Borrowing Base is more than 50% utilized, or if the making of any such investment, loan or advance using the proceeds of a Tranche A Loan would result in the Borrowing Base being more than 50% utilized, then no such investment, loan or advance otherwise permitted by this Section 9.03 may be made using the proceeds of a Tranche A Loan hereunder.


Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its membership interests now or hereafter outstanding, return any capital to its members or make any distribution of its assets to its members, except that the Borrower may make dividends, distributions and redemptions to MMR so long as the aggregate amount of net dividends, distributions and redemptions, when aggregated with investments, loans and advances permitted under Section 9.03(j), do not exceed $7,000,000; provided, however, that such dividends, distributions and redemptions shall not be permitted hereunder if an Event of Default has occurred and is continuing or would result therefrom; and provided further, however, that if the Borrowing Base is more than 50% utilized, or if the making of any such dividend, distribution or redemption using the proceeds of a Tranche A Loan would result in the Borrowing Base being more than 50% utilized, then no such dividend, distribution or redemption otherwise permitted by this Section
9.04 may be made using the proceeds of a Tranche A Loan hereunder.

Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Restricted Subsidiary shall sell or transfer any of its Property included in the Borrowing Base, whether now owned or hereafter acquired, and whereby the Borrower or any Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 9.06 Nature of Business. Neither the Borrower nor any Restricted Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

Section 9.07 Mergers, Etc. Neither the Borrower nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that:

(a)	the Borrower or any Restricted Subsidiary may merge or liquidate any other
Person into itself, so long as the surviving entity will be in compliance with all of the terms of this Agreement immediately following the merger or liquidation;


(b)	any Restricted Subsidiary may merge or liquidate into the Borrower or another Restricted Subsidiary; and

(c)	any Restricted Subsidiary may be merged into any other Person; provided that such other Person, immediately following such merger, shall be deemed a Restricted Subsidiary and shall comply with the provisions of Section 9.16 hereof; provided, however, that in the case of a merger permitted by clauses (a) and (b) above, immediately thereafter and giving effect thereto, the Borrower or, as the case may be, a Restricted Subsidiary would be the surviving Person and, in the case of a merger permitted by clause (a), (b) or (c) above, no Default or Event of Default would, immediately thereafter and giving effect thereto, have occurred and be continuing. In all such instances permitted by this Section 9.07, the surviving entity shall be an entity formed under the laws of one of the states of the United States of America.


Section 9.08 Proceeds of Tranche A Notes. The Borrower will not permit the proceeds of the Tranche A Notes to be used for any purpose other than those
permitted by Section 7.07.    Neither the Borrower nor any Person acting on
behalf of the Borrower has taken or will take any action which might cause any of the Tranche A Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.09 ERISA Compliance. The Borrower will not at any time engage in or permit any of the following if a Material Adverse Effect would result:

(a)	Engage in, or permit any Restricted Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)	Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any
Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

(c)	Fail to make, or permit any Restricted Subsidiary to fail to make, full payment of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or a Restricted Subsidiary is required to pay as contributions thereto;

(d)	Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan;

(e)	Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities to the extent that such liability can not be paid in the ordinary course. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

(f)	Contribute to or assume an obligation to contribute to, or permit any
Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;


(g)	Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or con-tributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h)	Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i)	Contribute to or assume an obligation to contribute to, or permit any
Restricted Subsidiary to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

(j)	Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10 Sale or Discount of Receivables. Neither the Borrower nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable except (i) in the ordinary course of business, or (ii) in connection with a receivables asset securitization, otherwise permitted under this Agreement.

Section 9.11 Ratio of Debt to EBITDAX. The Borrower will not permit the ratio of Debt to EBITDAX as of the end of any fiscal quarter of the Borrower (calculated on a rolling four quarter basis) to be greater than 3.00 to 1.00 for any fiscal quarter. As used in this Agreement, "rolling four quarter basis" shall mean, as to any fiscal quarter, such quarter and the three preceding fiscal quarters.

Section 9.12 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated on a rolling four quarter basis) to be less than 3.00 to 1.00. For the purposes of this Section 9.12, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDAX for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Restricted Subsidiaries.


Section 9.13	Sale of Oil and Gas Properties.  The Borrower will not, and
will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property subject to a Lien in favor of the Agent securing the Tranche A Indebtedness or any interest in any Oil and Gas Property subject to a Lien in favor of the Agent securing the Tranche A Indebtedness, unless (i) no Default shall have occurred and be continuing, (ii) simultaneously with any such disposition of Oil and Gas Properties included in the Borrowing Base, the Borrowing Base is reduced by an amount reasonably determined at the time by the Agent to reflect the contribution to the Borrowing Base of the Oil and Gas Property so disposed of, and (iii) same is in compliance with Section 2.07(e) hereof.

Section 9.14 	Environmental Matters.  Neither the Borrower nor any
Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

Section 9.15 Transactions with Affiliates. Neither the Borrower nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 9.16 Subsidiaries. The Borrower shall not and shall not permit any Restricted Subsidiary to sell or to issue any stock or ownership interest of a Restricted Subsidiary except to the Borrower or a Restricted Subsidiary and except in compliance with Section 9.03. The Borrower shall not create any additional Subsidiaries or permit any Restricted Subsidiary to do so, except:

(a)	the Borrower or any Restricted Subsidiary may create (by formation or by an acquisition otherwise permitted by this Agreement) a Restricted Subsidiary provided, that:

(i)	each new Restricted Subsidiary shall forthwith execute and deliver to the
Agent for the benefit of the Lenders a written instrument of guaranty, unconditionally guaranteeing payment of all Tranche A Indebtedness of the Borrower; and


(ii)	simultaneously with the delivery of the aforementioned written instrument of guaranty, each new Restricted Subsidiary shall deliver to the Agent a certificate of the Secretary or Assistant Secretary of such Restricted
Subsidiary setting forth (A) resolutions of its board of directors with respect to the authorization of such Restricted Subsidiary to execute and deliver such written instrument of guaranty and to enter into the transactions contemplated thereby, (B) the officers of such Restricted Subsidiary (y) who are authorized to sign such written instrument of guaranty, and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with such written instrument of guaranty and the transactions contemplated thereby, (C) specimen signatures for such officers, and (D) the articles or certificate of incorporation and bylaws of such Restricted Subsidiary, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower or such Restricted Subsidiary to the contrary;

(b)	the Borrower or a Restricted Subsidiary may create (by formation or by an acquisition otherwise permitted by this Agreement) additional Subsidiaries provided, that, such Subsidiary is designated as an Unrestricted Subsidiary by a certificate of the Borrower signed by both of the chief financial officer (or treasurer) and the general counsel of the Borrower, which certificate shall be delivered to the Agent.

Section 9.17  	Negative Pledge Agreements.  Neither the Borrower nor any
Restricted Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Tranche A Security Instruments and the Tranche B Security Instruments (as defined in Annex
I) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property included in the Borrowing Base or restricts any Restricted Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.18 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary which would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed one billion cubic feet of gas in the aggregate on a net basis for the Borrower and the Restricted Subsidiaries.

Section 9.19 Applicability of Negative Covenants. Notwithstanding anything to the contrary contained herein, the covenants contained in this Article IX shall apply only after the Initial Funding hereunder and at all times thereafter.

Section 9.20 "Margin Calls" on Hedging Agreements. With respect to Hedging Agreements, neither the Borrower nor any Subsidiary shall post cash or any other consideration whatsoever in response to a call on Borrower or any Subsidiary for credit support or eligible material in an aggregate amount greater than 25% of the then current Borrowing Base.



	ARTICLE X

	Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

(a)	the Borrower shall default in the payment or prepayment (i) (including, without limitation, prepayments resulting from a Borrowing Base Deficiency, but excluding prepayments to be made pursuant to Section 2.07(b) and revocable notices delivered pursuant to Section 2.07(a) hereof) when due of any principal of or interest on any Tranche A Loan, or any reimbursement obligation for a disbursement made under any Tranche A Letter of Credit, or any fees or other amount payable by it hereunder or under any Tranche A Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period) shall continue unremedied for a period of 3 Business Days and/or (ii) when due of any required prepayments pursuant to
Section 2.07 (b) hereof and such default shall continue unremedied for a period of 30 days; or

(b)	the Borrower or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c)	any representation, warranty or certification made or deemed made herein or in any Tranche A Security Instrument by the Borrower or any Restricted Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Tranche A Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d)	the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or the Borrower or any Restricted Subsidiary shall default in the performance of any of its obligations under any Tranche A Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or


(e)	the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)	the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts,
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g)	a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composi-tion or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

(h)	a judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court against the Borrower or any Restricted Subsidiary and the same shall not be discharged (or arrangements satisfactory to the Agent shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)	the Tranche A Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or


(j)	any Tranche A Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Agent under any Tranche A Letter of Credit or extending the Lenders' liability under any Tranche A Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent; or

(k)	the Borrower discontinues its usual business or suffers to exist any material change in its ownership, control or management; or

(l)	any Restricted Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

(m)	a Borrowing Base Deficiency shall remain after the applicable time period provided for in Section 2.07(c); or

(n)	any "Event of Default," as defined in Annex I shall occur and be continuing.

Section 10.02  Remedies.

(a)	In the case of an Event of Default other than one referred to in clauses
(e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Tranche A Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Tranche A Loans and all other amounts payable by the Borrower hereunder and under the Tranche A Notes (including without limitation the payment of cash collateral to secure the Tranche A LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(b)	In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Tranche A Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Tranche A Loans and all other amounts payable by the Borrower hereunder and under the Tranche A Notes (including without limitation the payment of cash collateral to secure the Tranche A LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(c)	All proceeds received after maturity of the Tranche A Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Tranche A Security Instruments; second to accrued interest on the Tranche A Notes; third to fees; fourth pro rata to principal outstanding on the Tranche A Notes and other Tranche A Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the Tranche A LC Exposure; and any excess shall be paid to the Borrower or the Restricted Subsidiaries, as applicable, or as otherwise required by any Governmental Requirement.


	ARTICLE XI

	The Agent

Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Tranche A Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Tranche A Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Tranche A Loan Documents, and shall not by reason of the Tranche A Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of this Agreement, any Tranche A Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Tranche A Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Tranche A Loan Documents.

Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.


Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Tranche A Loans or of fees or failure to reimburse for Tranche A Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

Section 11.04  Rights as a Lender.   With respect to its Tranche A Commitments
and the Tranche A Loans made by it and its participation in the issuance of Tranche A Letters of Credit, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE TRANCHE A SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY TRANCHE A SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Tranche A Notes, the Tranche A Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Tranche A Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Tranche A Loan Documents and the matters contemplated therein.

Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Tranche A Security Instruments or applicable law.


Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. Notwithstanding anything in this Section 11.08 to the contrary, but expressly subject to the provisions of Section 11.09 of Annex I, the Agent shall not resign or be removed under this Agreement unless the Agent resigns or is removed as agent under the Annex I. In each such case, the successor Agent that is appointed under this Agreement and Annex I shall be the same until such time as the Tranche B Credit Facility and the Tranche B Loan Documents are assigned pursuant to Section 12.17 hereof.

	ARTICLE XII

	Miscellaneous

Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Tranche A Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Tranche A Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 12.02 Notices. All notices and other communications provided for herein and in the other Tranche A Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Tranche A Loan Documents) shall be given or made by telecopy, personal delivery, nationally recognized overnight courier or U.S. Mail in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Tranche A Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Tranche A Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telecopier to the extent that confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, or, in the case of a nationally recognized overnight courier, one (1) day after the date delivered to such courier with guaranteed next day delivery, in each case given or addressed as aforesaid.

Section 12.03  Payment of Expenses, Indemnities, etc.  The Borrower agrees:

(a)	whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Tranche A Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Tranche A Security Instrument, including without limitation, all costs and expenses of foreclosure;

(b)	TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND
EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE TRANCHE A LOANS OR TRANCHE A LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TRANCHE A LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY TRANCHE A SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE TRANCHE A LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY TRANCHE A LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY TRANCHE A LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE TRANCHE A SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE TRANCHE A LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY OR ITS AFFILIATE; AND


(c)	TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES
FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,
(IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE TRANCHE A LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(d)	No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

(e) 	In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

(f)	THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES
NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER (OTHER THAN GROSS NEGLIGENCE), WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.


(g)	The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Tranche A Notes and shall continue thereafter in full force and effect.

(h)	The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

Section 12.04 Amendments, Etc. Any provision of this Agreement or any Tranche A Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Tranche A Loans, increases the Aggregate Maximum Tranche A Credit Amounts, forgives the principal amount of any Tranche A Indebtedness outstanding under this Agreement, releases any guarantor of the Tranche A Indebtedness or releases any of the collateral, reduces the interest rate applicable to the Tranche A Loans or the fees payable to the Lenders generally, affects Sections 2.03(a) or (b), this Section 12.04 or
Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Tranche A Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12.06  Assignments and Participations.  Subject expressly to subsection
(g) below:

(a)	The Borrower may not assign its rights or obligations hereunder or under the Tranche A Notes or any Tranche A Letters of Credit without the prior consent of all of the Lenders and the Agent.


(b)	Any Lender may assign to one or more of its Affiliates or, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees who are not Affiliates of such Lender, all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Tranche A Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Tranche A Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

(c)	Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Tranche A Loan Documents except to the extent such amendment or waiver would
(x) forgive any principal owing on any Tranche A Indebtedness or extend the final maturity of the Tranche A Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Tranche A Commitments or Tranche A Loans or Tranche A Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Tranche A Indebtedness or release all or substantially all of the collateral (except as provided in the Tranche A Loan Documents) supporting any of the Tranche A Commitments or Tranche A Loans or Tranche A Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Tranche A Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

(d)	The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.


(e)	Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Tranche A Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation
A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

(f)	Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Tranche A Loans under the "Blue Sky" laws of any state.

(g)	Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interest or obligations of any Lender or any grant of participations therein shall be permitted hereunder unless a prorata portion of such Lender's Tranche B Commitment is contemporaneously transferred, assigned or conveyed or participated and the transferee agrees to be bound by these transfer restrictions with respect to any future transfer, assignment, conveyance or grant of participations with respect to the Tranche A Commitments and Tranche A Indebtedness until such time as the Tranche B Credit Facility and the Tranche B Loan Documents are assigned pursuant to Section 12.17 hereof.

Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Tranche A Loan Documents or the Tranche A Letters of Credit or the Tranche A Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Tranche A Notes, this Agreement or any Tranche A Security Instrument.

Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole (except for Annex I), and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached to this Agreement (except for Annex I) unless otherwise stated herein.


Section 12.10  Survival. The obligations of the parties under Section 4.06,
Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Tranche A Loans and the termination of the Tranche A Commitments. To the extent that any payments on the Tranche A Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Tranche A Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Tranche A Security Instrument shall continue in full force and effect. In such event, each Tranche A Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 12.12 NO ORAL AGREEMENTS. THE TRANCHE A LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE TRANCHE A LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)	THIS AGREEMENT AND THE TRANCHE A NOTES SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE TRANCHE A NOTES.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANCHE A LOAN
DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.


(c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES C.T. CORPORATION LOCATED IN HOUSTON, TEXAS, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANCHE A LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

(d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A TRANCHE A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(e)	EACH OF THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND
UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANCHE A SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE TRANCHE A SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS
SECTION 12.13.


Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Tranche A Loan Documents or any agreement entered into in connection with or as security for the Tranche A Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Tranche A Loan Documents or agreements or otherwise in connection with the Tranche A Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Tranche A Indebtedness (or, to the extent that the principal amount of the Tranche A Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Tranche A Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Tranche A Indebtedness (or, to the extent that the principal amount of the Tranche A Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Tranche A Loans evidenced by the Tranche A Notes until payment in full so that the rate or amount of interest on account of any Tranche A Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section
12.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.


Section 12.15  Confidentiality.   In the event that the Borrower provides to the
Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower,
(iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any Affiliate of any Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Tranche A Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Tranche A Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

Section 12.16 Effectiveness. This Agreement shall be effective on the Closing Date (the "Effective Date").

Section 12.17	Assignment of Tranche B Loans.  In the event Halliburton is
called upon to perform under the Halliburton Guaranty, in exchange for payment in full of all amounts owing under and in connection with the Tranche B Credit Facility, the Agent and the Lenders shall assign the Tranche B Notes and all Liens securing same to Halliburton or its designee under an assignment the form
of which is attached as Exhibit J to Annex I.   If the Tranche B Loans are
assigned to Halliburton, then Halliburton shall replace Chase as administrative agent under the Tranche B Credit Facility and neither Chase nor any Lender shall have any obligation with respect thereto. Furthermore, following such assignment, the applicable Tranche A Loan Documents and the applicable Tranche B Loan Documents shall be amended, supplemented and/or restated to reflect such fact and to sever the two facilities. So long as the amendments, supplements and/or restatements of the applicable Tranche A Loan Documents, and Tranche B Loan Documents contain the same terms as the current Tranche A Loan Documents and Tranche B Loan Documents and the severing of the two facilities is not materially adverse to the Borrower, the aforementioned assignment and amendments, supplements and/or restatements shall not require the prior consent of the Borrower, and Borrower hereby irrevocably appoints the Agent as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable in connection with such assignment and amendments, supplements and/or restatements.


Section 12.18	Tranche A Security Instruments.  Nothing contained herein or in any of the Tranche A Security Instruments shall be construed (a) as a novation of the Tranche A Security Instruments, (b) as a reissuance or repledge of any collateral covered by the Tranche A Security Instruments, or (c) to release, cancel, terminate or otherwise impair the status or priority of the Lien created by any of the Tranche A Security Instruments. All references to the "Credit Agreement" made in any of the Tranche A Security Instruments which secure the Existing Credit Agreement shall refer to this Agreement. Any Tranche A Indebtedness under this Agreement which was not outstanding pursuant to the Existing Credit Agreement is "other indebtedness" under the Tranche A Security Instruments. For purposes of preserving the priority of the Liens of the Tranche A Security Instruments, the parties hereby acknowledge that this Agreement is an amendment and restatement of the Existing Credit Agreement.

Section 12.19 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE TRANCHE A SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE TRANCHE A SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE TRANCHE A SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE TRANCHE A SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE TRANCHE A SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE TRANCHE A SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."


Section 12.20 Coordinating Provision. The Tranche A Lenders and each of their successors and permitted assigns hereby acknowledge by the execution of this Agreement or their acceptance of a transfer, sale, assignment or participation interest in the Tranche A Indebtedness and Tranche A Loan Documents that it is the intention of the parties to this Agreement that each Lender under this Agreement own a "Percentage Share" (as defined in Annex I) in the Tranche B Indebtedness and the Tranche B Commitments that is equal to the Percentage Share that such Lender holds in the Tranche A Indebtedness and the Tranche A Commitments. Notwithstanding this fact, this Agreement and Annex I are established as two separate facilities to more easily accommodate the potential assignment to Halliburton in accordance with Section 12.17, but it is the intention of the parties to this Agreement that this Agreement and Annex I be read together as one agreement until such time as there is an assignment to Halliburton pursuant to Section 12.17 hereof. As a result, there are a number of provisions in this Agreement and Annex I that need to be coordinated to better account for the fact that the same group of Lenders will be holding both the Tranche B Indebtedness and the Tranche A Indebtedness prior to the assignment contemplated pursuant to
Section 12.17 hereof. Without limiting the generality of the foregoing, prior to the assignment to Halliburton contemplated by Section 12.17 hereof: (a) any notice that is given to a Lender under this Agreement shall also be deemed to be notice to such Lender under Annex I; (b) delivery of any item that is required to be delivered under this Agreement shall also be deemed to constitute delivery of such item under Annex I; (c) any amounts that the Borrower is required to pay to any Lender or to the Agent under this Agreement and Annex I for expenses, indemnities and other similar matters shall be payable to each Lender or the Agent only once, without duplication; (d) any consent by a Lender to an amendment, waiver or modification to this Agreement shall also constitute consent to the amendment, waiver or modification of the similar provisions of Annex I, unless expressly indicated otherwise in writing; and (e) any notice by any Lender to the Borrower with respect to any matter that relates equally to this Agreement and Annex I need only be given by such Lender once, without duplication.



The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:					McMoRan OIL & GAS LLC


By:_________________________________
Name: _______________________________
Title:
_________________________________
Address for Notices:

1615 Poydras Street
New Orleans, Louisiana 70112
Telecopier:	 (504) 582-4511
Telephone:	 (504) 582-4144
Attention: _________________

with copy to:

Jones, Walker, Waechter, Poitevent,
   Carrere & Denegre,  L.L.P.
201 St. Charles Avenue
50th Floor
New Orleans, Louisiana  70170
Telephone:	(504) 582-8000
Facsimile:	(504) 582-8583

Attention: Relationship Partner

LENDER AND AGENT:				CHASE BANK OF TEXAS, NATIONAL
  ASSOCIATION, Individually and as Agent


By:____________________________________
Name:  Russell A. Johnson
Title:  Vice President


Lending Office for Tranche A Base Rate Loans and Tranche A Eurodollar Loans and Address for Notice:

Chase Bank of Texas, National Association
One Chase Manhattan Plaza
New York, New York 10081
Telecopier No. 212/552-2261
Telephone No. 212/552-7307

Attn:	Paul Anemone

with copies to:

Chase Bank of Texas, National Association
600 Travis, 20th Floor
Houston, Texas  77002
Telecopier No. 713/216-4117
Telephone No. 713/216-8869

Attn:	Peter Licalzi

Chase Bank of Texas, National Association
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081
Telecopier No. 212/552-7490
Telephone No. 212/552-7943

Attn: Muniram Appanna

BANK OF MONTREAL


By:
___________________________________
Name:	James Whitmore
Title:	Director

Lending Office for Tranche A Base Rate Loans and Tranche A Eurodollar Loans and Address for Notice:

Bank of Montreal
115 S. LaSalle, 11th Floor
Chicago, Illinois 60603
Telecopier No.: 312/750-6061
Telephone No.: 312/750-5947

Attention: Keiko Kuze

with copies to:
Bank of Montreal
700 Louisiana Street, Suite 4400
Houston, Texas 77002

Attention: James Whitmore

HIBERNIA NATIONAL BANK


By:
___________________________________
Name:
_________________________________
Title:
__________________________________

Lending Office for Tranche A Base Rate Loans and Tranche A Eurodollar Loans and Address for Notice:

Hibernia National Bank
313 Carondelet, Ste. 1300
New Orleans, LA  70130
Telecopier No.: (504) 533-5434
Telephone No.: (504) 533-5717

Attention: Spencer Gagnet

with copies to:

Hibernia National Bank
313 Carondelet, Ste. 1300
New Orleans, LA  70130
Telecopier No.: (504) 533-5434
Telephone No.: (504) 533-3213

Attention: Trudy Nelson






                                	ANNEX I

	                   TERMS, CONDITIONS AND PROVISIONS
              	RELATING TO THE TRANCHE B CREDIT FACILITY


                                	Among

                         	MCMORAN OIL & GAS LLC,
                              	as Borrower,


              	CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                               	as Agent,

                                  and

                      THE LENDERS SIGNATORY THERETO

                        Dated as of June 15, 2000





               $50,000,000 Tranche B Revolving Credit Facility

                           	TABLE OF CONTENTS
                                                   	Page

ARTICLE I Definitions and Accounting Matters       	-1-
Section 1.01  Terms Defined Above                  	-1-
Section 1.02  Certain Defined Terms                	-1-
Section 1.03  Accounting Terms and Determinations	 -16-

ARTICLE II Commitments                            	-16-
Section 2.01  Tranche B Loans and Tranche B Letters
 of Credit                                        	-16-
Section 2.02  Borrowings, Continuations and
 Conversions, Tranche B Letters of Credit         	-17-
Section 2.03  Changes of Commitments and Credit Amounts	-19-
Section 2.04  Fees                                	-20-
Section 2.05  Several Obligations	                 -20-
Section 2.06  Tranche B Notes	                     -21-
Section 2.07  Prepayments	                         -21-
Section 2.08  [Intentionally Left Blank]          	-22-
Section 2.09  Assumption of Risks	                 -22-
Section 2.10  Obligation to Reimburse and to Prepay-23-
Section 2.11  Lending Offices                     	-24-

ARTICLE III
Payments of Principal and Interest	                -24-
Section 3.01  Repayment of Tranche B Loans	        -24-
Section 3.02  Interest	                            -24-
Section 3.03  Payments	                            -25-
Section 3.04  Payment Over of Proceeds Upon
 Dissolution, Etc                                  -26-
Section 3.05  Payments Held in Trust	              -26-
Section 3.06  No Exercise of Remedies	             -26-
Section 3.07  Rights of Senior Creditors	          -27-
Section 3.08  Covenants	                           -27-
Section 3.09  Amendments and Waivers	              -27-
Section 3.10  Undertaking	                         -28-
Section 3.11  Non-Transferability of Tranche B
              Indebtedness	                        -28-
Section 3.12  Amendment, Waiver, Etc. of Covenants	-28-
Section 3.13  Waiver of Defaults	                  -28-
Section 3.14  Release of Liens	                    -28-
Section 3.15  Extensions of Maturity	              -29-
Section 3.16  Offer of Assignment of Senior
              Obligations	                         -29-
Section 3.17  Assignment of Tranche B Loans       	-29-
Section 3.18  Standstill                          	-30-

ARTICLE IV
Payments; Pro Rata Treatment; Computations; Etc.  	-30-
Section 4.01  Payments	                            -30-
Section 4.02  Pro Rata Treatment	                  -30-
Section 4.03  Computations	                        -31-
Section 4.04  Non-receipt of Funds by the Agent   	-31-
Section 4.05  Set-off, Sharing of Payments, Etc.  	-32-
Section 4.06  Taxes                               	-32-
Section 4.07  Disposition of Proceeds	             -35-

ARTICLE V
Capital Adequacy                                  	-36-
Section 5.01	Additional Costs.	                    -36-
Section 5.02 Limitation on Tranche B Eurodollar
             Loans	                                -37-
Section 5.03 Illegality                            -38-
Section 5.04 Tranche B Base Rate Loans Pursuant
             to Sections 5.01, 5.02 and 5.03      	-38-
Section 5.05  Compensation	                        -38-
Section 5.06  Replacement Lenders.	                -39-

ARTICLE VI Conditions Precedent                   	-40-
Section 6.01 Initial Funding                       -40-
Section 6.02 Initial and Subsequent Tranche B
             Loans and Tranche B Letters of Credit	-42-
Section 6.03  Conditions Relating to Tranche B
              Letters of Credit	                   -42-

ARTICLE VII
Representations and Warranties	-43-
Section 7.01  Existence	-43-
Section 7.02  Financial Condition	-43-
Section 7.03  Litigation	-44-
Section 7.04  No Breach	-44-
Section 7.05  Authority	-44-
Section 7.06  Approvals	-44-
Section 7.07  Use of Tranche B Loans	-44-
Section 7.08  ERISA	-45-
Section 7.09  Taxes	-46-
Section 7.10  Titles, etc.	-46-
Section 7.11  No Material Misstatements	-47-
Section 7.12  Investment Company Act	-47-
Section 7.13  Public Utility Holding Company Act	-47-
Section 7.14  Subsidiaries	-47-
Section 7.15  Location of Business and Offices	-47-
Section 7.16  Defaults	-47-
Section 7.17  Environmental Matters	-47-
Section 7.18  Compliance with the Law	-49-
Section 7.19  Insurance	-49-
Section 7.20  Hedging Agreements	-49-
Section 7.21  Restriction on Liens	-50-
Section 7.22  Material Agreements	-50-
Section 7.23  Gas Imbalances	-50-

ARTICLE VIII
Affirmative Covenants	-50-
Section 8.01  Financial Statements	-51-
Section 8.02  Litigation	-53-
Section 8.03  Maintenance, Etc.	-53-
Section 8.04  Environmental Matters	-54-
Section 8.05  Further Assurances	-55-
Section 8.06  Performance of Obligations	-55-
Section 8.07  Title Information	-55-
Section 8.08  ERISA Information and Compliance	-56-
Section 8.09	Engineering Reports	-56-
Section 8.10 	Liens.	-57-

ARTICLE IX
Negative Covenants	-57-
Section 9.01  Debt	-57-
Section 9.02  Liens	-59-
Section 9.03  Investments, Loans and Advances	-59-
Section 9.04  Dividends, Distributions and Redemptions	-60-
Section 9.05  [Intentionally left blank]	-60-
Section 9.06  Nature of Business	-60-
Section 9.07  Mergers, Etc.	-60-
Section 9.08  Proceeds of Tranche B Notes	-61-
Section 9.09  ERISA Compliance	-61-
Section 9.10  Sale or Discount of Receivables	-62-
Section 9.11	Sale of Oil and Gas Properties	-62-
Section 9.12 	Environmental Matters	-63-
Section 9.13  Transactions with Affiliates	-63-
Section 9.14  [Intentionally left blank.]	-63-
Section 9.15  Interest Coverage Ratio	-63-
Section 9.16  Subsidiaries	-63-
Section 9.17  	Negative Pledge Agreements	-64-
Section 9.18 	 Gas Imbalances, Take-or-Pay or Other Prepayments	-64-

ARTICLE X
Events of Default; Remedies	-64-
Section 10.01  Events of Default	-64-
Section 10.02  Remedies	-66-

ARTICLE XI
The Agent	-67-
Section 11.01  Appointment, Powers and Immunities	-67-
Section 11.02  Reliance by Agent	-68-
Section 11.03  Defaults	-68-
Section 11.04  Rights as a Lender	-68-
Section 11.05  INDEMNIFICATION	-68-
Section 11.06  Non-Reliance on Agent and other Lenders	-69-
Section 11.07  Action by Agent	-69-
Section 11.08  Resignation or Removal of Agent	-70-

ARTICLE XII
Miscellaneous	-70-
Section 12.01  Waiver	-70-
Section 12.02  Notices	-71-
Section 12.03  Payment of Expenses, Indemnities, etc	-71-
Section 12.04	Amendments, Etc.	-73-
Section 12.05  Successors and Assigns	-75-
Section 12.06  Assignments and Participations	-75-
Section 12.07  Invalidity	-77-
Section 12.08  Counterparts	-77-
Section 12.09  References	-77-
Section 12.10  Survival	-77-
Section 12.11  Captions	-77-
Section 12.12  NO ORAL AGREEMENTS	-77-
Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION	-78-
Section 12.14  Interest	-79-
Section 12.15  Confidentiality	-80-
Section 12.16  Effectiveness	-80-
Section 12.17  EXCULPATION PROVISIONS	-80-
Section 12.18  Coordinating Provision	-81-
Section 12.19	Lien Releases	-81-


THIS ANNEX I dated as of June 15, 2000, is among:
McMoRan OIL & GAS LLC (successor by merger with McMoRan Oil & Gas Co.), formed under the laws of the State of Delaware (together with its successors and assigns, the "Borrower"); each of the lenders that is identified as a Lender on the signature pages hereof or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                   	R E C I T A L S

A.	The Borrower has requested that the Lenders provide
certain loans to and extensions of credit on behalf of the Borrower.

B.	The Lenders have agreed to make such loans and extensions
of credit subject to the terms and conditions of this Agreement.

C.	In consideration of the mutual covenants and agreements
herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto hereby agree as follows:


                      	ARTICLE I

          	Definitions and Accounting Matters

Section 1.01  Terms Defined Above.  As used in this
Agreement, the terms "Agent," "Borrower," "Chase," "Lender" and
"Lenders" shall have the meanings indicated above.

Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

"Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

"Affected Tranche B Loans" shall have the meaning assigned such term in Section 5.04.

"Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 35% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 35% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

"Agreement" shall mean this Annex I, as the same may from time to time be amended or supplemented.

"Aggregate Investment Proceeds" shall have the meaning set forth in the Participation Agreement as in effect on the date hereof.

"Aggregate Maximum Tranche B Credit Amount" at any time shall equal the sum of the Maximum Tranche B Credit Amounts of the Lenders (initially $50,000,000), as the same may be reduced and increased pursuant to Section 2.03(d), but which shall never be greater than $50,000,000.

"Aggregate Tranche B Commitments" at any time shall equal the amount calculated in accordance with Section 2.03(a) hereof.

"Applicable Lending Office" shall mean, for each Lender and for each Type of Tranche B Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Tranche B Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Tranche B Loans of such Type are to be made and maintained.

"Applicable Margin" shall mean one-half of one percent (0.50%) per annum with respect to Tranche B Eurodollar Loans; and zero percent (0%) per annum with respect to Tranche B Base Rate Loans.

"Assignment" shall have the meaning assigned such term in
Section 12.06(b).

"Base Rate" shall mean, with respect to any Tranche B Base
Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus > of 1% or (ii) the Prime Rate for such day.
 Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

"Brazos A-19" shall mean the Hydrocarbon Interests described under the Heading "Brazos A-19" in Subpart A of Schedule 7.22 and all Hydrocarbons and Oil and Gas Properties relating thereto.

"Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Tranche B Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

"Closing Date" shall mean June 15, 2000.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

"Collateral Account" shall mean a cash collateral account maintained at the offices of Chase in the name of the Borrower and any substitute account therefor, which account shall be pledged to the Agent as collateral for the Tranche B Indebtedness.

"Consolidated Subsidiaries" shall mean with regard to any entity each Subsidiary of such entity (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such entity in accordance with GAAP.

"Conventional Senior Debt" shall mean (i) the Senior Debt evidenced by the Credit Agreement, as the same may be amended, modified or restated from time to time, provided that the "Agent" (as defined in the Credit Agreement) remains unchanged (other than pursuant to 11.08 of the Credit Agreement or as a result of a merger, acquisition, corporate reorganization or assignment to a subsidiary or Affiliate) and (ii) any other Senior Debt with a committed principal amount that is available to be drawn of not less than $10,000,000, in favor of a Person, group of Persons or agent acting on behalf of a Person or group of Persons who are commercial lenders and who are in the business of making loans that are secured by Hydrocarbon Interests and Hydrocarbons utilizing a traditional borrowing base analysis with respect to Hydrocarbon Interests and Hydrocarbons and the Senior Debt is advanced on such basis.

"Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of June 15, 2000, among the
Borrower, the Agent and the Lenders, to which this Agreement is attached as Annex I, but excluding this Annex I.


"Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including principal, interest, fees and charges), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including principal, interest, fees and charges), (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person, contingent or otherwise, guaranteeing or having the economic effect of guaranteeing Debt of others, (h) all obligations of such Person to pay rent or other amounts under a capital lease, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit guaranteeing Debt, (k) all noncontingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause
(j) above, (l) all obligations under leases which require such Person to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest, (m) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, (n) obligations outstanding for 180 days or more to deliver goods or services including Hydrocarbons in consideration of advance payments, (o) obligations to pay for goods or services in the event that such goods or services are not actually received or utilized by such Person, (p) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock within two (2) years after the Termination Date (plus any extension of such date),
(q) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement, (r) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly received payment; and (s) all obligations of such Person under Hedging Agreements. The Debt of any person shall exclude obligations under leases which are characterized as operating leases.

"Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

"Dollars" and "$" shall mean lawful money of the United States of America.

"EBITDAX" shall mean, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period:
 interest paid or accrued on the Tranche B Loans to the Borrower and on other Debt of the Borrower during such period, taxes, depreciation, depletion, amortization and exploration expenses. As used herein, "consolidated net income" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income or loss" (or any like caption) on a consolidated income statement of the Borrower and its Consolidated Subsidiaries (before deducting minority interests in net income of Consolidated Subsidiaries, but disregarding all extraordinary or unusual noncash items in calculating such consolidated net income). The calculation of each of the items specified above will exclude items relating to Unrestricted Subsidiaries.

"Effective Date" shall have the meaning assigned such term in
Section 12.16.

"Environmental Laws" shall mean any and all applicable
Governmental Requirements pertaining to health or the environment in effect in jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

"ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

"ERISA Event" shall mean (i) with respect to any plan, as to which PBGC has not by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
Section 412(d) of the Code) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

"Eurodollar Rate" shall mean, with respect to any Tranche B Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two
(2) Business Days prior to the first day of the Interest Period for such Tranche B Loan for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Tranche B Eurodollar Loan to be made by the Lenders for such Interest Period.

"Event of Default" shall have the meaning assigned such term in Section 10.01.

"Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law or lien in favor of operators or co-interest owners under contract in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the Tranche B Security Instruments; (viii) required margin deposits on permitted Hedging Agreements arising in the ordinary course of business; (ix) Liens on assets or Properties not owned as of the Closing Date by the Borrower or any Restricted Subsidiary securing only purchase money Debt of the Borrower or such Restricted Subsidiary permitted by
Section 9.01(f), which Liens are limited to the specific Property the purchase of which is financed by such Debt; (x) Liens existing at the time of acquisition by the Borrower or any Restricted Subsidiary of the majority of the capital stock or other ownership interests or substantially all of the assets of any other Person or existing at the time of the merger of any such other Person into the Borrower or any Restricted Subsidiary, on such capital stock or other ownership interests or assets so acquired or on the assets of the Person so merged into the Borrower or such Restricted Subsidiary; provided, however, that such acquisition or merger shall not otherwise result in an Event of Default or Default; (xi) Liens of lessors of Property (in such capacity) leased by the Borrower or any Restricted Subsidiary pursuant to an operating lease or permitted capital lease, which Lien in any such case is limited to the Property leased thereunder; and (xii) Liens on equity or debt investments in Third Parties owned by the Borrower or a Restricted Subsidiary (which Lien in any case is limited to such pledged equity or debt investment) which secure Debt of Third Parties or other Third Party obligations (or guaranties thereof); provided that such pledged investments were initially acquired in accordance with Section 9.03.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by Chase.

"Fee Letter" shall mean that certain letter agreement dated
June 15, 2000 from Chase to the Borrower, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended, supplemented or replaced from time to time.

"Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

"Form 1001 Certification" shall have the meaning assigned such term in Section 4.06(d).

"Form 4224 Certification" shall have the meaning assigned such term in Section 4.06(d).

"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

"Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property.
Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

"Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

"Halliburton" shall mean Halliburton Company, a Delaware corporation, and for purposes of Sections 2.07(c) and 12.19 shall include its Affiliates.

"Halliburton Guaranty" shall mean that certain Guaranty
Agreement, in form and substance satisfactory to the Agent, dated of even date herewith from Halliburton in favor of the Agent, pursuant to which Halliburton guarantees the prompt payment of all amounts owing or to be owing under the Tranche B Credit Facility.

"Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

"Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Tranche B Notes or on other Tranche B Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

"Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

"Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

"Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

"Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

"Initial Funding" shall mean the funding of the initial
Tranche B Loans or issuance of the initial Tranche B Letters of Credit, whichever occurs first, pursuant to Section 6.01 hereof.

"Initial Participation Payment" shall have the meaning assigned such term in the Participation Agreement as in effect on the date hereof.

"Interest Coverage Ratio" shall have the meaning assigned such term in Section 9.15.

"Interest Period" shall mean, with respect to any Tranche B Eurodollar Loan, the period commencing on the date such Tranche B Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Tranche B Eurodollar Loans would otherwise be for a shorter period, such Tranche B Loans shall not be available hereunder.

"Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

"Majority Lenders" shall mean, at any time while no Tranche B
Loans are outstanding, Lenders having at least seventy-five percent (75%) of the Aggregate Tranche B Commitments and, at any time while Tranche B Loans are outstanding, Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Tranche B Loans (without regard to any sale by a Lender of a participation in any Tranche B Loan under Section 12.06(c)).

"Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and the Restricted Subsidiaries taken as a whole or from the facts represented or warranted in any Tranche B Loan Document, or (ii) the ability of the Borrower and the Restricted Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Tranche B Loan Documents on a timely basis.

"Maximum Tranche B Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on
Schedule I under the caption "Maximum Tranche B Credit Amounts" (as the same may be changed, reduced or adjusted pursuant to Section 2.03(d) hereof pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

"MMR" shall mean McMoRan Exploration Co., a Delaware corporation and the sole member of the Borrower.

"MMR Guaranty" shall mean a guaranty agreement from MMR in favor of the Agent on behalf of the Lenders in the form thereof attached hereto as Exhibit "D".

"MMR Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of MMR and its Subsidiaries taken as a whole, (ii) the ability of MMR and its Subsidiaries taken as a whole to carry on its business as being conducted on March 24, 2000 or (iii) the ability of MMR to execute and deliver the guaranty of MMR described in Section 12.19.

"Mortgaged Property" shall mean the Property owned by the Borrower or a Restricted Subsidiary and which is subject to the Liens existing and to exist under the terms of the Tranche B
Security Instruments.

"Multiemployer Plan" shall mean a Plan defined as such in Sec-tion 3(37) or 4001(a)(3) of ERISA.

"net dividends, distributions and redemptions" (as used in Section 9.04 hereof) shall mean the gross amount of all dividends, distributions and redemptions under Section 9.04 of the Existing Credit Agreement after March 24, 2000, less the amount of cash contributed to the capital of the Borrower after March 24, 2000.

"Notice of Termination" shall have the meaning assigned to such term in Section 5.06(a).

"Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

"Other Taxes" shall have the meaning assigned such term in
Section 4.06(b).

"Pari Passu Debt" shall mean unsecured Debt of the Borrower or a Restricted Subsidiary that is not Senior Debt and is not, by its terms, subordinated to the Tranche B Indebtedness in right of payment.

"Participation Agreement" shall mean the Participation
Agreement among the Borrower, Halliburton Energy Services, Inc. and Halliburton dated June 15, 2000.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

"Percentage Share" shall mean the percentage of the Aggregate
Tranche B Commitments to be provided by a Lender under this Agreement as indicated on Schedule I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

"Permitted Payments" shall have the meaning assigned such term in Section 3.04

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

"Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA
Affiliate.

"Post-Default Rate" shall mean, in respect of any principal of any Tranche B Loan or any other amount payable by the Borrower under this Agreement or any Tranche B Note, a rate per annum during the period commencing on the date of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, for a Tranche B Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of the Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Tranche B Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

"Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent (or if the Agent is Halliburton by Chase) at the Principal Office as its prime commercial lending rate. Such rate is set by Chase as a general reference rate of interest, taking into account such factors as Chase may deem appropriate, it being understood that many of Chase's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Chase may make various commercial or other loans at rates of interest having no relationship to such rate.

"Principal Office" shall mean the principal office of the Agent, presently located at 600 Travis, Houston, Texas 77002 or such other location as designated by the Agent from time to time.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be June 30, 2000; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

"Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

"Replacement Lenders" shall have the meaning assigned such term in Section 5.06(b).

"Required Payment" shall have the meaning assigned such term in Section 4.04.

"Reserve Report" shall have the meaning assigned such term in the Credit Agreement.

"Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or the Treasurer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

"Restricted Subsidiary" shall mean any direct or indirect
Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

"SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

"Security Instruments" shall mean the Tranche A Security
Instruments and the Tranche B Security Instruments.

"Senior Creditors" shall have the meaning assigned such term in Section 3.04.

"Senior Debt" shall mean any Debt that (a) is secured by a Lien that is not junior to the Liens securing the Tranche B
Indebtedness or (b) is senior to the Tranche B Indebtedness in right of payment.

"Senior Obligations" shall mean the principal of, premium, if any, and unpaid interest (including all interest accruing after the filing of a petition in bankruptcy or the commencement of any insolvency or bankruptcy proceedings with respect to the Borrower, whether or not such interest is allowable as a claim in any such proceedings) on any Senior Debt, whether outstanding at the date hereof or hereafter incurred, together with all charges, fees, costs and expenses required to be paid by the Borrower under the terms thereof, including any renewals, extensions and refundings of, and indebtedness and obligations of a successor Person issued in exchange for or in replacement of, such Senior Debt; provided, however, that the following shall not constitute Senior
Obligations: (i) any Debt as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of the Borrower not expressly subordinated to such Debt; (ii) any Debt which by its terms refers explicitly to the Tranche B Indebtedness and states that such Debt shall not be senior in right of payment thereto; and (iii) the Tranche B Indebtedness.

"Shortfall" shall mean: (a) on December 31, 2000: the amount, if any, by which the Aggregate Investment Proceeds raised by MMR and the Borrower from March 24, 2000 through December 31, 2000 is less than $75,000,000, (b) between January 1, 2001 and December 31, 2001: the amount, if any, on the last day of the first three calendar quarters of such period by which the Aggregate Investment Proceeds raised by MMR and the Borrower from March 24, 2000 through that date is less than $75,000,000, and (c) on December 31, 2001: the amount, if any, by which the Aggregate Investment Proceeds raised by MMR and the Borrower from March 24, 2000 through December 31, 2001 is less than $125,000,000.

"Shortfall Measurement Date" shall mean each of December 31,
2000; March 31, 2001; June 30, 2001; September 30, 2001; and
December 31, 2001.

"Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

"Subordinated Indebtedness" shall have the meaning assigned to such term in Section 3.03.

"Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

"Taxes" shall have the meaning assigned such term in
Section 4.06(a).

"Terminated Lender" shall have the meaning assigned such term in Section 5.06(a).

"Termination Date" shall mean, unless the Tranche B Commit-ments are sooner terminated pursuant to Section 2.03(b), (c) or (e) or Section 10.02 hereof, December 31, 2003.

"Third Party" shall have the meaning assigned such term in
Section 9.03.

"Tranche A Credit Facility" shall mean the revolving credit facility provided for in the Credit Agreement.

"Tranche A LC Exposure" shall have the meaning assigned such term in the Credit Agreement.

"Tranche A Letters of Credit" shall have the meaning assigned such term in the Credit Agreement.

"Tranche A Loans" shall have the meaning assigned such term in the Credit Agreement.

"Tranche A Security Instruments" shall have the meaning assigned such term in the Credit Agreement.

"Tranche B Base Rate Loans" shall mean Tranche B Loans that bear interest at rates based upon the Base Rate.

"Tranche B Commitment" shall mean, for any Lender, its obligation to (i) make Tranche B Loans up to such Lender's Maximum Tranche B Credit Amount and (ii) participate in the issuance of Tranche B Letters of Credit as provided in Section 2.01(b).

"Tranche B Credit Facility" shall mean the $50,000,000 revolving credit facility provided for herein.

"Tranche B Eurodollar Loans" shall mean Tranche B Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

"Tranche B Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Restricted Subsidiary to the Agent and/or Lenders in connection with the Tranche B Loan Documents and the Tranche B Letters of Credit, and any Hedging Agreements now or hereafter arising between the Borrower or any Restricted Subsidiary and any Lender or any Affiliate of such Lender pertaining to the Tranche B Credit Facility and otherwise permitted by the terms of this Agreement and all renewals, refinancings, extensions and/or rearrangements of any of the above.

"Tranche B LC Commitment" at any time shall mean
$7,000,000.00, minus the Tranche A LC Exposure.

"Tranche B LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Tranche B Letters of Credit and the aggregate of all amounts drawn under all Tranche B
Letters of Credit and not yet reimbursed.

"Tranche B Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Tranche B Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Tranche B Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

"Tranche B Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Tranche B Letter of Credit" shall mean any one of the Tranche B Letters of Credit and the reimbursement obligations pertaining thereto.

"Tranche B Liens" shall have the meaning assigned to such term in Section 8.10.

"Tranche B Loan Documents" shall mean this Agreement, the
Tranche B Notes and the Tranche B Security Instruments.

"Tranche B Loans" shall mean the loans as provided for by
Section 2.01(a).

"Tranche B Notes" shall mean the promissory note or notes
(whether one or more) of the Borrower provided for by Section 2.06 and in the form of Exhibit A hereto, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

"Tranche B Security Instruments" shall mean the Tranche B
Letters of Credit, the Tranche B Letter of Credit Agreements, the Fee Letter, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Restricted Subsidiary or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Tranche B Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Tranche B Notes or this Agreement, or reimbursement obligations under the Tranche B Letters of Credit, as such agreements may be amended, supplemented or restated from time to time, including, without limitation, the MMR Guaranty (if and when same may be executed and delivered).

"Type" shall mean, with respect to any Tranche B Loan, a Tranche B Base Rate Loan or a Tranche B Eurodollar Loan.

"Unrestricted Subsidiary" shall mean (i) any of the Subsidiaries listed on Schedule 7.14 hereto as an Unrestricted Subsidiary, (ii) any Subsidiary of any Unrestricted Subsidiary,
(iii) any surviving Person (other than the Borrower or a Restricted Subsidiary) into which any of such Persons referred to in clause
(i) or (ii) is merged or consolidated and (iv) any Subsidiary organized after the date of this Agreement and designated as an Unrestricted Subsidiary by the Borrower (pursuant to Section 9.16(b) hereof). By written notice to the Agent, the Borrower may
(x) declare any Unrestricted Subsidiary to be a Restricted Subsidiary and such former Unrestricted Subsidiary shall thereafter be deemed to be a Restricted Subsidiary for all purposes of this Agreement (subject to the limitations of this Agreement and pursuant to Section 9.16 hereof) or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Subsidiaries, to be an Unrestricted Subsidiary, subject to the limitations contained in
Section 9.03 hereof, and any such former Restricted Subsidiary shall thereafter be deemed to be an Unrestricted Subsidiary for all purposes of this Agreement.

"Wholly-Owned Subsidiary" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

Section 1.03  Accounting Terms and Determinations.
Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of MMR referred to in Section 7.02 (except for changes concurred with by MMR's independent public accountants).

                       	ARTICLE II

                       	Commitments

Section 2.01  Tranche B Loans and Tranche B Letters of
Credit.

(a)	Tranche B Loans.  Each Lender severally agrees, on
the terms of this Agreement, to make Tranche B Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Tranche B Commitment as then in effect; provided, however, that the aggregate principal amount of all Tranche B Loans by all Lenders hereunder at any one time outstanding together with the Tranche B LC Exposure shall not exceed the lesser of the Aggregate Tranche B Commitments or the Aggregate Maximum Tranche B Credit Amounts. Subject to the terms of this Agreement, during the period from the Closing Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow the amount determined pursuant to in this Section 2.01(a).

(b)	Tranche B Letters of Credit.  During the period from
and including the Closing Date to but excluding the Termination Date, the Agent, as issuing bank for the Lenders, agrees, on the terms of this Agreement, to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Tranche B Letters of Credit; provided however, the Tranche B LC Exposure at any one time outstanding shall not exceed the lesser of (i) the Tranche B LC Commitment or (ii) the lesser of the Aggregate Maximum Tranche B Credit Amounts or the Aggregate Tranche B Commitments, as then in effect, in either case, minus the aggregate principal amount of all Tranche B Loans then outstanding. The Lenders shall participate in such Tranche B Letters of Credit according to their respective Percentage Shares.

(c)	Limitation on Types of Tranche B Loans.  Subject to
the other terms and provisions of this Agreement, at the option of the Borrower, the Tranche B Loans may be Tranche B Base Rate Loans or Tranche B Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than six (6) Tranche B Eurodollar Loans may be outstanding at any time to any Lender.

Section 2.02  Borrowings, Continuations and Conversions,
Tranche B Letters of Credit.

(a)	Borrowings.  The Borrower shall give the Agent
(which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Tranche B Loans to be borrowed and (in the case of Tranche B Eurodollar Loans) the duration of the Interest Period therefor.

(b)	Minimum Amounts.  All Tranche B Base Rate Loan
borrowings shall be in amounts of at least $1,000,000 or the lesser of the remaining balance of the Aggregate Tranche B Commitments or Aggregate Maximum Tranche B Credit Amounts, if less, or any whole multiple of $1,000,000 in excess thereof, and all Tranche B Eurodollar Loans shall be in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

(c)	Notices.  The initial borrowing and all subsequent
borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case may be revocable or irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston, Texas time on the date of each Tranche B Base Rate Loan borrowing and three Business Days prior to the date of each Tranche B Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

(d)	Continuation Options.  Subject to the provisions
made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Tranche B Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in
Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Tranche B Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Tranche B Eurodollar Loan to a Tranche B Base Rate Loan pursuant to Section 2.02(e). All or any part of any Tranche
B Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Tranche B Loan shall be (as to each Tranche B Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Tranche B Eurodollar Loan shall be converted to a Tranche B Base Rate Loan on the last day of the Interest Period applicable thereto.

(e)	Conversion Options.  The Borrower may elect to
convert all or any part of any Tranche B Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Tranche B Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Tranche B Base Rate Loan at any time and from time to time to a Tranche B Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Tranche B Loan may be converted as provided herein, provided that (i) any conversion of any Tranche B Base Rate Loan into a Tranche B Eurodollar Loan shall be (as to each such Tranche B Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Tranche B Base Rate Loan may be converted into a Tranche B Eurodollar Loan.

(f)	Advances.  Not later than 1:00 p.m. Houston, Texas
time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Tranche B Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

(g)	Tranche B Letters of Credit.  The Borrower shall
give the Agent (which shall promptly notify the Lenders of such request) advance revocable or irrevocable notice to be received by the Agent not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Tranche B Letter of Credit hereunder which request shall specify the amount of such Tranche B Letter of Credit, the date (which shall be a Business Day) such Tranche B Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Tranche B Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Tranche B Letter of Credit, the Agent shall issue such Tranche B Letter of Credit to the beneficiary thereof. No Tranche A Letter of Credit shall be issued or renewed or extended with an expiration date after December 31, 2003.

In conjunction with the issuance of each Tranche B Letter of Credit, the Borrower shall execute a Tranche B Letter of Credit Agreement. In the event of any conflict between any provision of a Tranche B Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

The Agent will send to the Borrower and each Lender, upon issuance of any Tranche B Letter of Credit, or an amendment thereto, a true and complete copy of such Tranche B Letter of Credit, or such amendment thereto.

Section 2.03  Changes of Commitments and Credit Amounts.

(a)	The Aggregate Tranche B Commitments shall at all
times be equal to $50,000,000 less adjustments pursuant to
Section 2.03(b), (c) or (e) hereof.

(b)	So long as there are no amounts outstanding under
the Credit Agreement, the Borrower shall have the right to terminate or to reduce the amount of the Aggregate Tranche B Commitments at any time or from time to time, in each case upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and may be revocable or irrevocable and effective only upon receipt by the Agent. The Aggregate Tranche B Commitments once terminated or reduced pursuant to this Section 2.03(b) may not be reinstated.

(c)	The Aggregate Tranche B Commitments shall
automatically be reduced at the time that Halliburton makes an Initial Participation Payment to the Borrower by an amount equal to such Initial Participation Payment reduced by the portion thereof attributable to development costs; provided that (i) the Initial Participation Payment shall be paid into the Collateral Account as provided in Section 2.07(c) and (ii) the Agent shall have received from the Borrower or Halliburton a certificate identifying the Initial Participation Payment and the portion thereof attributable to development costs.
The Aggregate Tranche B Commitments once reduced pursuant to this Section 2.03(c) may not be reinstated.

(d)	(i)	The Aggregate Maximum Tranche B Credit Amounts
shall be contemporaneously reduced by the amount by which the Aggregate Tranche B Commitments are reduced pursuant to
Section 2.03(b) and (c) and shall be adjusted within four (4) Business Days after each Shortfall Measurement Date to an amount equal to $50,000,000 minus the amount by which the Aggregate Tranche B Commitments have been reduced pursuant to
Section 2.03(b) and (c) as of such date, minus the Shortfall, if any, on the date of such calculation.

(ii)	The Borrower shall deliver to the Agent a
certificate within three (3) Business Days after each Shortfall Measurement Date indicating the Aggregate Investment
Proceeds raised by MMR and MOXY as of such date, and, the amount of the Shortfall as of such date, if any.

(e)	On the fourth Business Day following December 31,
2001, the Aggregate Tranche B Commitments shall be permanently reduced (if applicable) to the Aggregate Maximum Tranche B
Credit Amounts as of such date.

Section 2.04  Fees.

(a)	The Borrower agrees to pay to the Agent, for the
account of each Lender, a commitment fee on the daily average of the amount by which the Aggregate Tranche B Commitments exceed the sum of (A) the Tranche B LC Exposure, plus (B) the aggregate principal amount of all outstanding Tranche B Loans for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Tranche B Commitments are terminated or the Termination Date at a rate per annum equal to one tenth of one percent (1/10 of 1%). All such commitment fees shall be calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed. The accrued commitment fees shall be due and payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Tranche B Commitments are terminated or the Termination Date.

(b)	The Borrower agrees to pay the Agent, for the
account of each Lender, commissions for issuing the Tranche B Letters of Credit on the daily average outstanding of the maximum liability of the Agent existing from time to time under such Tranche B Letter of Credit (calculated separately for each Tranche B Letter of Credit) at the rate of 0.375% per annum of the daily average outstanding of the maximum liability of the Agent existing from time to time under each Tranche B Letter of Credit, provided that each Tranche B Letter of Credit shall bear a minimum commission of $300.00.
 Each Tranche B Letter of Credit shall be deemed to be outstanding up to the full face amount of the Tranche B Letter of Credit until the Agent has received the canceled Tranche B Letter of Credit or a written cancellation of the Tranche B Letter of Credit from the beneficiary of such Tranche B Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Tranche B Letter of Credit (other than from a drawing), written notification from the beneficiary of such Tranche B Letter of Credit. Such commissions are payable quarterly in arrears.

(c)	The Agent, for its own account, shall retain 0.125%
of the Tranche B Letter of Credit fee (as described in subsection (b) above) as an issuing fee and shall pay the balance of such Tranche B Letter of Credit fee to the Lenders pro rata.

(d)	The Borrower shall pay to the Agent for its account
such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.


Section 2.05  Several Obligations.  The failure of any
Lender to make any Tranche B Loan to be made by it or to provide funds for disbursements or reimbursements under Tranche B Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Tranche B Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Tranche B Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

Section 2.06 Tranche B Notes. The Tranche B Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated
(i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Tranche B Credit Amount as in effect and otherwise duly completed and such substitute Tranche B Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Tranche B Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Tranche B Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Tranche B Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Tranche B Loans or affect the validity of such transfer by any Lender of its Tranche B Notes.

Section 2.07  Prepayments.  Subject to Sections 3.03
through 3.18 hereof:

(a)	The Borrower may prepay the Tranche B Base Rate
Loans upon one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the Tranche B Notes) and may be revocable or irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay all or any portion of Tranche B Eurodollar Loans upon not less than three (3) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the Tranche B Notes) and may be revocable or irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. In addition, prepayments of Tranche B Eurodollar Loans shall be subject to the terms of Section 5.05;

(b)	If, at any time, the outstanding aggregate principal
amount of the Tranche B Loans plus the Tranche B LC Exposure exceeds either the Aggregate Tranche B Commitments or the Aggregate Maximum Tranche B Credit Amounts, the Borrower shall
(i) prepay the Tranche B Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest accrued on the principal amount pre-paid to the date of such prepayment and (ii) if any excess remains after prepaying all of the Tranche B Loans, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral in the Collateral Account as provided in Section 2.10(b) hereof;

(c)	The Borrower shall instruct Halliburton to pay all
Initial Participation Payments to the Collateral Account. The Agent shall hold each such payment at the direction of the Borrower, except to the extent that the Aggregate Tranche B Commitments or the Aggregate Maximum Tranche B Credit Amounts are or would be less than the outstanding Tranche B Indebtedness at the time of the receipt by the Agent of an Initial Participation Payment, in which case the Borrower hereby authorizes and instructs the Agent to immediately apply all or a portion of such Initial Participation Payment to the repayment of Tranche B Indebtedness or to deposit same as cash collateral in the Collateral Account, as the case may be, as required by Section 2.07(b) so that the outstanding Tranche B Indebtedness does not exceed either the Aggregate Tranche B Commitments or the Aggregate Maximum Tranche B Credit Amounts at the time of such Initial Participation Payment; and

(d)	Prepayments permitted or required under this Section
2.07 shall be without notice, premium or penalty, except as required under Section 5.05 for prepayment of Tranche B Eurodollar Loans. Any prepayments on the Tranche B Loans may be reborrowed subject to the then effective Aggregate Maximum Tranche B Credit Amounts.

Section 2.08 [Intentionally Left Blank]


Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Tranche B Letter of Credit or any transferee thereof with respect to its use of such Tranche B Letter of Credit. Neither the Agent (except in the case of willful misconduct or bad faith on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Tranche B Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Tranche B Letter of Credit to comply fully with conditions required in order to draw upon any Tranche B Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the Tranche B Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary.
 In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Tranche B Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

Section 2.10  Obligation to Reimburse and to Prepay.
Subject to the provisions of Sections 3.03 through 3.18 hereof:

(a)	If a disbursement by the Agent is made under any
Tranche B Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Agent under the Tranche B Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Tranche B Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Tranche B Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Tranche B Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of notice of such disbursement to and including the date of repayment in full of such disbursed amount; provided that the Borrower may repay any such disbursement with a Tranche B Loan if all of the conditions for the making of such a loan are met under this Agreement.
 The obligations of the Borrower under this Agreement with respect to each Tranche B Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Tranche B Letter of Credit or any of the Tranche B Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Tranche B Letter of Credit or any of the Tranche B Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Tranche B Letter of Credit or any transferee of any Tranche B Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Tranche B Letter of Credit, the Tranche B Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Tranche B Letter of Credit proves to have been forged, fraudu-lent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Tranche B Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Tranche B Letter of Credit; and
(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Tranche B Letter of Credit.

(b)	In the event of the occurrence of any Event of
Default, a payment or prepayment pursuant to Sections 2.07(b)(ii) hereof or the maturity of the Tranche B Notes, whether by acceleration or otherwise, an amount equal to the Tranche B LC Exposure (or the excess in the case of Section 2.07(b)(ii)) shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Tranche B Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Tranche B Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral in the Collateral Account securing the Tranche B LC Exposure in an interest bearing account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Tranche B Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Tranche
B Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Tranche B Notes or the Tranche B Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Tranche B Letters of Credit have ceased.

(c)	Each Lender severally and unconditionally agrees
that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Tranche B Letter of Credit that is not reimbursed according to this Section 2.10.

Section 2.11 Lending Offices. The Tranche B Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Tranche B Loans of such
Type.

                        	ARTICLE III

	Payments of Principal and Interest; Subordination

Section 3.01 Repayment of Tranche B Loans. Subject to the provisions of Sections 3.03 through 3.18, the Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section 3.01. On the Termination Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Tranche B Notes.

Section 3.02  Interest.  Subject to the provisions of
Sections 3.03 through 3.18, the Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Tranche B Loan made by such Lender for the period commencing on the date such Tranche B Loan is made to but excluding the date such Tranche B Loan shall be paid in full, at the following rates per annum:

(i)	if such a Tranche B Loan is a Tranche B Base
Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

(ii)	if such a Tranche B Loan is a Tranche B
Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Tranche B Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, but subject to the provisions of Sections 3.03 through 3.18, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Tranche B Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Tranche B Loan Document or under any Tranche B Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

Accrued interest on Tranche B Base Rate Loans shall be payable on each Quarterly Date commencing on June 30, 2000, and accrued interest on each Tranche B Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Tranche B Eurodollar Loan that is converted into a Tranche B Base Rate Loan (pursuant to
Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof.
 Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

Section 3.03  Payments.  Notwithstanding anything in this
Agreement or any Tranche B Security Instrument to the contrary, no payment shall be made on the principal of, premium, if any, or interest on, or charges, fees, costs, expenses or other amounts whatsoever in connection with the Tranche B Indebtedness, or any portion thereof (the "Subordinated Indebtedness") (including, without limitation, any indemnity payment, redemption, retirement, purchase, defeasance, prepayment, acquisition or satisfaction of such Subordinated Indebtedness or sinking fund payment in connection therewith) at any time unless all amounts owing under or in connection with the Senior Obligations, whether for principal, accrued interest or other amounts shall be fully and finally paid, except for (a) accrued interest on the Tranche B Notes if at the time of such payment, or immediately after giving effect thereto, no default or event of default (excluding any applicable notice or grace periods) shall have occurred and be continuing under any Senior Obligations or the documents and agreements governing the Senior Obligations, including without limitation, a Default (as defined in the Credit Agreement) under the Tranche A Credit Facility; (b) voluntary prepayments of principal on the Tranche B Notes, if at the time of such payment, or immediately after giving effect thereto, no amounts are outstanding under the Tranche A Credit Facility; (c) prepayments associated with reductions to the Aggregate Tranche B Commitments as contemplated by Section 2.07(c);
(d) payments made to the Agent or the Lenders pursuant to the Halliburton Guaranty; (e) payments made or received by the Agent or the Lenders from the foreclosure upon or exercise of other remedies with respect to Brazos A-19 or the MMR Guaranty, if applicable;
(f) voluntary prepayments of principal on the Tranche B Notes as a result or in anticipation of a Shortfall, if such prepayments are made from either (i) equity paid into the Borrower by its parent,
(ii) Debt of the Borrower which is subordinated to the Senior Obligations in accordance with the terms set forth on Exhibit K or such other terms as are acceptable to the Agent and the Lenders or
(iii) asset sales of non borrowing base Properties permitted by or not otherwise prohibited under this Agreement, and (g) voluntary prepayments of principal on the Tranche B Note with the prior written consent of the Tranche A Lenders in their sole and absolute discretion.

Section 3.04  Payment Over of Proceeds Upon Dissolution,
Etc. In the event of any liquidation, dissolution, reorganization or winding-up of the Borrower, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or a substantial part of its property, all Senior Obligations shall first be paid in full before any payment is made upon any Subordinated Indebtedness, other than the payments permitted by subsections (d), (e) and (f) of Section 3.03 and prepayments made pursuant to Section 2.07(c) (collectively, the "Permitted Payments"), and in any event any payment or distribution of any kind, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Senior Obligations which may at the time be outstanding), which shall be made upon or in respect of the Subordinated Indebtedness other than Permitted Payments shall be paid to the holders of such Senior Obligations, or to any agents or trustees on their behalf (the "Senior Creditors") for application in payment thereof in accordance with the priorities then existing among the Senior Creditors unless and until such Senior Obligations shall have been paid or satisfied in full.

Section 3.05 Payments Held in Trust; Subrogation. In the event that, notwithstanding the foregoing, any payment or distribution of the assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the Agent or any Lender in respect of any Subordinated Indebtedness before all of the Senior Obligations have been paid in full in cash, in contravention of any provision of this Article III, such payment or distribution shall be held in trust for the Senior Creditors and shall forthwith be paid over to the Senior Creditors until all such Senior Obligations shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Senior Creditors. With respect to all such amounts paid by the Agent or the Lenders to the Senior Creditors, after the Senior Obligations have been paid in full, the Agent and/or the Lenders will be subrogated to the rights of the Senior Creditors in respect of all amounts paid, including security and collateral associated therewith.

Section 3.06	No Exercise of Remedies.  Notwithstanding
anything in this Agreement or any Tranche B Security Instrument to the contrary but only prior to the expiration of the standstill provisions contained in Section 3.18, the Agent shall not, without the prior written consent of all of the Senior Creditors so long as any Senior Obligations are outstanding, have any right to in any circumstance whatsoever, either (a) institute any proceedings or seek any other remedy allowed at law or in equity to enforce the Subordinated Indebtedness other than the foreclosure upon or exercise of other remedies with respect to Brazos A-19 or the MMR Guaranty if applicable or (b) transfer or assign any of its rights, title or interest in and to any of the Subordinated Indebtedness, except in accordance with Sections 3.08(b) and 3.11 hereof.

Section 3.07 Rights of Senior Creditors. Subject to the provisions and terms contained in Sections 3.01 through 3.18, the Senior Creditors, or any of them, may, at any time, and from time to time, without the consent of or notice to the Agent, any Lender or Halliburton, without incurring responsibility to the Agent, any Lender or Halliburton and without impairing or releasing any of the Senior Creditors' rights or remedies or any of the obligations of the Agent, any Lender or Halliburton under this Article III: (a) change the amount, manner, place or terms of payment, or change or extend the time of payment of, or renew or otherwise alter the Senior Obligations or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Obligations in any manner, or enter into or amend in any manner any other agreement relating to the Senior Obligations (other than the terms of this Agreement which require the express consent of Halliburton); (b) sell, exchange, release or otherwise deal with all or any part of any Property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Obligations, but only to the extent securing the Senior Obligations; (c) release any Person liable in any manner for payment or collection of the Senior Obligations; (d) exercise or refrain from exercising any rights in respect of the Senior Obligations against the Borrower or others, including the Agent; and (e) apply any sums received by the Senior Creditors, or any of them, paid by any Person and however realized, to payment of the Senior Obligations in such a manner as the Senior Creditors, or any of them, in its sole discretion, may deem appropriate.

Section 3.08  Covenants.  The Agent and the Lenders
covenant that so long as any of the Senior Obligations remain outstanding, they will: (a) execute any and all other instruments necessary as reasonably required by the Senior Creditors, or any of them, to subordinate the Subordinated Indebtedness to the Senior Obligations as herein provided, (b) not assign or transfer to others any Subordinated Indebtedness, the Tranche B Notes or any claim the Agent or the Lenders have or may have against the Borrower pursuant to this Agreement, unless such assignment or transfer is expressly made subject to this Article III, and (c) consent to, as required, or execute, as required, any releases of Liens upon any Property in which the Agent under the Credit Agreement holds a first and prior Lien as requested by such Agent under the Credit Agreement.

Section 3.09 Amendments and Waivers. The acceptance by any Senior Creditor of partial or delinquent payments or any forbearance, failure or delay by it in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of the Borrower, the Agent or any Lender, or of any right, power or remedy of the Senior Creditors, or any of them; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. No right of any Senior Creditor to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Borrower or a Senior Creditor, or by any noncompliance by the Borrower with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such Senior Creditor may have or be otherwise charged with. The subordination provisions contained herein are for the benefit of all Senior Creditors and their respective successors and assigns.
 In addition to any requirements of Section 12.04, Sections 3.03 through 3.18 may be amended, canceled or modified only by an instrument in writing executed jointly by the Agent and the Senior Creditor against whom enforcement is being sought, and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 3.10  Undertaking.  Each Lender, by accepting the
Subordinated Indebtedness, agrees to and shall be bound by the provisions contained in this Article III.

Section 3.11  Non-Transferability of Tranche B
Indebtedness. The Tranche B Indebtedness may be transferred by the Lenders only to one or more transferees who agree in writing to be bound by all of the provisions of Sections 3.03 through 3.18, including, without limitation, the transfer restrictions hereunder.
 In addition, each such transfer shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld). As provided in Section 3.17, upon payment to the Lenders in satisfaction of the Halliburton Guaranty, the Tranche B Loan Documents will be transferred to Halliburton, with no consent of the Borrower required.

Section 3.12  Amendment, Waiver, Etc. of Covenants.
During the period the covenants set forth in the Conventional Senior Debt are applicable to the Tranche B Credit Facility as provided in Articles VIII (with the exception of Section 8.10, which section will not be amended, modified or waived in any event without the prior written consent of Halliburton and the Majority Lenders) and IX hereof, such covenants shall be deemed to be automatically incorporated in full herein, without the necessity for any amendment or other modification of this Agreement, and any amendment, modification or waiver of any of such covenants by the holders of the Conventional Senior Debt shall be deemed to be an automatic amendment, modification or waiver of such covenants as incorporated herein for such period without the need for the consent or approval of the Agent, any Lender or Halliburton. Notwithstanding the foregoing, if a Conventional Senior Debt facility shall no longer exist with respect to the Borrower, effective as of such date, the provisions of this Agreement that existed, but for the automatic incorporation by reference of the Conventional Senior Debt covenants as provided for in this Section 3.12, shall automatically be restored to their condition as of Effective Date (as amended, modified, renewed, extended or released with Halliburton's consent and as waived pursuant to Section 12.04(b)(i)), without the necessity for any amendment or other modification of this Agreement.

Section 3.13 Waiver of Defaults. An Event of Default under Section 10.01(b) and/or Section 10.01(n) hereof that results from the occurrence of a default or event of default under the Conventional Senior Debt (or an event which with the passage of time or the giving of notice, or both, would become a default or event of default thereunder) shall automatically cease to be an Event of Default hereunder upon the cure of such default or the waiver of such default by the holders of the applicable Conventional Senior Debt, provided the Halliburton Guaranty has not been called and paid in full by Halliburton prior to the cure or waiver.

Section 3.14  Release of Liens.  In addition to the
provisions of Section 12.19 of this Annex I, in the event that the holders of the Conventional Senior Debt release any Lien on any Property of the Borrower (other than in connection with a total payoff of the Conventional Senior Debt) securing such Debt, other than the Lien on Brazos A-19, then the Lenders hereby authorize and instruct the Agent and the Agent hereby agrees to release the Lien on such Property securing the Tranche B Indebtedness contemporaneously with the release of the Lien in favor of the holders of the Conventional Senior Debt.

Section 3.15	Extensions of Maturity.  The maturity of
Senior Obligations shall not be extended past December 31, 2003 or such date as the holders of the Tranche B Indebtedness and Halliburton agree to in writing.

Section 3.16  Offer of Assignment of Senior Obligations.
In order for the subordination provisions provided in Section 3.03 through 3.18 to apply for the benefit of the Senior Obligations, the instrument creating the Senior Obligations must contain a provision referencing this Section 3.16 and Section 3.15 and providing that the Senior Creditors agree for the benefit of the Agent and the Lenders that in consideration for the subordination provisions provided in Section 3.03 through 3.18 of this Agreement
(a) if the Halliburton Guaranty is called by the Agent under this Agreement and Halliburton fully performs under the Halliburton Guaranty and pays in full all amounts owing under and in connection with the Tranche B Credit Facility, and (b) if an event of default is declared by the Senior Creditors under the Senior Obligations, then the Senior Creditors (or an agent operating on their behalf) will (i) use reasonable efforts to give notice to the Agent of the default, (ii) offer to sell the Senior Obligations to the Lenders at par within ten (10) Business Days of such offer, and (iii) upon acceptance by the Lenders of the offer described in clause (ii) within said ten-day period, assign to the Lenders (utilizing the Form of Assignment attached hereto in Exhibit "I") all the Senior Creditors' rights under the Senior Obligations and any Liens securing those rights upon payment in full within said ten-day period of all amounts owing under the Senior Obligations. In addition, the Senior Creditors will use reasonable efforts to give the Agent written notice of any foreclosure actions initiated by the Senior Creditors on any Property for which the Agent has a Lien, either (a) at the time notice is given to the Borrower, or
(b) at the time any otherwise required statutory notices would be given. Nothing contained in this Section 3.16 shall in any way prejudice the Senior Creditors' rights to, or prevent the Senior Creditors from, foreclosing on any collateral for the Senior Obligations or prejudice any rights of the Agent or the Lenders to enforce the Halliburton Guaranty Agreement or in any way affect or impair Halliburton's obligations under the Halliburton Guaranty Agreement or prohibit or restrict the Senior Creditors' rights to sell and assign the Senior Obligations to others after the ten-day period referenced in this Section 3.16.

Section 3.17	Assignment of Tranche B Loan Documents.
In the event Halliburton is called upon to perform under the Halliburton Guaranty, in exchange for payment in full of all amounts owing under and in connection with the Tranche B Credit Facility, the Agent and the Lenders shall assign the Tranche B Loan Documents to Halliburton or its designee under an assignment the form of which is attached hereto as Exhibit J. Upon any such assignment, Halliburton or its designee shall replace Chase (and Chase shall resign as Agent pursuant to Section 11.09 hereof) as Agent under the Tranche B Credit Facility, and neither Chase nor any Lender shall have any further obligations with respect to the Tranche B Credit Facility. Furthermore, following such assignment, the applicable Tranche A Loan Documents and the applicable Tranche B Loan Documents shall be amended, supplemented and/or restated to reflect such fact and to sever the two facilities. So long as the amendments, supplements and/or restatements of the applicable Tranche A Loan Documents and Tranche B Loan Documents contain the same terms as the current Tranche A Loan Documents and Tranche B Loan Documents and the severing of the two facilities is not materially adverse to the Borrower, the aforementioned assignment and amendments, supplements and/or restatements shall not require the prior consent of the Borrower, and the Borrower hereby irrevocably appoints the Agent as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable in connection with such assignment and amendments, supplements and/or restatements. In the event of any such assignment, Section 4.06(d) shall no longer be applicable.

Section 3.18	Standstill.  In the event Halliburton or
its designee becomes the holder of the Tranche B Loan Documents whether pursuant to an assignment under Section 3.17 or by way of subrogation, (a) Halliburton agrees that it shall not institute any proceedings or seek any other remedy allowed at law or in equity to enforce the Subordinated Indebtedness, except for any of its rights to foreclose upon or exercise any other remedies with respect to Brazos A-19 or the MMR Guaranty (if applicable) until the earlier of (x) the date upon which any such actions are taken with respect to the Senior Obligations, and (y) the date which is 90 days from and after the earlier of (i) the date of assignment of the Subordinated Indebtedness and the Tranche B Loan Documents to Halliburton or its designee, and (ii) the date of payment in full of the Tranche B Indebtedness to the Lenders in satisfaction of the Halliburton Guaranty, and (b) following the expiration of the 90-day period, Halliburton or its designee shall have the right to institute proceedings against the Borrower and to enforce its rights in the Liens securing the Tranche B Indebtedness, subject to the terms and provisions of Sections 3.03 through 3.05 and 3.07 through 3.16.

                         ARTICLE IV

      	Payments; Pro Rata Treatment; Computations; Etc.

Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Tranche B Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim.
Each payment received by the Agent under this Agreement or any Tranche B Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (iii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Tranche B Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Tranche B Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Tranche B Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Tranche B Loans comprised of Tranche B Base Rate Loans.

Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Sections 2.04(a), (b) and (c) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Tranche B Credit Amounts or the Aggregate Tranche B Commitments under Section 2.03 shall be applied to the Maximum Tranche B Credit Amount or the Tranche B Commitment of each Lender, as the case may be, pro rata according to the amounts of its respective Tranche B Commitment; (ii) each payment of principal of Tranche B Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Tranche B Loans held by the Lenders;
(iii) each payment of interest on Tranche B Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; (iv) each reimbursement by the Borrower of disbursements under Tranche B Letters of Credit shall be made for account of the Agent or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender; and (v) each increase in the Aggregate Maximum Tranche B Credit Amount pursuant to Section 2.03(d) shall result in an increase to the Maximum Tranche B Credit Amount of each Lender, pro rata according to the amount of its respective Tranche B Commitment.

Section 4.03  Computations.  Interest on Tranche B
Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Tranche B Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Tranche B Loan or a payment under a Tranche B Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

Section 4.05  Set-off, Sharing of Payments, Etc.

(a)	The Borrower agrees that, in addition to (and
without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Restricted Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Tranche B Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

(b)	If any Lender shall obtain payment of any principal
of or interest on any Tranche B Loan made by it to the Borrower under this Agreement (or reimbursement as to any Tranche B Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Tranche B Loans (or participations in Tranche B Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Tranche B Loans held by each of the Lenders (or reimbursements of Tranche B Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Tranche B Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Tranche B Loans (or Tranche B Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

Section 4.06  Taxes.

(a)	Payments Free and Clear.  Any and all payments by
the Borrower hereunder shall be made, in accordance with
Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b)	Other Taxes.  In addition, to the fullest extent
permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Tranche B Security Instrument (hereinafter referred to as "Other Taxes").

(c)	INDEMNIFICATION.  TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, BUT SUBJECT TO SECTION 4.06(d)(ii), THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

(d)	Lender Representations.

(i)	Each Lender represents that it is either (1) a
corporation or banking association organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United
States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing
Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal
Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal
Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder
(the "Form 1001 Certification").  In addition, each
Lender agrees that if it previously filed a Form 4224
Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001
Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or
(ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or
(ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this
Section 4.06.

(ii)	For any period with respect to which a Lender
has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental
Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section
4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

(iii)	Any Lender claiming any additional
amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

Section 4.07  Disposition of Proceeds.  The Tranche B
Security Instruments contain an assignment by the Borrower or a Restricted Subsidiary, as the case may be, unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Tranche B Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Tranche B Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Tranche B Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or such Restricted Subsidiary.

                       	ARTICLE V

                    	Capital Adequacy

Section 5.01	Additional Costs.  Subject to the
provisions of Section 3.03 through 3.18:

(a)	Eurodollar Regulations, etc.  The Borrower shall pay
directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Tranche B Eurodollar Loans or issuing or participating in Tranche B Letters of Credit hereunder or its obligation to make any Tranche B Eurodollar Loans or issue or participate in any Tranche B Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Tranche B Eurodollar Loans, Tranche B Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Tranche B Note in respect of any of such Tranche B Eurodollar Loans or Tranche B Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Tranche B Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Tranche B Commitment or Tranche B Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Tranche B Note (or any of such extensions of credit or liabilities) or such Lender's Tranche B Commitment or Tranche B Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Tranche B Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Tranche B Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(b)	Regulatory Change.  Without limiting the effect of
the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Tranche B Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Tranche B Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Tranche B Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(c)	Capital Adequacy.  Without limiting the effect of
the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Tranche B Commitment, its Tranche B Notes, its Tranche B Loans or any interest held by it in any Tranche B Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

(d)	Compensation Procedure.  Any Lender notifying the
Borrower of the incurrence of additional costs under this
Section 5.01 shall deliver such notice to the Borrower as soon as practicable and in any event within ninety (90) days after the change or other event giving rise to the incurrence of such additional costs and shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Tranche B Loans or its obligation to make Tranche B Loans or issue Tranche B Letters of Credit, or on amounts receivable by it in respect of Tranche B Loans or Tranche B Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

Section 5.02  Limitation on Tranche B Eurodollar Loans.
 Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest
Period:

(i)	the Agent determines (which determination
shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Tranche B Eurodollar
Loans as provided herein; or

(ii)	the Agent determines (which determination
shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Tranche B Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Tranche B Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Tranche B Eurodollar Loans.

Section 5.03  Illegality.  Notwithstanding any other
provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Tranche B Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Tranche B Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Tranche B Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

Section 5.04  Tranche B Base Rate Loans Pursuant to
Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Tranche B Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Tranche B Loans"), all Affected Tranche B Loans which would otherwise be made by such Lender shall be made instead as Tranche B Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Tranche B Loans of such Lender then outstanding shall be automatically converted into Tranche B Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Tranche B Loans are so made as (or converted into) Tranche B Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Tranche B Loans shall be applied instead to its Tranche B Base Rate Loans.

Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

(i)	any payment, prepayment or conversion of a
Tranche B Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Tranche B Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Tranche B Loan;

(ii)	any failure by the Borrower for any reason
(including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Tranche B
Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c); or

(iii)	the revocation by the Borrower of (a) a
revocable notice of borrowing delivered pursuant to
Section 2.02(c) or (b) a revocable request for the issuance of a Tranche B Letter of Credit delivered pursuant to Section 2.02(g) or (c) a revocable notice of reduction or termination delivered pursuant to Section
2.03(b) or (d) a revocable notice of prepayment delivered pursuant to Section 2.07(a).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Tranche B Loan (or, in the case of a failure to borrow, the Interest Period for such Tranche B Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Tranche B Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

Section 5.06  Replacement Lenders.

(a)	If any Lender has notified the Borrower and the
Agent of its incurring additional costs under Section 5.01 hereof or has required the Borrower to make payments for Taxes under Section 4.06 hereof, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Tranche B Commitment of any Lender (other than the Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

(b)	In order to effect the termination of the Tranche B
Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Tranche B Commitment or Tranche B Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Tranche B Commitment or Tranche B Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Tranche B Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Tranche B Commitments of the Replacement Lenders under clauses (i) and
(ii) above equal the Tranche B Commitment of the Terminated
Lender.

(c)	The Notice of Termination shall include the name of
the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Tranche B Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Tranche B Commitment to be assigned to each Replacement Lender.

(d)	On the Lender Termination Date, (i) the Terminated
Lender shall by execution and delivery of an Assignment assign its Tranche B Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Tranche B Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Tranche B Loans (if any) then outstanding and participation interests in Tranche B Letters of Credit (if any) then outstanding (pro rata as aforesaid),
(ii) the Terminated Lender shall endorse its Tranche B Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Tranche B Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under
Section 12.06(b).  To the extent not in conflict, the terms of
Section 12.06(b) shall supplement the provisions of this
Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 5.05.

(e)	If any Lender is replaced pursuant to this Section
5.06 with respect to such Lender's Tranche B Commitment, such Lender shall also be terminated with regard to its Tranche A Commitment and any Replacement Lenders shall be the same.

                    	ARTICLE VI

               	Conditions Precedent

Section 6.01  Initial Funding.
In addition to all conditions precedent contained in
Article VI of the Credit Agreement (other than Sections 6.01 (l) and (m)), the obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance. Notwithstanding the fact that the "Initial Funding" under the Credit Agreement shall not have occurred prior to the Initial Funding hereunder, the conditions precedent contained in
Article VI of the Credit Agreement (other than Sections 6.01(l) and
(m)) are hereby deemed to be independent conditions precedent to the Initial Funding hereunder.

(a)	The Tranche B Notes, duly completed and executed.

(b)	Receipt by the Agent of the fees due and payable
after the Closing Date as provided for in the Fee Letter.

(c)	Receipt by the Agent of each of the Tranche B
Security Instruments, including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary, and otherwise in recordable form and substance satisfactory to the Agent.

(d)	Receipt by the Agent of such title information as
the Agent may require from attorneys satisfactory to the Agent setting forth the status of title to 100% of the value of the Hydrocarbon Interests covered by the Tranche B Security
Instruments.

(e)	The Borrower shall be in compliance with all
covenants and agreements contained in Article VIII and Article
IX (after giving effect to the requested Tranche B Loan).

(f)	Receipt by the Agent of a fully executed copy of the
Participation Agreement in form and substance reasonably satisfactory to the Agent.

(g)	A certificate of the Secretary of Halliburton
setting forth (i) resolutions of the board of directors of Halliburton with respect to the authorization of Halliburton to execute and deliver the Halliburton Guaranty and to enter into the transactions contemplated therein, (ii) the officers of Halliburton (y) who are authorized to sign the Halliburton Guaranty and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Halliburton Guaranty and the transactions contemplated thereby, (iii) specimen signatures of the authorized officers,
(iv) the articles or certificate of incorporation of Halliburton, and (v) the by-laws of Halliburton, as amended, all certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from Halliburton to the contrary.

(h)	Certificates of the Secretary of State of Delaware
with respect to the existence, qualification and good standing of Halliburton.

(i)	A compliance certificate which shall be
substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

(j)	An opinion of Bruce Metzinger, Esq., in-house
counsel of Halliburton substantially in the form of Exhibit G.

(k)	An opinion of Morris & Campbell, P.C., counsel to
Halliburton, regarding enforceability of the Halliburton
Guaranty, substantially in the form of Exhibit H.

(l)	Receipt of the executed Halliburton Guaranty.

(m)	The Agent shall have been furnished with appropriate
UCC search certificates reflecting no prior liens or security interests.

(n)	A certificate of insurance coverage of the Borrower
evidencing that the Borrower is carrying insurance in accordance with Section 7.19 herein.

(o)	Receipt by the Agent of such other documents as the
Agent or any Lender or special counsel to the Agent may reasonably request.

Section 6.02  Initial and Subsequent Tranche B Loans and
Tranche B Letters of Credit. The obligation of the Lenders to make Tranche B Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Tranche B Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Tranche B Loans or Tranche B Letters of Credit or increase, as the case may be, and after giving effect thereto:
(i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; (iii) the representations and warranties made by the Borrower in Article VII and by the Borrower or any Restricted Subsidiary in the Tranche B Security Instruments shall be true on and as of the date of the making of such Tranche B Loans or issuance, renewal, extension or reissuance of a Tranche B Letter of Credit, as the case may be, with the same force and effect as if made on and as of such date and following such new borrowing, issuance or increase, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary; and (iv) the aggregate outstanding amount of investments, loans and advances permitted by
Section 9.03(b) and net dividends, distributions and redemptions permitted by Section 9.04, shall not exceed $7,000,000.00. Each request for a borrowing or issuance, renewal, extension or reissuance of a Tranche B Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Tranche B Letter of Credit, as of the date thereof).

Section 6.03  Conditions Relating to Tranche B Letters of
Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Tranche B Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

(a)	At least three (3) Business Days prior to the date
of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Tranche B Letter of Credit, the Agent shall have received a written request for a Tranche B Letter of Credit, in accordance with Section 2.02(g) hereof.

(b)	Each of the Tranche B Letters of Credit shall (i) be
issued by the Agent, (ii) contain such terms and provisions as are reasonably required by the Agent, (iii) be for the account of the Borrower and (iv) expire not later than the earlier of one (1) year from the date of issuance, renewal, extension or reissuance or two (2) days before the Termination Date.

(c)	The Borrower shall have duly and validly executed
and delivered to the Agent a Tranche B Letter of Credit
Agreement pertaining to the Tranche B Letter of Credit.


                     	ARTICLE VII

           	Representations and Warranties

The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Tranche B Letter of Credit as provided in Section 6.03):

Section 7.01  Existence.  Each of the Borrower and each
Restricted Subsidiary: (i) is a corporation or limited liability company duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation;
(ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

Section 7.02  Financial Condition.  The audited
consolidated financial statements of MMR and its Consolidated Subsidiaries as at December 31, 1999, and the balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1999 and the related statement of income, member's capital and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, in each case as included in the consolidating statements of MMR and its Consolidated Subsidiaries as of said date with the opinion thereon of Arthur Andersen LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2000 and the related consolidated statements of income, members capital and cash flow of the Borrower and its Consolidated Subsidiaries for the three-month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date and the results of its operations for the fiscal year and the three-month period ended on said date, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case, that would be required to be reserved for in the Financial Statements in accordance with GAAP, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Except as set forth on Schedule 7.10, since March 31, 2000, there has been no change or event having a Material Adverse Effect. Except as set forth on Schedule 7.10, since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

Section 7.03  Litigation.  Except as disclosed to the
Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Borrower to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of the Borrower, or impair the validity or enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement or any of the other Tranche B Loan Documents to which it is a party, in each case, taking into account any applicable insurance.

Section 7.04  No Breach.  Neither the execution and
delivery of the Tranche B Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Restricted Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Restricted Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Tranche B Loan Documents and those permitted under Section 9.02.

Section 7.05  Authority.  The Borrower and each
Restricted Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Tranche B Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Restricted Subsidiary of the Tranche B Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Tranche B Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Restricted Subsidiary, enforceable in accordance with their terms.

Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Restricted Subsidiary of the Tranche B Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Tranche B Security Instruments as required by this Agreement.

Section 7.07 Use of Tranche B Loans. The proceeds of the Tranche B Loans shall be used to (a) explore for and develop the Borrower's reserves from its Oil and Gas Properties,
(b) provide funding for acquisitions of Oil and Gas Properties and
(c) for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Tranche B Loan hereunder will be used to buy or carry any margin stock.

Section 7.08  ERISA.

(a)	The Borrower and each Restricted Subsidiary have
complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)	Each Plan of the Borrower and of each Restricted
Subsidiary is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)	To the knowledge of the Borrower, no act, omission
or transaction has occurred which could result in imposition on the Borrower or on any Restricted Subsidiary (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or
(ii) breach of fiduciary duty liability damages under section
409 of ERISA.

(d)	No Plan (other than a defined contribution plan) or
any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e)	Full payment when due has been made of all amounts
which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)	The actuarial present value of the benefit
liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

(g)	Neither the Borrower nor any Restricted Subsidiary
sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or a Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)	None of the Borrower, any Subsidiary or any ERISA
Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

(i)	None of the Borrower, any Subsidiary or any ERISA
Affiliate is required to provide security under section
401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and the Restricted Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Restricted Subsidiary, other than any taxes the validity of which the Borrower or the relevant Restricted Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such Restricted Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

Section 7.10  Titles, etc.

(a)	Except as set out in the title reports delivered to
the Agent prior to the Closing Date, each of the Borrower and the Restricted Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section
9.02. Except as set forth in Schedules 7.10 and 7.22, after giving full effect to the Excepted Liens, the Borrower or each Restricted Subsidiary, as applicable, owns the net interests in production attributable to the Hydrocarbon Interests reflected in Schedule 7.22 and the ownership of such Properties shall not in any material respect obligate the Borrower or any Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and opera-tions of each such Property in an amount in excess of the working interest of each Property set forth in Schedule 7.22.

(b)	All leases and agreements necessary for the conduct
of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and the Restricted Subsidiaries.

(c)	The rights, Properties and other assets presently
owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

(d)	Except as set forth on Schedule 7.10, all of the
assets and Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

Section 7.11  No Material Misstatements.  No written
information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

Section 7.12  Investment Company Act.  Neither the
Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 7.13  Public Utility Holding Company Act.
Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 7.14  Subsidiaries.  Except as set forth on
Schedule 7.14 which indicates all Restricted Subsidiaries and all Unrestricted Subsidiaries, the Borrower has no Subsidiaries other than those formed pursuant to Section 9.16 prior to the quarterly report required by Section 8.01(i).

Section 7.15  Location of Business and Offices.  The
Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

Section 7.16  Defaults.  Neither the Borrower nor any
Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

Section 7.17  Environmental Matters.  Except (i) as
provided in Schedule 7.17 or (ii) as would not have a Material
Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

(a)	Neither any Property of the Borrower or any
Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)	Without limitation of clause (a) above, no Property
of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c)	All notices, permits, licenses or similar
authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)	All hazardous substances, solid waste, and oil and
gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)	The Borrower has taken all steps reasonably
necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f)	To the extent applicable, all Property of the
Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)	Neither the Borrower nor any Subsidiary has any
known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

Section 7.18  Compliance with the Law.  Neither the
Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the producing intervals are wholly within the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance maintained by or on behalf of the Borrower and each Restricted Subsidiary. All such policies are in full force and effect, all premium payments with respect thereto covering all periods up to and including the date of the closing are current, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Restricted Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Restricted Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums (except for adjustments); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and the Restricted Subsidiaries and their respective board of directors or officers have designated as being self-insured. Neither the Borrower nor any Restricted Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

Section 7.20  Hedging Agreements.  Schedule 7.20 sets
forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 7.21 Restriction on Liens. Except as set forth on Schedule 7.21, neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or arrangement (other than this Agreement, the Credit Agreement and the Security Instruments) or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

Section 7.22  Material Agreements. Set forth on Schedule
7.22 hereto (as same may be amended quarterly and delivered together with the reports required in Sections 8.01(a) and 8.01(b) hereof for leases, agreements, and other documents, entered into after the Closing Date) is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Restricted Subsidiaries, and all obligations of the Borrower or any of the Restricted Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Restricted Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 7.22 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and the Restricted Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 20% of the sales of the Borrower and the Restricted Subsidiaries during the Borrower's current fiscal year.

Section 7.23 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.23 or on the most recent certificate delivered pursuant to Section 8.07(c) of the Credit Agreement, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's or any Restricted Subsidiary's Oil and Gas Properties which would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one billion cubic feet of gas in the aggregate.


                 	ARTICLE VIII

             	Affirmative Covenants



The Borrower covenants and agrees that, so long as (i) (a) any of the Tranche B Commitments are in effect, (b) no Conventional Senior Debt covenants are in effect, and (c) any Tranche B Indebtedness or any interest thereon or any other amounts payable by the Borrower hereunder remains outstanding, or (ii) an Event of Default has occurred and is continuing, other than an Event of Default under Section 10.01(b) caused by the occurrence of an "Event of Default" under the Credit Agreement or Section 10.01(n) when, in either case, the "Event of Default" under the Credit Agreement has been cured or has been waived in accordance with the terms of the Credit Agreement, the following covenants set forth in this Article VIII shall apply to the Tranche B Indebtedness. In all other circumstances, the covenants set forth in the Conventional Senior Debt (with the exception of Section 8.10 hereof, which section will not be replaced, amended, modified or waived without the written consent of Halliburton) shall apply to the Tranche B Indebtedness, subject, however, to Section 3.12 hereof.

Section 8.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies for each for the Lenders:

(a)	As soon as available and in any event within 90 days
after the end of each fiscal year of the Borrower, the statements of income, member's capital, and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, as contained in the audited consolidated financial statements of MMR and the related consolidating financial statements of its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

(b)	As soon as available and in any event within 60 days
after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, member's capital, and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(c)	Promptly after the Borrower knows that any Default
or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

(d)	Promptly upon receipt thereof, a copy of each other
report or letter submitted to MMR, the Borrower or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of MMR, the Borrower and the Restricted Subsidiaries, and a copy of any response by MMR, the Borrower or any Restricted Subsidiary, or the board of directors of MMR, the Borrower or any Restricted Subsidiary, to such letter or report.

(e)	Promptly upon its becoming available, each financial
statement, report, notice or proxy statement sent by MMR to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by MMR with or received by MMR in connection therewith from any securities exchange or the SEC or any successor agency.

(f)	Promptly after the furnishing thereof, copies of any
material statement, report or notice furnished by the Borrower to any Person pursuant to the terms of any material (i.e., over $1,500,000, if permitted) indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(g)	From time to time such other information regarding
the business, affairs or financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

(h)	Simultaneously with the delivery of the financial
statements referred to in clauses (a) and (b) above, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(i)	Simultaneously with the delivery of the financial
statements referred to in clause (b) above, an update to
Schedule 7.14 setting forth all Subsidiaries of the Borrower as of the last Business Day of such calendar quarter.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Section 9.15 as of the end of the respective fiscal quarter or fiscal year.

Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Restricted Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect.
The Borrower will, and will cause each of the Restricted Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Restricted Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000.

Section 8.03  Maintenance, Etc.

(a)	The Borrower shall and shall cause each Restricted
Subsidiary to: preserve and maintain its existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, pollution insurance to the extent reasonably available.

(b)	Contemporaneously with the delivery of the financial
statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

(c)	The Borrower will and will cause each Restricted
Subsidiary to operate its Properties or cause such Properties to be operated in a good and workmanlike manner in accordance with the standard practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(d)	The Borrower will and will cause each Restricted
Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche B Indebtedness and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche
B Indebtedness and other material Properties will be fully preserved and maintained, except (1) for ordinary wear and tear, (2) for equipment, machinery and facilities no longer used or useful in the Borrower's or such Restricted Subsidiary's business, (3) for casualty losses and (4) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts.
The Borrower will and will cause each Restricted Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche B Indebtedness, to the extent that any failure to so pay or discharge would have a Material Adverse Effect, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the material obligations required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche B Indebtedness and other material Properties,
(iii) do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche B Indebtedness and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Restricted Subsidiary to operate its Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche B Indebtedness and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a good and workmanlike manner in accordance with the standard practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

Section 8.04  Environmental Matters.

(a)	The Borrower will and will cause each Subsidiary, to
the extent not already in place, to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

(b)	The Borrower will promptly notify the Agent and the
Lenders in writing of any material threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

(c)	The Borrower will and will cause each Subsidiary to
provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent and the Lenders (or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

Section 8.05 Further Assurances. The Borrower will and will cause each Restricted Subsidiary to cure promptly any defects in the creation and issuance of the Tranche B Notes and the execution and delivery of the Tranche B Security Instruments and this Agreement. The Borrower at its expense will and will cause each Restricted Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Tranche B Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Tranche B Notes, or to correct any omissions in the Tranche B Security Instruments, or to state more fully the security obligations set out herein or in any of the Tranche B Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Tranche B Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

Section 8.06 Performance of Obligations. The Borrower will pay the Tranche B Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Restricted Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Tranche B Security Instruments and this Agreement, at the time or times and in the manner specified.

Section 8.07  Title Information  With respect to all
Property of the Borrower which is required to be subjected to a Lien in favor of the Agent to secure the Tranche B Indebtedness:

(a)	The Borrower will deliver, or cause to be delivered,
title information in form and substance acceptable to the Agent covering the Hydrocarbon Interests subject to a Lien in favor of the Agent securing the Tranche B Indebtedness pursuant to the Tranche B Security Instruments, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on 100% of the value of such Hydrocarbon Interests.

(b)	The Borrower shall cure, or cause to be cured, any
title defects or exceptions which are not Excepted Liens raised by such information, or substitute, or cause to be substituted, acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering
Mortgaged Properties of an equivalent value, within 30 days after a request by the Agent or the Lenders to cure such defects or exceptions.

(c)	If the Borrower is unable to cure, or cause to be
cured, any title defect requested by the Agent or the Lenders to be cured within the 30-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 100% of the value of the Mortgaged Properties, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to require the Borrower to grant a Lien in favor of the Agent securing the Tranche B Indebtedness on such other Property of the Borrower or any Restricted Subsidiary reasonably satisfactory to the Lenders and the Agent.

Section 8.08  ERISA Information and Compliance.  When
requested by the Agent, the Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders copies of each annual and other report with respect to each Plan or any trust created thereunder filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC. The Borrower will promptly notify the Agent immediately upon becoming aware of the occurrence of any ERISA Event or, with respect to any Restricted Subsidiary or Plan thereof, of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, to the extent that such ERISA Event or "prohibited transaction" results in a Material Adverse Effect, in a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto. Immediately upon receipt thereof, the Borrower will promptly send to the Agent, with sufficient copies to the Lenders, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full, without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.09	Engineering Reports.

(a)	Borrower shall deliver to the Lenders any Reserve
Report required to be delivered under the Credit Agreement.

(b)	[This section is intentionally left blank.]

(c)	With the delivery of each Reserve Report, the
Borrower shall provide to the Agent and the Lenders, any certificate from a Responsible Officer that is required to be delivered pursuant to the Credit Agreement.

(d)	As soon as available and in any event within 60 days
after the end of each calendar quarter, the Borrower shall provide production reports and lease operating summaries by lease for the Borrower's and each Restricted Subsidiary's Oil and Gas Properties subject to a Lien in favor of the Agent securing the Tranche B Indebtedness, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's or such Restricted Subsidiary's accounts in such period, and such other information with respect thereto as the Agent may reasonably require.

Section 8.10 	Liens.  The Borrower agrees that it will
grant to the Agent, for the benefit of the Lenders under this Agreement, Liens (the "Tranche B Liens") on all Oil and Gas Properties that are now owned or hereafter acquired by the Borrower and that are encumbered by a Lien securing the obligations of the Borrower under the Credit Agreement (or any Conventional Senior Debt facility replacing the Credit Agreement). Subject to the provisions of Section 12.19, all Tranche B Liens will be: (a) subordinate and junior to the Liens securing the obligations of the Borrower under the Credit Agreement or the Conventional Senior Debt, except with respect to Brazos A-19 the Tranche B Lien upon which will be senior to the Lien on Brazos A-19 securing the obligations of the Borrower under the Credit Agreement or the Conventional Senior Debt; (b) created and perfected by the Tranche B Security Instruments, which Tranche B Security Instruments will be sufficient to perfect the Tranche B Liens in favor of the Agent; and (c) released by the Agent on behalf of the Lenders in accordance with Sections 3.08, 3.14 and 12.19. The Borrower covenants and agrees to execute such documents and agreements as are reasonably necessary to effectuate the purposes of this Section 8.10.

                      	ARTICLE IX

                   	Negative Covenants


The Borrower covenants and agrees that, so long (i) (a) as any of the Tranche B Commitments are in effect, (b) no Conventional Senior Debt covenants are in effect and (c) any Tranche B Indebtedness or any interest thereon or any other amounts payable by the Borrower hereunder remains outstanding, or (ii) an Event of Default has occurred and is continuing, other than an Event of Default under
Section 10.01(b) caused by the occurrence of an "Event of Default" under the Credit Agreement or Section 10.01(n) when, in either case, the "Event of Default" under the Credit Agreement has been cured or has been waived in accordance with the terms of the Credit Agreement, without the prior written consent of the Majority Lenders, the following covenants set forth in this Article IX shall apply to the Tranche B Indebtedness. In all other circumstances, the covenants set forth in the Conventional Senior Debt shall apply to the Tranche B Indebtedness, subject, however, to Section 3.12 hereof.

Section 9.01  Debt.  Neither the Borrower nor any
Restricted Subsidiary will incur, create, assume or suffer to exist any Debt, except:


(a)	Senior Debt not in excess of the greater of (i) $100
million dollars minus the Aggregate Tranche B Commitments minus the amount of Pari Passu Debt outstanding from time to time that exceeds $10,000,000 in the aggregate, if any or (ii) the amount of Senior Debt permitted such that the Interest Coverage Ratio on a commercially reasonable proforma projected basis for the twelve month period beginning on the date of the calculation thereof shall be greater than 2.75 to 1.00; provided that no additional Senior Debt may be incurred following and during the continuance of a Default;

(b)	The Tranche B Indebtedness;

(c)	Debt existing on the Closing Date which is reflected
in the Financial Statements or is disclosed in Schedule 9.01, and any renewals, extensions or refinancings (but not increases) thereof;

(d)	Debt (unrelated to Unrestricted Subsidiaries and
other than for borrowed money) incurred in the ordinary course of business in connection with Hydrocarbon transportation, Hydrocarbon purchasing or other similar arrangements, provided that such arrangements are disclosed to the Agent and the costs of the financing related to such arrangements are incorporated into the Reserve Reports provided to the Agent;

(e)	Debt under Hedging Agreements with a Lender or
another Person rated BBB+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or better (or the equivalent rating by another nationally recognized rating service), the notional amounts of which, with respect to commodity Hedging Agreements, do not exceed 80% of Borrower's anticipated oil and/or gas production from producing wells to be produced during the term of such Hedging Agreements, entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's and its Subsidiaries' operations;

(f)	Debt secured by the Liens permitted by clause (x) of
the definition of "Excepted Liens";

(g)	Debt secured by a pledge of investments in
Unrestricted Subsidiaries permitted by clause (xii) of the definition of "Excepted Liens"; provided that such Debt is recourse solely to the investment so pledged;

(h)	loans and advances between the Restricted
Subsidiaries, to any Restricted Subsidiary from the Borrower and to the Borrower from any Restricted Subsidiary;

(i)	Debt which is subordinated to the Tranche B
Indebtedness in right of payment;

(j)	Pari Passu Debt not in excess of the greater of (i)
$10,000,000 in the aggregate or (ii) $110,000,000 minus the Aggregate Tranche B Commitments minus the aggregate amount of Senior Debt outstanding from time to time; and

(k)	Debt consisting of the Borrower's obligation to make
payments to Halliburton pursuant to Section 5.9 of the Participation Agreement in the event that the Borrower does not convey a working interest to Halliburton or its designee in the properties contemplated in such Section.

Section 9.02  Liens.  Neither the Borrower nor any
Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter ac-quired), except:

(a)	Liens securing the payment of Senior Debt (including
the Tranche A Indebtedness) permitted under Section 9.01(a), which Liens may be senior to the Liens securing the Tranche B
Indebtedness;

(b)	Liens securing the payment of the Tranche B
Indebtedness;

(c)	Liens subordinate to the Liens securing the Tranche
B Indebtedness;

(d)	Excepted Liens;

(e)	Liens disclosed on Schedule 7.22;

(f)	Liens on cash or securities of the Borrower securing
the Debt described in Sections 9.01(d) and (e);

(g)	Liens in favor of Halliburton contemplated by the
proviso in Section 12.19(d)(i); and

(h)	Encumbrances in favor of Halliburton created by the
Participation Agreement (as such agreement exists on the date hereof).

Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Restricted Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person which is not the Borrower or a Restricted Subsidiary, but which does include Unrestricted Subsidiaries (each such Person being a "Third Party") (which shall include any payments on behalf of any Unrestricted Subsidiary and shall include the Borrower's investments in and any loans and advances to any Restricted Subsidiaries that become Unrestricted Subsidiaries in accordance with Section 9.16 and the definition of "Unrestricted Subsidiary"), except that the foregoing restriction shall not apply to:

(a)	investments, loans or advances reflected in the
Financial Statements or which are disclosed to the Lenders in
Schedule 9.03;

(b)	investments, loans or advances of cash or other
Property in an aggregate outstanding amount not at any time in excess of (when aggregated with net dividends, distributions and redemptions permitted under Section 9.04) $7,000,000.00;

(c)	accounts receivable arising in the ordinary course
of business;

(d)	direct obligations of the United States or any
agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(e)	commercial paper maturing within one year from the
date of creation thereof rated in the highest grade by Standard & Poors Ratings Services, a division of The
McGraw-Hill Companies, Inc., or Moody's Investors Service,
Inc.;

(f)	deposits maturing within one year from the date of
creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc., respectively;

(g)	deposits in money market funds investing exclusively
in investments described in Section 9.03(d), 9.03(e) or 9.03(f); and

(h)	investments in direct ownership interests in
additional Oil and Gas Properties and gas gathering systems related thereto.

Section 9.04  Dividends, Distributions and Redemptions.
 The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its membership interests now or hereafter outstanding, return any capital to its members or make any distribution of its assets to its members, except that the Borrower may make dividends, distributions and redemptions to MMR so long as the aggregate amount of net dividends, distributions and redemptions, when aggregated with investments, loans and advances permitted under Section 9.03(b), do not exceed $7,000,000.00; provided, however, that such dividends, distributions and redemptions shall not be permitted hereunder if an Event of Default has occurred and is continuing or would result therefrom.

Section 9.05  [Intentionally left blank.]

Section 9.06 Nature of Business. Neither the Borrower nor any Restricted Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

Section 9.07  Mergers, Etc.  Neither the Borrower nor any
Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that:

(a)	the Borrower or any Restricted Subsidiary may merge
or liquidate any other Person into itself, so long as the surviving entity will be in compliance with all of the terms of this Agreement immediately following the merger or liquidation;

(b)	any Restricted Subsidiary may merge or liquidate
into the Borrower or another Restricted Subsidiary; and

(c)	any Restricted Subsidiary may be merged into any
other Person; provided that such other Person, immediately following such merger, shall be deemed a Restricted Subsidiary and shall comply with the provisions of Section 9.16 hereof;

provided, however, that in the case of a merger permitted by clauses (a) and (b) above, immediately thereafter and giving effect thereto, the Borrower or, as the case may be, a Restricted Subsidiary would be the surviving Person and, in the case of a merger permitted by clause (a), (b), or (c) above, no Default or Event of Default would, immediately thereafter and giving effect thereto, have occurred and be continuing. In all such instances permitted by this Section 9.07, the surviving entity shall be an entity formed under the laws of one of the States of the United States of America.

Section 9.08  Proceeds of Tranche B Notes.  The Borrower
will not permit the proceeds of the Tranche B Notes to be used for
any purpose other than those permitted by Section 7.07.    Neither
the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Tranche B Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.09 ERISA Compliance. The Borrower will not at any time engage in or permit any of the following if a Material
Adverse Effect would result:

(a)	Engage in, or permit any Restricted Subsidiary or
ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)	Terminate, or permit any Subsidiary or ERISA
Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, any Subsidiary or any ERISA
Affiliate to the PBGC;

(c)	Fail to make, or permit any Restricted Subsidiary to
fail to make, full payment of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or a Restricted Subsidiary is required to pay as contributions thereto;

(d)	Permit to exist, or allow any Subsidiary or ERISA
Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or
Section 412 of the Code, whether or not waived, with respect to any Plan;

(e)	Permit, or allow any Subsidiary or ERISA Affiliate
to permit, the actuarial present value of the benefit liabil-ities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities to the extent that such liability can not be paid in the ordinary course. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

(f)	Contribute to or assume an obligation to contribute
to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer
Plan;

(g)	Acquire, or permit any Subsidiary or ERISA Affiliate
to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h)	Incur, or permit any Subsidiary or ERISA Affiliate
to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i)	Contribute to or assume an obligation to contribute
to, or permit any Restricted Subsidiary to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

(j)	Amend or permit any Subsidiary or ERISA Affiliate to
amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10 Sale or Discount of Receivables. Neither the Borrower nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable except (i) in the ordinary course of business, or (ii) in connection with a receivables asset securitization, otherwise permitted under this Agreement.

Section 9.11	Sale of Oil and Gas Properties.  The
Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property subject to a Lien in favor of the Agent securing the Tranche B Indebtedness or any interest in any Oil and Gas Property subject to a Lien in favor of the Agent securing the Tranche B Indebtedness, unless (i) no Default shall have occurred and be continuing and (ii) the consideration received for any such Oil and Gas Property is equal to or greater than its fair market value at the time of its sale.

Section 9.12 	Environmental Matters.  Neither the
Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

Section 9.13  Transactions with Affiliates.  Neither the
Borrower nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 9.14  [Intentionally left blank.]

Section 9.15 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated on a rolling four quarter basis) to be less than 2.25 to 1.00. For the purposes of this Agreement, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDAX for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Restricted Subsidiaries.

Section 9.16 Subsidiaries. The Borrower shall not and shall not permit any Restricted Subsidiary to sell or to issue any stock or ownership interest of a Restricted Subsidiary except to the Borrower or a Restricted Subsidiary, in compliance with Section
9.03 or for fair market value. The Borrower shall not create any additional Subsidiaries or permit any Restricted Subsidiary to do so, except:

(a)	the Borrower or any Restricted Subsidiary may create
(by formation or by an acquisition otherwise permitted by this Agreement) a Restricted Subsidiary provided, that:

(i)	each new Restricted Subsidiary shall forthwith
execute and deliver to the Agent for the benefit of the Lenders a written instrument of guaranty, unconditionally guaranteeing payment of all Tranche B Indebtedness of the Borrower; and

(ii)	simultaneously with the delivery of the
aforementioned written instrument of guaranty, each new
Restricted Subsidiary shall deliver to the Agent a certificate of the Secretary or Assistant Secretary of such Restricted Subsidiary setting forth (A) resolutions of its board of directors with respect to the authorization of such Restricted Subsidiary to execute and deliver such written instrument of guaranty and to enter into the transactions contemplated thereby, (B) the officers of such Restricted Subsidiary (y) who are authorized to sign such written instrument of guaranty, and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with such written instrument of guaranty and the transactions contemplated thereby, (C) specimen signatures for such officers, and (D) the articles or certificate of incorporation and bylaws of such Restricted Subsidiary, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower or such Restricted
Subsidiary to the contrary;

(b)	the Borrower or a Restricted Subsidiary may create
(by formation or by an acquisition otherwise permitted by this Agreement) additional Subsidiaries provided, that, such Subsidiary is designated as an Unrestricted Subsidiary by a certificate of the Borrower signed by both of the chief financial officer (or treasurer) and the general counsel of the Borrower, which certificate shall be delivered to the Agent.

Section 9.17  	Negative Pledge Agreements.  Neither the
Borrower nor any Restricted Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Credit Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property which is required to be subject to a Lien in favor of the Agent securing the Tranche B Indebtedness or restricts any Restricted Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.18 	 Gas Imbalances, Take-or-Pay or Other
Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary which would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed one billion cubic feet of gas in the aggregate on a net basis for the Borrower and the Restricted Subsidiaries.

                       	ARTICLE X

              	Events of Default; Remedies

Section 10.01  Events of Default.  One or more of the
following events shall constitute an "Event of Default":

(a)	the Borrower shall default in the payment or
prepayment (i) (excluding prepayments to be made pursuant to Section 2.07(b) with respect to a Shortfall and revocable notices delivered pursuant to Section 2.07(a) hereof) when due of any principal of or interest on any Tranche B Loan, or any reimbursement obligation for a disbursement made under any Tranche B Letter of Credit, or any fees or other amount payable by it hereunder or under any Tranche B Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period) shall continue unremedied for a period of 3 Business Days and/or (ii) when due of any required prepayments with respect to a Shortfall pursuant to Section 2.07(b) hereof and such default shall continue unremedied for a period of 30 days; or

(b)	the Borrower or any Restricted Subsidiary shall
default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c)	any representation, warranty or certification made
or deemed made herein or in any Tranche B Security Instrument by the Borrower or any Restricted Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Tranche B Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d)	the Borrower shall default in the performance of any
of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or the Borrower or any Restricted Subsidiary shall default in the performance of any of its obligations under any Tranche B Security Instrument (other than the payment of amounts due which shall be governed by
Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of
(i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

(e)	the Borrower shall admit in writing its inability
to, or be generally unable to, pay its debts as such debts become due; or

(f)	the Borrower shall (i) apply for or consent to the
appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g)	a proceeding or case shall be commenced, without the
application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or
(iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

(h)	a judgment or judgments for the payment of money in
excess of $500,000 in the aggregate shall be rendered by a court against the Borrower or any Restricted Subsidiary and the same shall not be discharged (or arrangements satisfactory to the Agent shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)	the Tranche B Security Instruments after delivery
thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

(j)	any Tranche B Letter of Credit becomes the subject
matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Agent under any Tranche B Letter of Credit or extending the Lenders' liability under any Tranche B Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent; or

(k)	the Borrower discontinues its usual business or
suffers to exist any material change in its ownership, control or management; or

(l)	any Restricted Subsidiary takes, suffers or permits
to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

(m)	so long as Halliburton is obligated under the
Halliburton Guaranty, Halliburton shall default in the payment when due of any principal of or interest on any of its Debt aggregating $50,000,000 or more, or any event specified as a default or event of default in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur and such default or event of default shall not be cured within thirty (30) days of Halliburton having been given notice of such default or event of default; or

(n)	any "Event of Default," as defined in the Credit
Agreement, shall occur and be continuing.

Section 10.02  Remedies.  Subject to the provisions of
Sections 3.03 through 3.18:

(a)	In the case of an Event of Default other than one
referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or
(g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Tranche B Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Tranche B Loans and all other amounts payable by the Borrower hereunder and under the Tranche B Notes (including without limitation the payment of cash collateral to secure the Tranche B LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(b)	In the case of the occurrence of an Event of Default
referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or
(g), the Tranche B Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Tranche B Loans and all other amounts payable by the Borrower hereunder and under the Tranche B Notes (including without limitation the payment of cash collateral to secure the Tranche B LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(c)	All proceeds received after maturity of the Tranche
B Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Tranche B Security Instruments; second to accrued interest on the Tranche B Notes; third to fees; fourth pro rata to principal outstanding on the Tranche B Notes and other Tranche B Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the Tranche B LC Exposure; and any excess shall be paid to the Borrower or the Restricted Subsidiaries, as applicable, or as otherwise required by any Governmental Requirement.

                    	ARTICLE XI

                    	The Agent


Section 11.01  Appointment, Powers and Immunities.  Each
Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Tranche B Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Tranche B Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Tranche B Loan Documents, and shall not by reason of the Tranche B Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of this Agreement, any Tranche B Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Tranche B Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.
 The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Tranche B Loan Documents.

Section 11.02  Reliance by Agent.  The Agent shall be
entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Tranche B Loans or of fees or failure to reimburse for Tranche B Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

Section 11.04  Rights as a Lender.   With respect to its
Tranche B Commitments and the Tranche B Loans made by it and its participation in the issuance of Tranche B Letters of Credit, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 11.05  INDEMNIFICATION.  THE LENDERS AGREE TO
INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER
SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE TRANCHE B SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY TRANCHE B SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

Section 11.06  Non-Reliance on Agent and other Lenders.
 Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Tranche B Notes, the Tranche B Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Tranche B Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Tranche B Loan Documents and the matters contemplated therein.

Section 11.07  Action by Agent.  Except for action or
other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Tranche B Security Instruments or applicable law.

Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section
12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. Notwithstanding anything in this Section 11.08 to the contrary, but expressly subject to the provisions of Section 11.09, the Agent shall not resign or be removed under this Agreement unless the Agent resigns or is removed as agent under the Credit Agreement. In each such case, the successor Agent that is appointed under this Agreement and the Credit Agreement shall be the same until such time as the Tranche B Credit Facility and the Tranche B Loan Documents are assigned pursuant to Section 3.17 hereof.

Section 11.09  Resignation of Agent on Assignment.
Notwithstanding anything to the contrary contained in this Agreement, in the event the Tranche B Credit Facility and the Tranche B Loan Documents are assigned pursuant to Section 3.17 hereof, the Agent under this Agreement shall be entitled to resign as Agent for the Tranche B Lenders under this Agreement in connection with any such assignment; provided that any such resignation shall not adversely affect the Agent's status as "agent" for the Tranche A Lenders.


                     	ARTICLE XII

                     Miscellaneous

Section 12.01  Waiver.  No failure on the part of the
Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Tranche B Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Tranche B Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.


Section 12.02 Notices. All notices and other communica-tions provided for herein and in the other Tranche B Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Tranche B Loan Documents) shall be given or made by telecopy, personal delivery, nationally recognized overnight courier or U.S. Mail in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Tranche B Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Tranche B Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telecopier to the extent that confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three
(3) Business Days after the date deposited in the mails, postage prepaid, or, in the case of a nationally recognized overnight courier, one (1) day after the date delivered to such courier with guaranteed next day delivery, in each case given or addressed as aforesaid.

Section 12.03  Payment of Expenses, Indemnities, etc.
The Borrower agrees:

(a)	whether or not the transactions hereby contemplated
are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Tranche B Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Tranche B Security Instrument, including without limitation, all costs and expenses of foreclosure;


(b)	TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF
THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE TRANCHE B LOANS OR TRANCHE B LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TRANCHE B LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY TRANCHE B SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE TRANCHE B LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY TRANCHE B LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY TRANCHE B LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE TRANCHE B SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE TRANCHE B LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY OR ITS AFFILIATE; AND

(c)	TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE
INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE TRANCHE B LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS
SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(d)	No Indemnified Party may settle any claim to be
indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this
Section 12.03.

(e) 	In the case of any indemnification hereunder, the
Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

(f)	THE FOREGOING INDEMNITIES SHALL EXTEND TO THE
INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER (OTHER THAN GROSS NEGLIGENCE), WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

(g)	The Borrower's obligations under this Section 12.03
shall survive any termination of this Agreement and the payment of the Tranche B Notes and shall continue thereafter in full force and effect.

(h)	The Borrower shall pay any amounts due under this
Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

Section 12.04	Amendments, Etc.

(a)	Any provision of this Agreement or any Tranche B
Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that: (i) no amendment, modification or waiver which extends the final maturity of the Tranche B Loans, increases the Aggregate Maximum Tranche B Credit Amounts (except as provided in
Section 2.03(d)), forgives the principal amount of any Tranche B Indebtedness outstanding under this Agreement, releases any guarantor of the Tranche B Indebtedness, releases any of the collateral securing the Tranche B Indebtedness (except as identified in Section 12.19), reduces the interest rate applicable to the Tranche B Loans or the fees payable to the Lenders generally, affects Section 2.03, this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Tranche B Credit Amount of any Lender shall be effective without the consent of such Lender (except as set forth in Section 2.03(d)); (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent; and (iv) no amendment, modification or waiver of Sections 3.03 through 3.18, inclusive, and Section 12.04 shall be effective without the consent of the Agent and the Senior Creditor or Senior Creditors against whom enforcement is being sought. Following the date on which the Tranche B Indebtedness and the Tranche B Loan Documents are assigned pursuant to Section 3.17, this provision shall not preclude an amendment to the Credit Agreement (excluding this Agreement) without any consent or involvement from the Tranche B Lenders.

(b)	Except as set forth in Sections 3.12 and 12.19, in
addition to the requirements of Section 12.04(a), (i) no waiver of the provisions of this Agreement and no waiver with respect to any Tranche B Security Instrument shall be effective without the written consent of Halliburton unless a comparable waiver is made with respect to the provisions of the Credit Agreement (or any Conventional Senior Debt facility replacing the Credit Agreement) or a comparable waiver is made with respect to the Tranche A Security Instruments (or the Liens securing any Conventional Senior Debt facility replacing the Credit Agreement); (ii) no amendment, modification, renewal, extension or release and no waiver, other than as provided in (i) above, to this Agreement and other than the following shall be effective without the written consent of Halliburton (A) any provisions of Sections 7.08, 7.10, 7.11, 7.14, 7.15, 7.17, 7.18, 7.19, 7.21, 7.22 or 7.23 if a comparable amendment, modification, renewal, extension, release or waiver is made to the provisions of the Credit Agreement (or any Conventional Senior Debt facility replacing the Credit Agreement), (B) any provisions that provide for a minimum period for any notices, other than notices under Article III or (C) any provisions that provide for a minimum borrowing or prepayment amount although no amendment, modification, renewal, extension, release or waiver permitted by this Section 12.04(b)(ii)(C) shall alter the Borrower's obligations to make prepayments associated with Initial Participation Payments and Shortfall, provided that if a Conventional Senior Debt facility shall no longer exist with respect to the Borrower, effective as of such date, the provisions of this Agreement that existed, but for any amendment, modification, renewal, extension, release or waiver permitted by this Section 12.04(b)(ii), shall automatically be restored to their condition as of the Effective Date (as amended, modified, renewed, extended or released with Halliburton's consent), without the necessity for any amendment or other modification of this Agreement; (iii) no amendment, modification, renewal, extension or release and no waiver, other than as provided in (i) above, of any Tranche B Security Instrument shall be effective without the written consent of Halliburton; and (iv) if the Credit Agreement is replaced with a credit facility other than a Conventional Senior Debt facility, no further amendment, modification, renewal, extension, waiver or release of this Agreement nor any Tranche B Security Instrument shall be effective without the written consent of Halliburton.

(c)	In the event that the holders of the Conventional Senior
Debt waive any term or provision thereof, which term or provision is also included in this Agreement, the Lenders hereby authorize and instruct the Agent to execute any and all documents reasonably requested by the Borrower to waive the corresponding provision of this Agreement in the same manner as the waiver with respect to the Conventional Senior Debt, without the need for the consent of the Majority Lenders, but with any additional consents required by
Section 12.04(a) and (b). Any such waiver shall be executed by the Agent contemporaneously with the waiver under the Conventional Senior Debt. Furthermore, even though the proviso to Section 12.04(b)(ii) results in an automatic restoration and deemed amendment of this Agreement, at either the Agent's or Halliburton's request, a formal amendment shall be entered into to document the restoration of the provisions of this Agreement that existed but for the amendment, modification, renewal, extension, release or waiver permitted by this Section 12.04(b)(ii), which amendment shall not require the prior consent of the Borrower, and the Borrower hereby irrevocably appoints both the Agent and Halliburton as the Borrower's attorney-in-fact, each with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Agent's or Halliburton's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable in connection with such amendment.

Section 12.05  Successors and Assigns.  This Agreement
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12.06 Assignments and Participations. Subject expressly to subsection (g) below and the provisions of Sections
3.08, 3.11 and 3.17:

(a)	The Borrower may not assign its rights or
obligations hereunder or under the Tranche B Notes or any Tranche B Letters of Credit without the prior consent of all of the Lenders, the Agent and Halliburton.

(b)	Any Lender may assign to one or more of its
Affiliates or, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees who are not Affiliates of such Lender, all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Tranche B Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Tranche B Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this
Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

(c)	Each Lender may transfer, grant or assign
participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and
(ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Tranche B Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Tranche B Indebtedness or extend the final maturity of the Tranche B Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Tranche B Commitments or Tranche B Loans or Tranche B Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Tranche B Indebtedness or release all or substantially all of the collateral (except as provided in the Tranche B Loan Documents) supporting any of the Tranche B Commitments or Tranche B Loans or Tranche B Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Tranche B Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be deter-mined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

(d)	The Lenders may furnish any information concerning
the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

(e)	Notwithstanding anything in this Section 12.06 to
the contrary, any Lender may assign and pledge all or any of its Tranche B Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

(f)	Notwithstanding any other provisions of this Section
12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Tranche B Loans under the "Blue Sky" laws of any state.

(g)	Notwithstanding any other provisions of this Section
12.06, no transfer or assignment of the interest or obligations of any Lender or any grant of participations therein shall be permitted hereunder unless a prorata portion of such Lender's Tranche A Commitment is contemporaneously transferred, assigned or conveyed or participated and the transferee agrees to be bound by these transfer restrictions with respect to any future transfer, assignment, conveyance or grant of participations with respect to the Tranche B Commitments and Tranche B Indebtedness.

Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Tranche B Loan Documents or the Tranche B Letters of Credit or the Tranche B Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Tranche B Notes, this Agreement or any Tranche B Security Instrument.

Section 12.08  Counterparts.  This Agreement may be
executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Tranche B Loans and the termination of the Tranche B Commitments. To the extent that any payments on the Tranche B Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Tranche B Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Tranche B Security Instrument shall continue in full force and effect. In such event, each Tranche B Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 12.12  NO ORAL AGREEMENTS.  THE TRANCHE B LOAN
DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE TRANCHE B LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)	THIS AGREEMENT AND THE TRANCHE B NOTES SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE TRANCHE B NOTES.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE
TRANCHE B LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES C.T. CORPORATION LOCATED IN HOUSTON, TEXAS, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANCHE B LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

(d)  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT
OR ANY LENDER OR ANY HOLDER OF A TRANCHE B NOTE TO SERVE
PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE
LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN
ANY OTHER JURISDICTION.


(e)	EACH OF THE BORROWER AND EACH LENDER HEREBY (I)
IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANCHE B SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE TRANCHE B SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.


Section 12.14  Interest.  It is the intention of the
parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Tranche B Loan Documents or any agreement entered into in connection with or as security for the Tranche B Notes, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Tranche B Loan Documents or agreements or otherwise in connection with the Tranche B Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Tranche B Indebtedness (or, to the extent that the principal amount of the Tranche B Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Tranche B Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Tranche B Indebtedness (or, to the extent that the principal amount of the Tranche B Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Tranche B Loans evidenced by the Tranche B Notes until payment in full so that the rate or amount of interest on account of any Tranche B Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section
12.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

Section 12.15  Confidentiality.   In the event that the
Borrower provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information.
 This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any Affiliate of any Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Tranche B Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Tranche B Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty
(30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

Section 12.16  Effectiveness.  This Agreement shall be
effective on the Closing Date (the "Effective Date").

Section 12.17  EXCULPATION PROVISIONS.  EACH OF THE
PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE TRANCHE B SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE TRANCHE B SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE TRANCHE B SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE TRANCHE B SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE TRANCHE B SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE TRANCHE B SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

Section 12.18  Coordinating Provision.  The Tranche B
Lenders and each of their successors and permitted assigns hereby acknowledge by the execution of this Agreement or their acceptance of a transfer, sale, assignment or participation interest in the Tranche B Indebtedness and Tranche B Loan Documents that it is the intention of the parties to this Agreement that each Lender under this Agreement own a "Percentage Share" (as defined in the Credit Agreement) in the Tranche A Indebtedness and the Tranche A Commitments that is equal to the Percentage Share that such Lender holds in the Tranche B Indebtedness and the Tranche B Commitments.
 Notwithstanding this fact, the Credit Agreement and this Agreement are established as two separate facilities to more easily accommodate the potential assignment to Halliburton in accordance with Section 3.17, but it is the intention of the parties to this Agreement that this Agreement and the Credit Agreement be read together as one agreement until such time as there is an assignment to Halliburton pursuant to Section 3.17 hereof. As a result, there are a number of provisions in the Credit Agreement and this Agreement that need to be coordinated to better account for the fact that the same group of Lenders will be holding both the Tranche A Indebtedness and the Tranche B Indebtedness prior to the assignment contemplated pursuant to Section 3.17 hereof. Without limiting the generality of the foregoing, prior to the assignment to Halliburton contemplated by Section 3.17 hereof: (a) any notice that is given to a Lender under this Agreement shall also be deemed to be notice to such Lender under the Credit Agreement; (b) delivery of any item that is required to be delivered under this Agreement shall also be deemed to constitute delivery of such item under the Credit Agreement; (c) any amounts that the Borrower is required to pay to any Lender or to the Agent under this Agreement and the Credit Agreement for expenses, indemnities and other similar matters shall be payable to each Lender or the Agent only once, without duplication; (d) any consent by a Lender to an amendment, waiver or modification to this Agreement shall also constitute consent to the amendment, waiver or modification of the similar provisions of the Credit Agreement, unless expressly indicated otherwise in writing; and (e) any notice by any Lender to the Borrower with respect to any matter that relates equally to this Agreement and the Credit Agreement need only be given by such Lender once, without duplication.

Section 12.19	Lien Releases.  Except with respect to
Brazos A-19, each Lender hereby (a) authorizes the Agent to execute any and all releases of Liens in favor of the Agent in connection with any transfer or conveyance of any Property of the Borrower permitted by Section 9.03, 9.04 or 9.11; (b) authorizes the Agent to execute any and all subordinations required to subordinate the Liens securing the Tranche B Indebtedness to any Liens replacing the Tranche A Security Instruments which are permitted to be granted by Borrower and are permitted to be senior to Liens securing the Tranche B Indebtedness pursuant to Section 9.02(a);
(c) authorizes the Agent to execute any and all releases of Liens in favor of the Agent in the event that the Borrower maintains a facility of Senior Debt with an initial committed principal amount that is available to be drawn of not less than $100,000,000 and such Senior Debt facility is or becomes unsecured, provided that the committed principal amount that is available to be drawn under such Senior Debt facility is not less than $100,000,000 at such time; (d) agrees to the releases described in Section 3.14 hereof and (e) agrees to execute, or to authorize the Agent to execute, any and all releases requested by the Borrower as necessary to permit Borrower to conduct its ordinary course of business with respect to the exploration, production and development of Oil and Gas Properties, including, without limitation, any and all releases required to convey interests in Oil and Gas Properties to (i) Halliburton or its designee as provided in Article 5 of the Participation Agreement; provided, however, in Halliburton's sole discretion, Halliburton may instruct the Agent and Lenders not to release any Tranche B Lien pursuant to this Section 12.19(e)(i) but instead to subordinate such Tranche B Lien to a new Lien to be granted by the Borrower in favor of Halliburton upon the interest in Oil and Gas Properties that is contemplated by Section 5.9 of the Participation Agreement, (ii) MOXY Program Participants (as such term is defined in the Participation Agreement), including, without limitation, Gerald R. Ford, and (iii) Laid Off Interest Participants (as such term is defined in the Participation Agreement). Notwithstanding anything herein to the contrary, in the event (i) MMR has delivered to the Agent the MMR Guaranty in the form of Exhibit D hereto and (ii) there has been no MMR Material Adverse Effect since March 24, 2000, as determined by Halliburton in its reasonable discretion, then Halliburton shall consent to either of the following at the direction of the
Borrower: (x) the execution by the Tranche A Agent and the Tranche B Agent of a document nullifying the subordination contained in the Subordination Agreement concerning the Liens upon Brazos A-19 or
(y) the release by the Tranche B Agent of the Liens on Brazos A-19 securing the Tranche B Indebtedness. Each Lender hereby authorizes the Agent to release the Liens on Brazos A-19 securing the Tranche B Indebtedness or the subordination as to the Liens on Brazos A-19 in accordance with the provisions of the preceding sentence.

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:					McMoRan OIL & GAS LLC


By:/s/Robert R. Boyce
  --------------------
Name: Robert R. Boyce
Title: Treasurer

Address for Notices:

1615 Poydras Street
New Orleans, Louisiana 70112
Telecopier:	 (504) 582-4511

Telephone:	 (504) 582-4144

Attention: Treasurer


with copy to:

Jones, Walker, Waechter,
Poitevent,Carrere & Denegre,  L.L.P.
201 St. Charles Avenue
50th Floor
New Orleans, Louisiana  70170
Telephone:	(504) 582-8000
Facsimile:	(504) 582-8583
Attention: Relationship
Partner

LENDER AND AGENT:		CHASE BANK OF TEXAS, NATIONAL
  ASSOCIATION, Individually and as Agent


By:/s/ Russell A. Johnson
  -----------------------
Name:  Russell A. Johnson
Title:  Vice President


Lending Office for Tranche B
Base Rate Loans
and Tranche B Eurodollar Loans
and Address
for Notice:

Chase Bank of Texas, National
Association
One Chase Manhattan Plaza
New York, New York 10081
Telecopier No. 212/552-2261
Telephone No. 212/552-7307

Attn:	Paul Anemone

with copies to:

Chase Bank of Texas, National
Association
600 Travis, 20th Floor
Houston, Texas  77002
Telecopier No. 713/216-4117
Telephone No. 713/216-8869

Attn:  Peter Licalzi

Chase Bank of Texas, National
Association
One Chase Manhattan Plaza, 8th
Floor
New York, New York 10081
Telecopier No. 212/552-7490
Telephone No. 212/552-7943

Attn: Muniram Appanna

BANK OF MONTREAL


By:/s/ James Whirmore
   ------------------
Name: 	James Whitmore
Title: 	Director

Lending Office for Tranche B
Base Rate
Loans and  Tranche B Eurodollar Loans
and Address for Notice:

Bank of Montreal
115 S. LaSalle, 11th Floor
Chicago, Illinois 60603
Telecopier No.: 312/750-6061
Telephone No.: 312/750-5947

Attention: Keiko Kuze

with copies to:
Bank of Montreal
700 Louisiana Street, Suite
4400
Houston, Texas 77002

Attention: James Whitmore

HIBERNIA NATIONAL BANK


By:
________________________________
Name:
______________________________
Title:
_______________________________

Lending Office for Tranche B
Base Rate
Loans and  Tranche B Eurodollar
Loans and
Address for Notice:

Hibernia National Bank
313 Carondelet, Ste. 1300
New Orleans, LA  70130
Telecopier No.: (504) 533-5434
Telephone No.: (504) 533-5717

Attention: Spencer Gagnet

with copies to:

Hibernia National Bank
313 Carondelet, Ste. 1300
New Orleans, LA  70130
Telecopier No.: (504) 533-5434
Telephone No.: (504) 533-3213

Attention: Trudy Nelson